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                         POOLING AND SERVICING AGREEMENT

                                  BY AND AMONG


                        METROPOLITAN ASSET FUNDING, INC.,
                                  AS DEPOSITOR


                  METROPOLITAN MORTGAGE & SECURITIES CO., INC.,
                            SUMMIT SECURITIES, INC.,
                     WESTERN UNITED LIFE ASSURANCE COMPANY,
                      OLD STANDARD LIFE INSURANCE COMPANY,
                                   AS SELLERS


                        METWEST MORTGAGE SERVICES, INC.,
                               AS MASTER SERVICER,


                                       AND


                              THE BANK OF NEW YORK,
                                   AS TRUSTEE



                            ------------------------

                         DATED AS OF _____________, 1996

                            ------------------------




                       MORTGAGE PASS-THROUGH CERTIFICATES
                                  SERIES 1996-A



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

                             ----------------------
                                TABLE OF CONTENTS
                             ----------------------

                                                                            Page
                                                                            ----
                                    ARTICLE I

DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

     Section 2.01.  Conveyance of Mortgage Loans  . . . . . . . . . . . . .   31
     Section 2.02.  Acceptance by Trustee . . . . . . . . . . . . . . . . .   33
     Section 2.03.  Representations and Warranties  of  Each  Seller, the
                    Depositor and the Trustee . . . . . . . . . . . . . . .   34
     Section 2.04.  Substitution of Mortgage Loans  . . . . . . . . . . . .   35
     Section 2.05.  Designation of Interests in REMIC . . . . . . . . . . .   37
     Section 2.06.  Designation of Start-up Day . . . . . . . . . . . . . .   37
     Section 2.07.  Designation of "latest possible maturity date." . . . .   37

                                   ARTICLE III

                      ADMINISTRATION AND SERVICING OF LOANS

     Section 3.01.  The Master Servicer to Act as Servicer  . . . . . . . .   37
     Section 3.02.  Subservicing Arrangements; Enforcement of Servicer's
                    and Sellers' Obligations  . . . . . . . . . . . . . . .   39
     Section 3.03.  Liability of the Master Servicer  . . . . . . . . . . .   39
     Section 3.04.  Collection of Certain Loan Payments; Collection
                    Account . . . . . . . . . . . . . . . . . . . . . . . .   40
     Section 3.05.  Collection of Taxes, Assessments and Similar Items  . .   42
     Section 3.06.  Permitted Withdrawals from the Collection Account . . .   43
     Section 3.07.  Modifications, Waivers, Amendments and Consents . . . .   44
     Section 3.08.  Maintenance of Hazard Insurance and Errors and
                    Omissions and Fidelity Coverage . . . . . . . . . . . .   46
     Section 3.09.  Enforcement of Due-On-Sale Clauses; Assumption
                    Agreements  . . . . . . . . . . . . . . . . . . . . . .   48
     Section 3.10.  Realization upon Defaulted Loans  . . . . . . . . . . .   50
     Section 3.11.  Trustee to Cooperate; Release of Files  . . . . . . . .   53
     Section 3.12.  Servicing and Other Compensation; Payment of Certain
                    Expenses by the Master Servicer . . . . . . . . . . . .   53
     Section 3.13.  Sale of Defaulted Mortgage Loans  . . . . . . . . . . .   54
     Section 3.14.  Annual Statement as to Compliance . . . . . . . . . . .   56
     Section 3.15.  Annual Independent Public Accountants' Servicing
                    Report  . . . . . . . . . . . . . . . . . . . . . . . .   56

     Section 3.16.  Access to Certain Documentation and Information
                    Regarding the Mortgage Loans  . . . . . . . . . . . . .   57
     Section 3.17.  Rights of the Depositor in Respect of the Master
                    Servicer  . . . . . . . . . . . . . . . . . . . . . . .   57
     Section 3.18.  Conversion of Land Sale Contracts . . . . . . . . . . .   57
     Section 3.19.  Regarding Commercial Mortgage Loans . . . . . . . . . .   58

                                   ARTICLE IV

                 MASTER SERVICER'S CERTIFICATE; MONTHLY ADVANCES

     Section 4.01.  Master Servicer's Certificate . . . . . . . . . . . . .   60
     Section 4.02.  Monthly Advances  . . . . . . . . . . . . . . . . . . .   60


                                    ARTICLE V

                           PAYMENTS AND STATEMENTS TO
                       CERTIFICATEHOLDERS; REMIC SERVICING

     Section 5.01.  Distributions . . . . . . . . . . . . . . . . . . . . .   61
     Section 5.02.  Priorities of Distribution  . . . . . . . . . . . . . .   62
     Section 5.03.  Allocation of Net Realized Losses . . . . . . . . . . .   64
     Section 5.04.  Statements to Certificateholders  . . . . . . . . . . .   65
     Section 5.05.  Tax Returns and Reports to Certificateholders . . . . .   69
     Section 5.06.  Tax Matters Person  . . . . . . . . . . . . . . . . . .   70
     Section 5.07.  Rights of the Tax Matters Person in Respect of the
                    Trustee . . . . . . . . . . . . . . . . . . . . . . . .   70
     Section 5.08.  REMIC-Related Covenants . . . . . . . . . . . . . . . .   70

                                   ARTICLE VI

                                THE CERTIFICATES

     Section 6.01.  The Certificates  . . . . . . . . . . . . . . . . . . .   71
     Section 6.02.  Registration of Transfer and Exchange of Certificates .   72
     Section 6.03.  Mutilated, Destroyed, Lost or Stolen Certificates . . .   77
     Section 6.04.  Persons Deemed Owners . . . . . . . . . . . . . . . . .   77

                                   ARTICLE VII

               THE DEPOSITOR, THE SELLERS AND THE MASTER SERVICER

     Section 7.01.  Respective Liabilities of the Depositor, the Sellers
                    and the Master Servicer . . . . . . . . . . . . . . . .   77
     Section 7.02.  Merger or Consolidation of  the Depositor or the Master
                    Servicer  . . . . . . . . . . . . . . . . . . . . . . .   78

     Section 7.03.  Limitation on Liability of the Depositor, the  Seller,
                    the Master Servicer and Others  . . . . . . . . . . . .   78
     Section 7.04.  Depositor and Master Servicer Not to Resign . . . . . .   79

                                  ARTICLE VIII

                                     DEFAULT

     Section 8.01.  Events of Default . . . . . . . . . . . . . . . . . . .   79
     Section 8.02.  Remedies of Trustee . . . . . . . . . . . . . . . . . .   80
     Section 8.03.  Directions by Certificateholders and Duties of Trustee
                    During Event of Default . . . . . . . . . . . . . . . .   81
     Section 8.04.  Action upon Certain Failures of the Master Servicer and
                    upon Event of Default . . . . . . . . . . . . . . . . .   81
     Section 8.05.  Trustee to Act; Appointment of Successor  . . . . . . .   81
     Section 8.06.  Notification to Certificateholders  . . . . . . . . . .   82

                                   ARTICLE IX

                                   THE TRUSTEE

     Section 9.01.  Duties of Trustee . . . . . . . . . . . . . . . . . . .   82
     Section 9.02.  Certain Matters Affecting the Trustee . . . . . . . . .   84
     Section 9.03.  Trustee Not Liable for Certificates . . . . . . . . . .   85
     Section 9.04.  Trustee May Own Certificates  . . . . . . . . . . . . .   85
     Section 9.05.  Eligibility Requirements for Trustee  . . . . . . . . .   85
     Section 9.06.  Resignation and Removal of Trustee  . . . . . . . . . .   86
     Section 9.07.  Successor Trustee . . . . . . . . . . . . . . . . . . .   86
     Section 9.08.  Merger or Consolidation of Trustee  . . . . . . . . . .   87
     Section 9.09.  Appointment of Co-Trustee or Separate Trustee . . . . .   87
     Section 9.10.  Trustee's Fees and Expenses . . . . . . . . . . . . . .   88
     Section 9.11.  Tax Returns . . . . . . . . . . . . . . . . . . . . . .   89

                                    ARTICLE X

                                   TERMINATION

     Section 10.01. Termination upon Purchase by the Master Servicer or
                    Liquidation of All Loans  . . . . . . . . . . . . . . .   89
     Section 10.02. Additional Termination Requirements . . . . . . . . . .   91

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

     Section 11.01. Amendment . . . . . . . . . . . . . . . . . . . . . . .   91
     Section 11.02. Recordation of Agreement  . . . . . . . . . . . . . . .   92
     Section 11.03. Limitation on Rights of Certificateholders  . . . . . .   93
     Section 11.04. Governing Law . . . . . . . . . . . . . . . . . . . . .   94
     Section 11.05. Notices . . . . . . . . . . . . . . . . . . . . . . . .   94
     Section 11.06. Severability of Provisions  . . . . . . . . . . . . . .   94
     Section 11.07. Certificates Nonassessable and Fully Paid . . . . . . .   94
     Section 11.08. Access to List of Certificateholders  . . . . . . . . .   94

     EXHIBIT A--  Form of Face of Senior Certificates   . . . . . . . . . .  A-1
     EXHIBIT B--  Form of Face of Residual Certificates   . . . . . . . . .  B-1
     EXHIBIT C--  [Reserved]  . . . . . . . . . . . . . . . . . . . . . . .  C-1
     EXHIBIT D--  Form of Face of Subordinate Certificates  . . . . . . . .  D-1
     EXHIBIT E--  Form of Reverse of all Certificates . . . . . . . . . . .  E-1
     EXHIBIT F--  [Reserved]  . . . . . . . . . . . . . . . . . . . . . . .  F-1
     EXHIBIT G--  [Reserved]  . . . . . . . . . . . . . . . . . . . . . . .  G-1
     EXHIBIT H--  Request for Release of Documents  . . . . . . . . . . . .  H-1
     EXHIBIT I--  Form of Affidavit regarding Transfer of Residual
                  Certificates Pursuant to Section 6.02 . . . . . . . . . .  I-1
     EXHIBIT J--  Form of Investment Letter . . . . . . . . . . . . . . . .  J-1
     EXHIBIT K--  Form of Master Servicer's Certificate . . . . . . . . . .  K-1
     EXHIBIT L--  Form of Opinion of Counsel Pursuant to Section 6.02 . . .  L-1
     EXHIBIT M--  Lost Note Affidavit . . . . . . . . . . . . . . . . . . .  M-1

     SCHEDULE 1-- Tax Delinquencies . . . . . . . . . . . . . . . . . . . .

     THIS POOLING AND SERVICING AGREEMENT, dated as of _______________, 1996, among Metropolitan Asset Funding, Inc., as depositor (the "Depositor"), Metropolitan Mortgage & Securities Co., Inc., Summit Securities, Inc., Western United Life Assurance Company, and Old Standard Life Insurance Company, as sellers (each, a "Seller"), MetWest Mortgage Services, Inc., as master servicer (together with its permitted successors and assigns, the "Master Servicer") and The Bank of New York, as trustee (together with its permitted successors and assigns, the "Trustee").

                               WITNESSETH THAT:

     In consideration of the mutual agreements herein contained, the Depositor, the Master Servicer, the Sellers and the Trustee agree as follows:

                            PRELIMINARY STATEMENT

     The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. The Trust Fund for federal income tax purposes will consist of a single REMIC. The Certificates will represent the
entire beneficial ownership interest  in the Trust Fund.   The Regular
Certificates will represent the "regular interests" in the REMIC and the Residual Certificates will represent the single "residual interest" in the REMIC. The "latest possible maturity date" for federal income tax purposes of all interests created hereby will be the Latest Possible Maturity Date.

     The following table sets forth characteristics of the Certificates, together with the minimum denominations and integral multiples in excess thereof in which such Classes shall be issuable (except that one Residual Certificate representing the Tax Matters Person Certificate may be issued in a different amount):

                                                         Integral Multiples
            Initial Class                                   in Excess of
             Certificate    Pass-Through     Minimum           Minimum
               Balance          Rate      Denomination      Denomination
               -------          ----      ------------      ------------

Class A-1   $                        %     $                      1
Class A-2                                                         1
Class A-3                                                         1
Class A-4                                                         1
Class B-1                                                         1
Class B-2                                                         1
Class B-3                                                         1
Class B-4                                                         1
Class R              (1)              (2)                         1

- ---------------
     (1) The Class R Certificates will be made up of two payment components, the Class PO Component and the Class Z/IO Component. The Class Certificate Balance of the Class R Certificates for any Distribution Date will be the sum of the Component Balances of each of the Class PO Component and the Class Z/IO Component for such Distribution Date. The Class PO Component will have an Initial Component Balance of $____________ and the Class PO Component will have an Initial Component Balance of $0. The Class R Certificates will have an Initial Class Certificate Balance of $_____________.

    (2) On each Distribution Date to and including the Accretion Termination Date interest will accrete to the Class Z/IO Component in an amount equal to the Class Z/IO Component Interest Amount.

     Set forth below are designations of Classes of Certificates to the categories used herein:


ACCRETION DIRECTED CERTIFICATES    Class A-1, Class A-2, Class A-3,
                                   Class A-4, Class B-1 and Class B-2
                                   Certificates.

ACCRETION CERTIFICATES             Class Z/IO Component.

BOOK-ENTRY CERTIFICATES            All Classes of Certificates other than
                                   the Physical Certificates.

COMPONENT CERTIFICATES             Class R Certificates.

COMPONENTS                         For purposes of calculating distributions,
                                   the Component Certificates will be comprised of two payment components having the designations, Initial Component Balances and entitlements set forth below:

                                                    Initial
                                                    Component      Pass-Through
                                   Designation      Balance            Rate
                                   -----------      -------            -----
                                   Class PO       $                     (1)
                                                  -----------
                                   Class Z/IO          (2)              (3)

                                   ---------------
                                   (1)  The Class PO Component is a "principal
                                   only" Component and will not bear interest.

                                   (2) The initial Component Balance of the
                                   Class Z/IO Component will be zero. However, up to and including the Accretion Termination Date, distributions of interest allocable to the Class Z/IO Component will be added to the Component Balance thereof. On each Distribution Date beginning with the Accretion Termination Date, distributions of interest allocable to the Class Z/IO Component for the preceding month will be paid currently as a distribution of interest to the holders of the related
                                   Class to the extent of Available Funds
                                   available therefor.

                                   (3) On each Distribution Date, the holders of the Class Z/IO Component will be entitled to the Class Z/IO Component Interest Amount (except that up to and including the Accretion Termination Date, such amount will accrete on the Component Balance thereof).

 DELAY CERTIFICATES                All Classes of Certificates.

ERISA-RESTRICTED CERTIFICATES      The Subordinate Certificates.

OFFERED CERTIFICATES               All Classes of Certificates other than the
                                   Private Certificates.

PHYSICAL CERTIFICATES              The Class R and Subordinate Certificates.

PRIVATE CERTIFICATES               Class B-3, Class B-4 and Class R
                                   Certificates.

RATING AGENCIES                    Moody's Investors Service, Inc. and Duff &
                                   Phelps Credit Rating Co.

REGULAR CERTIFICATES               All Classes of Certificates other than the
                                   Class R Certificates.

RESIDUAL CERTIFICATES              Class R Certificates.

SENIOR CERTIFICATES                Class A-1, Class A-2, Class A-3 and
                                   Class A-4 Certificates.

SUBORDINATE CERTIFICATES           Class B-2,  Class B-2,  Class B-3,
                                   Class B-4 and Class R Certificates.


                                  ARTICLE I

                                 DEFINITIONS

     Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

     "ACCRETION AMOUNT" means, with respect to the Class of Accretion Certificates and any Distribution Date up to and including the Accretion Termination Date, the amount distributable as interest on the Accretion Certificates with respect to such Distribution Date pursuant to Section 5.02(a)(x).

     "ACCRETION CERTIFICATES" has the meaning specified in the Preliminary Statement.

     "ACCRETION DIRECTED CERTIFICATES" has the meaning specified in the Preliminary Statement.

     "ACCRETION TERMINATION DATE" means the Distribution Date following the Distribution Date when the Class Certificate Balance of each Class of Offered Certificates has been reduced to zero.

     "ADVANCE" means any Monthly Advance or Servicing Advance.

     "AGREEMENT" means this Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

     "AMORTIZATION PAYMENT" means, as to any REO Loan and any month, the payment of principal and accrued interest due in such month in accordance with the terms of the related Mortgage Note as contemplated by the third paragraph of
Section 3.10.

     "AMOUNT HELD FOR FUTURE DISTRIBUTION" means, as to any Distribution Date, the total of the amounts held in the Collection Account at the close of business on the preceding Determination Date on account of (a) Principal Prepayments and Liquidation Proceeds received or made after the first day of the month of such Distribution Date and (b) all Monthly Payments due after the related Scheduled Due Date.

     "APPRAISAL" means the valuation by an appraiser of a Mortgaged Property which may be based either on a drive by, exterior viewing of the Mortgaged Property or an exterior and interior viewing of the Mortgaged Property, as applicable.

     "APPRAISED VALUE" means, with respect to any Mortgage Loan, the value of the applicable Mortgaged Property, based upon the most recent Appraisal obtained in connection with the acquisition, modification or servicing of the Mortgage Loan by the applicable Seller.

     "ASSIGNMENT OF LAND SALE CONTRACT" means, with respect to each Land Sale Contract, an assignment of the Land Sale Contract and the Seller's interest in the related Mortgaged Property, which may include a Warranty Deed to such Mortgaged Property, in recordable form.

     "ASSIGNMENT OF MORTGAGE" means, with respect to each Mortgage Loan, other than a Land Sale Contract, an assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, prepared in a manner directed by the Depositor, which Assignment of the Mortgage may be in the form of one or more blanket assignments covering mortgages secured by Mortgaged Properties located in the same county, if permitted by law and acceptable for recording.

     "AVAILABLE FUNDS" means, as to any Distribution Date, an amount equal to
(a) the sum of (i) the scheduled installments of interest and principal collected in respect of the Mortgage Loans due on the Scheduled Due Date in the month in which such Distribution Date occurs and received as of the close of business on the immediately preceding Determination Date, (ii) the amount of any Monthly Advance made on the preceding Distribution Account Deposit Date, (iii) the aggregate of Insurance Proceeds and Liquidation Proceeds received during the related Due Period, (iv) the aggregate of the Repurchase Prices for Deleted Loans repurchased on such Distribution Date pursuant to Section 2.02 or 2.03,
(v) the aggregate of the Substitution Adjustment Amounts on such Distribution Date pursuant to Section 2.04, (vi) any amount required to be deposited in the Distribution Account on the immediately preceding Distribution Account Deposit Date pursuant to Section 3.03(a), (vii) all partial and full prepayments on Mortgage Loans received during the related Due Period, reduced by (b) the sum as of the close of business on such Determination Date of (A) the Amount Held for Future Distribution, (B) amounts permitted to be withdrawn by the Master Servicer from the Collection Account in respect of the Mortgage Loans pursuant to clauses (a) through (f), inclusive, and (i) of Section 3.06 and (C) all income from Permitted Investments that are held in the Collection Account for the account of the Master Servicer.

     "BALLOON LOAN" means, any Mortgage Loan that either (a) provides for Monthly Payments based on an amortization term ending at least two months beyond the Calculated Maturity Date for such Mortgage Loan and a final scheduled payment equal to or exceeding $2,500 (each calculated based on ________ 1, 1996 Scheduled Principal Balances) or (b) provides for interest only Monthly Payments on each Due Date prior to the Calculated Maturity Date for such Mortgage Loan and a final scheduled payment equal to the entire principal balance of such Mortgage Loan.

     "BALLOON PAYMENT" means the principal component of a payment due on a Balloon Loan on its maturity date.

     "BANKRUPTCY COVERAGE TERMINATION DATE" means the point of time at which the Current Bankruptcy Amount is reduced to zero.

     "BANKRUPTCY LOSS" means any Deficient Valuation or Debt Service Reduction.

     "BOOK-ENTRY CERTIFICATE" has the meaning specified in the Preliminary Statement.

     "BUSINESS DAY" means any day other than (a) a Saturday or a Sunday or (b) a day on which banking institutions in the State of New York or Washington or in the state where the Corporate Trust Office is located are required or authorized by law or executive order to be closed.

     "CALCULATED MATURITY DATE" means, with respect to any Mortgage Loan, other than a Balloon Loan, the date upon which the Monthly Payment or portion thereof for such Mortgage Loan fully amortizes the Scheduled Principal Balance of such Mortgage Loan as of _________ 1, 1996 and, with respect to any Balloon Loan, the date specified as the maturity date therefor in the related Mortgage Note.

     "CARRY FORWARD LOSS AMOUNT" means, as to any Distribution Date and Class of Regular Certificates, the amount, if any, of any Net Realized Loss (other than an Excess Loss) allocated to such Class of Regular Certificates on a previous Distribution Date which has not been previously added to the Class Certificate Balance thereof pursuant to Section 5.03(d).

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "CERTIFICATE" means any Regular Certificate or Residual Certificate.

     "CERTIFICATEHOLDER OR HOLDER" means the Person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Master Servicer or any affiliate thereof shall be deemed not to be outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect any such consent has been obtained, unless such entity is the registered owner of the entire Class of Certificates; provided, that the Trustee shall not be responsible for knowing that any Certificate is registered in the name of such an affiliate unless one of its Responsible Officers has actual knowledge.

     "CERTIFICATE OWNER" means, with respect to a Book-Entry Certificate, the person who is the beneficial owner of a Book-Entry Certificate.

     "CERTIFICATE REGISTER AND CERTIFICATE REGISTRAR" means the register maintained and the registrar appointed pursuant to Section 6.02.

     "CLASS" means, as to the Certificates, the Class A-1, Class A-2, Class A-3, Class A-4, Class B-1, Class B-2, Class B-3, Class B-4 Certificates or the Residual Certificates, as the case may be.

     "CLASS A-4 PERCENTAGE" means, as to any Distribution Dane, the percentage equivalent of a fraction the numerator of which is the Class Certificate Balance of the Class A-4 Certificates as of such date and the denominator of which is the aggregate of the Class Certificate Balances of all Classes of Certificates (other than the Private Certificates) as of such date.

     "CLASS A-4 PREPAYMENT PERCENTAGE" means, as to any Distribution Date, the product of (a) a fraction, expressed as a percentage, the numerator of which is the Class Certificate Balance of the Class A-4 Certificates immediately prior to such Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of the Class A-4 Certificates and the Subordinate Certificates (other than the Private Certificates) immediately prior to such Distribution Date and (b) the Combined Prepayment Percentage.

     "CLASS A-4 PRINCIPAL DISTRIBUTION AMOUNT" means, as to any Distribution Date, the sum of (a) the Class A-4 Percentage of (i) the principal portion of each Monthly Payment (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on each Mortgage Loan on the related Scheduled Due Date, (ii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by a Seller or the Master Servicer pursuant to this Agreement as of such Distribution Date, (iii) the Substitution Adjustment Amount in connection with any Deleted Loan received with respect to such Distribution Date and (iv) any Insurance Proceeds or Liquidation Proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Loans received during the related Due Period, (b) with respect to any Mortgage Loan that became a Liquidated Loan during the Due Period related to such Distribution Date, either (A) the Class A-4 Prepayment Percentage of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan during the related Due Period, if the Class A-4 Prepayment Percentage greater than 0%, or if the Class A-4 Prepayment Percentage equals 0%, the percentage obtained by dividing the Class A-4 Percentage by the sum of the Senior Percentage and the Class A-4 Percentage of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan during the related Due Period or (B) if any Excess Loss was sustained with respect to such Liquidated Loan during such Due Period, the Class A-4 Percentage, of the amount of the Liquidation Proceeds allocable to principal received with respect to such Mortgage Loan, and (c) the Class A-4 Prepayment Percentage of all Curtailments and Principal Prepayments (including Balloon Payments) received during the related Due Period.

   "CLASS CERTIFICATE BALANCE" means, as to any Distribution Date and any Class of Regular Certificates, the related Initial Class Certificate Balance, reduced by the sum of (a) the amount distributed to Holders of such Class of Certificates on prior Distribution Dates and allocable to principal and (b) the amount of the related Net Realized Losses previously applied in reduction of the Class Certificate Balance of such Class pursuant to Section 5.03 hereof, and increased by the amount of any Accretion Amount added to the Class Certificate Balance of such Class pursuant to Section 5.03(d) hereof. As to any Distribution Date and the Class R Certificates, the sum of the Component Balances of the Class R Certificates as of such Distribution Date.

     "CLASS INTEREST SHORTFALL" means, as to any Distribution Date and each Class of Regular Certificates, the amount by which the amount described in clause (a) of the definition of Class Optimum Interest Distribution Amount for the related Class of Certificates exceeds the amount of interest actually distributed with respect to such Class of Certificates on such Distribution Date.

     "CLASS OPTIMUM INTEREST DISTRIBUTION AMOUNT" means, as to any Distribution Date and each Class of Regular Certificates, the sum of (a) one month's interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the applicable Class Certificate Balance outstanding immediately prior to such Distribution Date, subject to reduction pursuant to Section 5.02(b), and
(b) any Class Unpaid Interest Shortfall for such Class.

     "CLASS PO COMPONENT" has the same meaning given in the Preliminary
Statement.

     "CLASS UNPAID INTEREST SHORTFALL" means, as to any Distribution Date and each Class of Regular Certificates, the amount by which the aggregate Class Interest Shortfalls for such Class on prior Distribution Dates exceeds the amount of interest actually distributed on such Class on such prior Distribution Dates as described in clause (ii) of the definition of Class Optimum Interest Distribution Amount.

     "CLASS Z/IO COMPONENT" has the same meaning given in the Preliminary Statement.

     "CLASS Z/IO COMPONENT INTEREST AMOUNT" means, as to any Distribution Date, the sum of, (a) with respect to each Mortgage Loan with a Mortgage Rate in excess of _______%, the product of (i) the Scheduled Principal Balance for such Mortgage Loan as of the Scheduled Due Date in the month for such Distribution Date and (ii) the excess of such Mortgage Rate thereon over ______%, (b) with respect to each Class of Offered Certificates, the product of (i) the Class Certificate Balance of such Class for such Distribution Date and (ii) the excess of ____% over the related Pass-Through Rate, subject to reduction pursuant to
Section 5.02(b), and (c) the sum of the amounts, if any, by which the amount described in clauses (a) and (b) above on each prior Distribution Date exceeded the amount actually distributed or accreted as interest on such prior Distribution Dates and not subsequently distributed or accreted.

     "CLOSING DATE" means ___________, 1996.

     "CODE" means the Internal Revenue Code of 1986, as the same may be amended from time to time.

     "COLLECTION ACCOUNT" means the segregated account or accounts established and maintained by the Master Servicer pursuant to Section 3.04(b). Such accounts shall be titled "The Bank of New York, as Trustee, for the benefit of Certificateholders of Metropolitan Asset Funding, Inc. Mortgage Pass-Through Certificates, Series 1996-A Collection Account" and shall each be an Eligible Account. Funds deposited in the Collection Account (other than any income on Permitted Investments included therein) shall be held in trust for Certificateholders.

     "COMBINED PREPAYMENT PERCENTAGE" means, as to any Distribution Date, the difference between 100% and the Senior Prepayment Percentage for such date.

     "COMMERCIAL MORTGAGE LOAN" shall mean a Mortgage Loan secured by a multifamily residential property or a commercial property including an office building, shopping center, retail store, hotel or motel, nursing home or other health-care related facility, mobile home or recreational vehicle park, warehouse facility, mixed use or other type of income-producing property.

     "COMMERCIAL PROPERTY" means, with respect to a Commercial Mortgage Loan, the real property securing such Mortgage Loan.

     "COMPONENT" has the meaning specified in the Preliminary Statement.

     "COMPONENT BALANCE" means, with respect to any Component and any Distribution Date, the Initial Component Balance thereof on the Closing Date,
(a) less the sum of all amounts applied in reduction of the principal balance of such Component and Net Realized Losses allocated thereto on previous Distribution Dates and (b) in the case of the Accretion Certificates, increased by all Accretion Amounts added to the Component Balance thereof prior to such Distribution Date.

     "COMPONENT CERTIFICATES" has the meaning specified in the Preliminary Statement.

     "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any particular time its corporate business shall be administered, which office at the date of the execution of this instrument is located at 101 Barclay Street, 12E, New York, New York 10286 Attention: Mortgage-Backed Securities Group , Facsimile Number: (212) 815-4135).

     "CREDIT SUPPORT TERMINATION DATE" means the date at which the Class Certificate Balances of all of the Subordinate Certificates are reduced to zero.

     "CURRENT BANKRUPTCY AMOUNT" means, as of any Determination Date, the Current Bankruptcy Amount shall equal the Initial Bankruptcy Coverage Amount as reduced by the aggregate amount of Bankruptcy Losses previously incurred during the period from the Cutoff Date through the last day of the month immediately preceding the Due Period related to such Distribution Date; provided, however, that such amount may be reduced from time to time with the written consent of the Rating Agencies without resulting in a downgrading of the then current rating of the Certificates.

     "CURTAILMENT" means, with respect to any Mortgage Loan, any payment of principal received in advance of its Scheduled Due Date other than a Principal Prepayment in Full.

     "CUSTODIAN" means The Bank of New York, having an office at 101 Barclay Street, 12E, New York, New York 10286, Attention: Mortgage-Backed Securities Group, Facsimile Number: (212) 815-4135.

     "CUTOFF DATE" means ___________ 1, 1996.

     "CUTOFF DATE POOL PRINCIPAL BALANCE" means the aggregate of the Cutoff Date Principal Balances of the Mortgage Loans which is $___________________.

     "CUTOFF DATE PRINCIPAL BALANCE" means, as to any Mortgage Loan, the Scheduled Principal Balance thereof on the Cutoff Date.

     "DEBT SERVICE REDUCTION" means, as to any Mortgage Loan and any Determination Date, the excess of (a) the installment of principal and interest due on the related Scheduled Due Date under the terms of such Mortgage Loan over
(b) the amount of the monthly payment of principal and/or interest required to be paid with respect to such Scheduled Due Date by the Mortgagor as established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.); provided that no such occurrence shall be considered a Debt Service Reduction so long as the Master Servicer is pursuing an appeal of the court order giving rise to any such modification and (i) such Mortgage Loan is not in default with respect to payment due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cutoff Date or (ii) scheduled monthly payments of principal and interest are being advanced by the Master Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cutoff Date.

     "DEBT SERVICE REDUCTION LOAN" means any Mortgage Loan that became the subject of a Debt Service Reduction.

     "DEFICIENT VALUATION" means, as to any Mortgage Loan and any Determination Date, the excess of (a) the then outstanding indebtedness under such Mortgage Loan over (b) the secured valuation thereof established by a court of competent jurisdiction (pursuant to an order which has become final and nonappealable) as a result of a proceeding initiated by or against the related Mortgagor under the Bankruptcy Code, as amended from time to time (11 U.S.C.), pursuant to which such Mortgagor retained such Mortgaged Property; provided that no such occurrence shall be considered a Deficient Valuation so long as the Master Servicer is pursuing an appeal of the court order giving rise to any such modification and (i) such Mortgage Loan is not in default with respect to payments due thereunder in accordance with the terms of such Mortgage Loan as in effect on the Cutoff Date or (ii) scheduled monthly payments of principal and interest are being advanced by the Master Servicer in accordance with the terms of such Mortgage Loan as in effect on the Cutoff Date.

     "DEFICIENT VALUATION LOAN" means any Mortgage Loan that became the subject of a Deficient Valuation.

     "DEFINITIVE CERTIFICATES" has the meaning given in Section 6.02.

     "DELETED LOAN" means any Mortgage Loan which is required to be repurchased pursuant to Section 2.02 or 2.03.

     "DELINQUENT INSTALLMENTS" means, with respect to a Distribution Date, the aggregate of interest installments at the related Mortgage Interest Rate (net of the Master Servicing Fee Rate for such Mortgage Loan), together with the aggregate of principal installments on the Mortgage Loans due from and payable by Mortgagors on the related Scheduled Due Date, but not paid as of the close of business on the related Determination Date, regardless of whether the unpaid installments are a result of a bankruptcy court's reduction of the principal balance of or the interest rate on a Mortgage Loan, including a reduction in interest payable as a result of a principal reduction during the pendency of a proceeding under the Bankruptcy Code, or a reduction resulting from the extension of the term of a Mortgage Loan by the bankruptcy court.

     "DENOMINATION" means, with respect to each Certificate, the amount set forth on the face thereof as the "Initial Class Certificate Balance of this Certificate."

     "DEPOSITOR" means Metropolitan Asset Funding, Inc., and its successors or assigns.

     "DEPOSITORY" means, initially, The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in
Section 8-102(3) of the Uniform Commercial Code of the State of New York.

     "DEPOSITORY PARTICIPANT" means a broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

     "DETERMINATION DATE" means, as to any Distribution Date, the third Business Day preceding such Distribution Date.

     "DISTRIBUTION ACCOUNT" means the segregated account or accounts established and maintained by the Master Servicer pursuant to Section 3.04(c). Such accounts shall be titled "The Bank of New York, as Trustee, for the benefit of Certificateholders of Metropolitan Asset Funding, Inc. Mortgage Pass-Through Certificates, Series 1996-A Distribution Account" and shall each be an Eligible Account. Funds deposited in the Distribution Account (other than any income on Permitted Investments included therein) shall be held in trust for Certificateholders.

     "DISTRIBUTION ACCOUNT DEPOSIT DATE" means, as to any Distribution Date, the Business Day preceding such Distribution Date.

     "DISTRIBUTION DATE" means the twentieth day of each month beginning __________ 1996 or, if such twentieth day is not a Business Day, the Business Day immediately following.

     "DUE DATE" means, as to any Mortgage Loan, the date in each calendar month specified in the related Mortgage Note on which the Monthly Payment is due.

     "DUE PERIOD" means, with respect to any Distribution Date, the period from and including the second day of the month preceding the month of such Distribution Date through and including the first day of the month of such Distribution Date.

     "DUFF & PHELPS" means Duff & Phelps Credit Rating Company, or any successor thereto.

     "ELIGIBLE ACCOUNT" means either (a) a segregated account or accounts maintained at the Trustee, provided that the short-term unsecured debt obligations of the Trustee are rated at least "P-1" by Moody's and "D-1" by Duff & Phelps, or (b) a segregated account or accounts maintained with an institution whose deposits are insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC, the unsecured and uncollateralized debt obligations of which shall be rated at least "A1" by Moody's and "A" by Duff & Phelps, and which has a short-term rating of at least "P-1" by Moody's and "D-1" by Duff & Phelps, and which is either (i) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (ii) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (iii) a national banking association duly organized, validly existing and in good standing under the federal banking laws and (iv) a principal subsidiary of a bank holding company or (c) a trust account maintained with the trust department of a federal or state chartered depository institution or of a trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA-RESTRICTED CERTIFICATES" has the meaning given in the Preliminary Statement.

     "ESCROW ACCOUNT" means the Escrow Account or Accounts established and maintained pursuant to terms of the Mortgage Loans.

     "EVENT OF DEFAULT" has the meaning given in Section 8.01.

     "EXCESS LOSS" means the amount of any (a) Fraud Loss realized after the Fraud Loss Coverage Termination Date, (b) Special Hazard Loss after the Special Hazard Coverage Termination Date or (c) Bankruptcy Loss after the Bankruptcy Coverage Termination Date.

     "EXPENSES" means, as to each Mortgage Loan, the sum of the Master Servicing Fee and Trustee Fee.

     "EXPENSE FEE" means, as to each Mortgage Loan and Distribution Date the sum of one-twelfth of the Master Servicing Fee and Trustee Fee multiplied by the Scheduled Principal Balance of such Mortgage Loan on the Due Date in the month preceding such Distribution Date.

     "EXPENSE RATE" means, as to each Mortgage Loan, the sum of the Master Servicing Fee Rate and the Trustee Fee Rate.

     "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

     "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

     "FILE" means either a Mortgage File or Land Sale Contract File, as applicable.

     "FINAL DISTRIBUTION DATE" means the Distribution Date on which the final distribution in respect of the Certificates will be made pursuant to Section 10.01.

     "FNMA" means the Federal National Mortgage Association, or any successor thereto.

     "FRAUD COVERAGE TERMINATION DATE" means the point of time at which the Fraud Loss Coverage Amount is reduced to zero.

     "FRAUD LOAN" means any Liquidated Loan as to which a loss is sustained because of fraud, dishonesty or misrepresentation.

     "FRAUD LOSS" means, as to any Fraud Loan, the Net Realized Loss with respect thereto.

     "FRAUD LOSS COVERAGE AMOUNT" means, as of any Distribution Date an amount equal to, (a) during the period from the Cutoff Date to the first anniversary thereof, the Initial Fraud Loss Coverage Amount, reduced by Fraud Losses allocated to the Certificates since the Closing Date, (b) during the period from the first anniversary to the second anniversary of the Cutoff Date, an amount equal to the lesser of (i) 2% of the Pool Scheduled Principal Balance immediately prior to each such anniversary reduced by Fraud Losses allocated to the Certificates since such anniversary and (ii) the excess of the Initial Fraud Loss Coverage Amount over the cumulative amount of Fraud Losses allocated to the Certificates prior to such Distribution Date, (c) during the period from the second anniversary to the fifth anniversary of the Cutoff Date, an amount equal to the lesser of (i) 1% of the Pool Scheduled Principal Balance immediately prior to each such anniversary reduced by Fraud Losses allocated to the Certificates since such anniversary and (ii) the excess of the Initial Fraud Loss Coverage
Amount over the cumulative amount of Fraud Losses allocated to the Certificates prior to such Distribution Date, and (d) after the fifth anniversary of the Closing Date, zero. The Fraud Loss Coverage Amount may be further reduced from time to time below the amounts specified above with the written consent of the Rating Agencies and without resulting in a downgrading of the then current rating of the Certificates.

     "FRAUD LOSS COVERAGE TERMINATION DATE" means the point in time at which the Fraud Loss Coverage Amount is reduced to zero.

     "Hazardous Materials" means any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations now existing or hereafter enacted, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls ("PCBs"), radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

     "INDEPENDENT," when used with respect to any specified Person, means such a Person who (a) is in fact independent of the Depositor or the Master Servicer,
(b) does not have any direct financial interest or any material indirect financial interest in the Depositor or the Master Servicer or in an affiliate of either, and (c) is not connected with the Depositor or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

     "INITIAL BANKRUPTCY COVERAGE AMOUNT" means $__________________.

     "INITIAL CLASS CERTIFICATE BALANCE" means, as to each Class of Certificates, the aggregate of the Initial Class Certificate Balances of all Certificates of the same Class, which is as set forth in the Preliminary Statement. As to each Certificate of the same Class of Certificates, "INITIAL CLASS CERTIFICATE BALANCE" means the Initial Class Certificate Balance set forth on the face thereof.

     "INITIAL COMPONENT BALANCE" has the meaning specified in the Preliminary Statement.

     "INITIAL FRAUD LOSS COVERAGE AMOUNT" means $__________________.

     "INITIAL SPECIAL HAZARD COVERAGE AMOUNT" means $_____________.

     "IMPROVEMENT LOAN" has the meaning given defined in Section 3.18.

     "INSURANCE PROCEEDS" means proceeds paid by any insurer pursuant to any insurance policy covering a Mortgaged Property, including any amounts required to be paid pursuant to Section 3.08, in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

     "INSURED EXPENSES" means expenses in connection with a Mortgage Loan covered by any insurance policy.

     "INTEREST ACCRUAL PERIOD" means, as to any Distribution Date and each Class of Certificates, the calendar month preceding the month of such Distribution Date (for purposes of calculating interest, such calendar month shall be deemed to consist of 30 days).

     "LAND SALE CONTRACT" means a contract, together with all amendments and modifications thereto, for the sale of real estate and the improvements thereon pursuant to which the Mortgagor promises to pay the amount due thereon to the holder thereof and pursuant to which fee title to the related Mortgaged Property is held by such holder until the Mortgagor has made all of the payments required pursuant to such contract, at which time fee title is conveyed to the Mortgagor.

     "LAND SALE CONTRACT FILE" means, with respect to each Land Sale Contract, each of the following items:

          (a) the original Land Sale Contract with evidence of recording indicated thereon or if the evidence of recording is not indicated on such Land Sale Contract, a Memorandum of Land Sale Contract with evidence of recording indicated thereon;

          (b) assignment of Land Sale Contract in recordable form to the Trustee;

          (c) original Title Insurance Policy (or duplicate policy) or a true and correct copy thereof;

          (d) all assumption, modification and substitution agreements in those instances where the terms or provisions of the Land Sale Contract have been modified or assumed;

          (e) Warranty Deed in the name of the Trustee, if not included in the Assignment of Land Sale Contract; and

          (f) all original recorded intervening assignments, if any, of the Land Sale Contract, if available, and if not available, a copy of such recorded intervening assignments of the Land Sale Contract, with recording information thereon, in either case showing a complete chain of assignment from the originator of the Land Sale Contract to the applicable Seller.

     "LATEST POSSIBLE MATURITY DATE" means the Distribution Date following the third anniversary of the Calculated Maturity Date of the Mortgage Loans having the latest Calculated Maturity Date as of the Cutoff Date.

     "LIEN" means a security interest, lien, charge, pledge, equity or encumbrance of any kind.

     "LIQUIDATED DEFICIENT VALUATION LOAN" means any Mortgage Loan that became the subject of a Deficient Valuation after the Bankruptcy Coverage Termination Date and subsequently became a Liquidated Loan.

     "LIQUIDATED DEFICIENT VALUATION LOSS" means, as to any Liquidated Deficient Valuation Loan, the Net Realized Loss with respect thereto.

     "LIQUIDATED LOAN" means any Mortgage Loan as to which a default has occurred and is continuing and the Master Servicer has determined that all amounts which it expects to recover from or on account of such Mortgage Loan have been recovered.

     "LIQUIDATION EXPENSES" means any expenses which are incurred by the Master Servicer in connection with the liquidation or foreclosure (or attempted liquidation or foreclosure) of any defaulted Mortgage Loan and not recovered by the Master Servicer under any insurance policy, such expenses including, without limitation, legal fees and expenses, any unreimbursed amount expended by the Master Servicer pursuant to Section 3.10 (to the extent such amount is reimbursable under the terms of Section 3.10) respecting the related Mortgage Loan and any related and unreimbursed expenditures for real estate property taxes or for property restoration or preservation.

     "LIQUIDATION PERIOD" means the period beginning on the date of adoption by the Residual Certificateholders of a plan of complete liquidation of the Pool and ending on the day that is 90 days after the date such plan is adopted pursuant to Section 10.02.

     "LIQUIDATION PROCEEDS" means cash amounts (including Insurance Proceeds and REO Proceeds) received or paid by the Master Servicer in connection with: (a) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation; (b) the liquidation of a Mortgaged Property or other collateral constituting security for a defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; and (c) the realization upon any deficiency judgment obtained against a Mortgagor.

     "LOAN PURCHASE AGREEMENT" means each mortgage loan purchase agreement dated as of _____________, 1996, between a Seller and Metropolitan Asset Funding, Inc. as purchaser with respect to the sale of the related Mortgage Loans.

     "LOAN-TO-VALUE RATIO" means, with respect to any Mortgage Loan and as of any date, the fraction, expressed as a percentage, the numerator of which is the Scheduled Principal Balance of such Mortgage Loan as of such date and the denominator of which is the Appraised Value.

     "LOST NOTE AFFIDAVIT" means the Lost Note Affidavit signed by the Seller, a form of which is attached hereto as Exhibit M, or in the case of a Lost Note Affidavit received by the applicable Seller prior to the Closing Date, a Lost Note Affidavit signed by the seller of the related Mortgage Note to the Seller in the form received by such Seller.

     "MAJORITY CERTIFICATEHOLDER" means, with respect to any Class of Certificates and as of any date of determination, any single Holder of Certificates or such Class entitled to more than 50% of the Voting Rights allocated to such Class.

     "MASTER SERVICER" means MetWest Mortgage Services, Inc., or its successor in interest, or any successor master servicer appointed as herein provided.

     "MASTER SERVICER'S CERTIFICATE" means a certificate completed by and executed on behalf of the Master Servicer in accordance with Section 4.01.

     "MASTER SERVICING FEE" means the amount payable to the Master Servicer pursuant to the first sentence of Section 3.12 hereof.

     "MASTER SERVICING FEE RATE" means, as to any Mortgage Loan and REO Loan, .75% per annum.

     "MEMORANDUM OF LAND SALE CONTRACT" means the written summary of certain terms of a Land Sale Contract that is acceptable for recording with the applicable public recording office under the laws of the jurisdiction in which the Mortgaged Property is situated.

     "METROPOLITAN" means Metropolitan Mortgage & Securities Co., Inc., or any successor thereto.

     "MONTHLY ADVANCE" means, as to any Distribution Date, the aggregate of the advances made by the Master Servicer pursuant to Section 4.02, the amount of any such Monthly Advance being equal to the sum of (a) the Delinquent Installments on the Mortgage Loans for the Scheduled Due Date in the month of such Distribution Date and (b) in certain limited circumstances, the amount described in the last sentence of Section 4.02, to the extent that the Master Servicer determines that such Monthly Advance will not be a Nonrecoverable Advance (except with respect to the principal portion of the Monthly Payment described in the last sentence of Section 4.02).

     "MONTHLY PAYMENT" means the scheduled monthly payment of principal and/or interest on a Mortgage Loan which is payable by a Mortgagor under the applicable Mortgage Note.

     "MOODY'S" means Moody's Investors Service, Inc., or any successor thereto.

     "MORTGAGE" means either the mortgage, deed of trust or other security instrument creating a first lien on a Mortgaged Property (other than a Mortgaged Property that is the subject of a Land Sale Contract) securing a Mortgage Loan (other than a Mortgage Loan that is a Land Sale Contract) including all required riders, or creating a first lien on a leasehold interest.

     "MORTGAGE FILE" means, with respect to each Mortgage Loan, other than a Land Sale Contract, each of the following items:

          (a) the Mortgage Note, endorsed in the following form: "Pay to the order of The Bank of New York, as Trustee, under the Pooling and Servicing Agreement, dated as of _____________, 1996 for Mortgage Pass-Through Certificates, Series 1996-A, without recourse," and showing an unbroken chain of endorsements from the originator thereof to the Person endorsing it to the Trustee or a Lost Note Affidavit;

          (b) the original Mortgage with evidence of recording indicated thereon or a copy of the Mortgage, with recording information thereon, certified by the applicable public recording office to be a true and complete copy of the original Mortgage submitted for recording;

          (c) assignment of Mortgage in recordable form (which may be included in a blanket assignment or assignments) to the Trustee;

          (d) original Title Insurance Policy (or duplicate policy) or a true and correct copy thereof;

          (e) all assumption, modification and substitution agreements in those instances where the terms or provisions of the Mortgage or Mortgage Note have been modified or the Mortgage or the Mortgage Note have been assumed; and

          (f) all original recorded intervening assignments, if any, of the Mortgage, if available, and if not available, a copy of such recorded intervening assignments of Mortgage, with recording information thereon, in either case showing a complete chain of assignment from the originator of the Mortgage Loan to the applicable Seller.

     "MORTGAGE INTEREST RATE" means the fixed annual rate at which interest accrues on any Mortgage Loan in accordance with the provisions of the applicable Mortgage Note.

     "MORTGAGE LOAN" means any of the fixed-rate, first-lien Single Family Mortgage Loans, Commercial Mortgage Loans and Land Sale Contracts transferred and assigned to the Trustee pursuant to Section 2.01 (including REO Loans), including, without limitations, any mortgage loans and Land Sale Contracts that are Replacement Loans, all such Mortgage Loans being identified in the Mortgage Loan Schedule.

     "MORTGAGE LOAN SCHEDULE" means, as of any date of determination, the schedule of Mortgage Loans included in the Pool. The initial schedule of such Mortgage Loans with respect to each Seller as of the Cutoff Date is attached as Exhibit A to the respective Loan Purchase Agreement and together they constitute the Mortgage Loan Schedule hereunder:

     "MORTGAGE NOTE" means, with respect to each Mortgage Loan, the original executed note or other evidence of indebtedness, including, in the case of a Land Sale Contract, a promise to pay which is the integral part of a Land Sale Contract, evidencing the indebtedness of a Mortgagor under such Mortgage Loan together with any loan riders, if applicable, and as amended or modified.

     "MORTGAGED PROPERTY" means the residential, multifamily or commercial property securing or the subject of a Mortgage Loan.

     "MORTGAGOR" means the obligor on a Mortgage Note or Land Sale Contract.

     "NET LIQUIDATION PROCEEDS" means, as to any Liquidated Loan, Liquidation Proceeds net of Liquidation Expenses.

     "NET MORTGAGE INTEREST RATE" means, as to any Mortgage Loan, such Mortgage Loan's Mortgage Interest Rate reduced by the Expense Rate.

     "NET PREPAYMENT INTEREST SHORTFALLS" means, as to any Distribution Date, the amount by which the aggregate of Prepayment Interest Shortfalls during the Due Period immediately preceding the month of such Distribution Date exceeds two-thirds of the Master Servicing Fee for such period before any reduction in the Master Servicing Fee in respect of Prepayment Interest Shortfalls.

     "NET REALIZED LOSS" means any of the following:

          (a) as to any Liquidated Loan, the amount, if any, by which (i) the Scheduled Principal Balance of such Liquidated Loan or the Reduced Scheduled Principal Balance if such Liquidated Loan is a Liquidated Deficient Valuation Loan exceeds (ii) the portion of Net Liquidation Proceeds realized thereon that is applied to a reduction of the principal balance of such Mortgage Loan;

          (b) as to any Mortgage Loan that is subject to a Debt Service Reduction and as to any Determination Date, the lesser of (i) the excess, if any, of (i) the principal component of the monthly installment of principal and interest (without giving effect to the Debt Service Reduction) over (ii) the amount applied in reduction of the principal balance of such Mortgage Loan on the related Due Date (from Insurance Proceeds, Liquidation Proceeds or payments by the Mortgagor) and (iii) the principal component of such Debt Service Reduction for such Due Date; and

          (c) (i) as to any Mortgage Loan that is a Liquidated Deficient Valuation Loan, the amount of the related Deficient Valuation and (ii) as to any Mortgage Loan that experiences a Deficient Valuation prior to the Bankruptcy Coverage Termination Date, the Deficient Valuation with respect thereto.

     "NET SPECIAL HAZARD LOSSES" means, as to any Special Hazard Loan, the Net Realized Loss with respect thereto.

     "NONRECOVERABLE ADVANCE" means any Advance or any portion of an Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan which has not been previously reimbursed and which, in the good faith judgment of the Master Servicer, will not or, in the case of a proposed Advance, would not be ultimately recoverable from late payments, Insurance Proceeds or Liquidation Proceeds or other recoveries in respect of the related Mortgage Loan or REO Loan. The determination by the Master Servicer that it has made a Nonrecoverable Advance or that any proposed Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by a certificate of a Servicing Officer of the Master Servicer delivered to the Trustee and the Depositor and detailing the reasons for such determination.

     "NON-U.S. PERSON" means an individual, corporation, partnership or other person other than a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust that is subject to U.S. federal income tax regardless of the source of its income.

     "OFFERED CERTIFICATES" has the meaning specified in the Preliminary Statement.

     "OFFICERS' CERTIFICATE" means a certificate signed by the Chairman of the Board, Vice Chairman of the Board, President, a Vice President and by the Treasurer, the Secretary or one of the Assistant Treasurers or Assistant Secretaries, or any other duly authorized officer of the Depositor or the Master Servicer, as the case may be, and delivered to the Trustee.

     "OLD STANDARD" means Old Standard Life Insurance Company, or any successor thereto.

     "OPINION OF COUNSEL" means a written opinion of counsel, who may be counsel for the Depositor, the Sellers or the Master Servicer, including in-house counsel, acceptable to the Trustee; provided, however, that with respect to the interpretation or application of the REMIC Provisions, such counsel must (a) in fact be independent of the Depositor, the Sellers and the Master Servicer, (b) not have any direct financial interest in the Depositor, the Sellers or the Master Servicer or in any of their affiliates, and (c) not be connected with the Depositor, the Sellers or the Master Servicer as an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions.

     "ORIGINAL LOANS" means the Mortgage Loans identified in the Mortgage Loan Schedule, and conveyed, transferred, sold and assigned to, and deposited with, the Trustee pursuant to Section 2.01 hereof on the Closing Date.

     "ORIGINAL SUBORDINATE CERTIFICATE BALANCE" means $___________________.

     "ORIGINAL TERM" means, with respect to any Mortgage Loan, the period commencing on the date that the first Monthly Payment was due as specified in the related Mortgage Note and ending on the Calculated Maturity Date for such Mortgage Loan.

     "OUTSTANDING LOAN" means, as to any Due Date, a Mortgage Loan which was not the subject of a Principal Prepayment in Full prior to such Scheduled Due Date, which did not become a Liquidated Loan prior to such Scheduled Due Date and which was not purchased prior to such Scheduled Due Date pursuant to
Section 2.02 or 2.03.

     "OWNERSHIP INTEREST" means, as to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

     "PASS-THROUGH RATE" means, as to each Class of Regular Certificates, the per annum rate set forth or described in the Preliminary Statement.

     "PAYING AGENT" means The Bank of New York, or such other successor paying agent appointed by the Trustee which is authorized to make distributions with respect to the Certificates on behalf of the Trustee.

     "PERCENTAGE INTEREST" means, as to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

     "PERMITTED INVESTMENTS" means one or more of the following:

          (a) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States, FHLMC, FNMA, the Farm Credit Banks (but only if acceptable to the Rating Agencies), the Student Loan Marketing Association (but only with respect to obligations backed by letters of credit or senior obligations) or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States; provided, however, that no instrument or security evidences a right to receive only interest payments or the right to receive principal and interest payments derived from the underlying investment which provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying instrument;

          (b) repurchase agreements with an entity whose unsecured obligations are rated not less than "A1" by Moody's and "A" by Duff & Phelps with respect to any security described in clause (a) above or any other security issued or guaranteed by an agency or instrumentality of the United States, the obligations of which are backed by the full faith and credit of the United States;

          (c) federal funds, certificates of deposit, time deposit and bankers' acceptances of any U.S. bank or trust company incorporated under the laws of the United States or any state, provided that the unsecured short-term debt obligations of such bank or trust company at the date of acquisition thereof have a rating of not less than "P-1" from Moody's and "D-1" from Duff & Phelps; and money market funds which receive the highest rating from Moody's and Duff & Phelps;

          (d) any demand or time deposit or certificate of deposit which is fully insured by the FDIC; and

          (e) commercial paper of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has a rating of not less than "P-1" from Moody's and "D-1" from Duff & Phelps.

     "PERMITTED TRANSFEREE" means any Person other than (a) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (b) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (c) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code section 521), (d) rural electric and telephone cooperatives described in Code section 1381(a)(2)(C), (v) any Non-U.S. Person and (e) any other Person so designated by the Master Servicer based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Pool or any other Holder of a Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States," "State" and "international organization" shall have the meanings set forth in Code section 7701 or successor provisions.

     "PERSON" means any individual, corporation, partnership, joint venture, limited liability corporation, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "PHYSICAL CERTIFICATES" has the meaning specified in the Preliminary Statement.

     "POOL" or "TRUST FUND" means the corpus of the trust created by this Agreement, to the extent described herein, consisting of the Mortgage Loans, such assets as shall from time to time be identified as deposited in the Collection Account, in accordance with this Agreement, property which secured a Mortgage Loan and which has been acquired by foreclosure or deed in lieu of foreclosure or otherwise, the Depositor's rights under each Loan Purchase Agreement, the Distribution Account and any Required Insurance Policy.

     "POOL SCHEDULED PRINCIPAL BALANCE" means, as to any Distribution Date, the aggregate Scheduled Principal Balances of each Mortgage Loan that was an Outstanding Loan on the Scheduled Due Date in the applicable month as to which such determination is being made.

     "PREPAYMENT INTEREST SHORTFALL" means, as to any Mortgage Loan and Principal Prepayment, and as to any Liquidated Loan, the amount by which one month's interest at the related Mortgage Interest Rate (net of the related Master Servicing Fee) on such Principal Prepayment or the Scheduled Principal Balance of such Liquidated Loan, as the case may be, exceeds the amount of interest paid in connection with such Principal Prepayments or interest for the number of days in the month such Liquidated Loan was liquidated, as the case may be.

     "PRINCIPAL PREPAYMENT" means any payment or other recovery of principal on a Mortgage Loan (other than Liquidation Proceeds) which is received in advance of its Scheduled Due Date and is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

     "PRINCIPAL PREPAYMENT IN FULL" means any Principal Prepayment of the entire principal balance of a Mortgage Loan.

     "PRIVATE CERTIFICATES" has the meaning specified in the Preliminary Statement.

     "PRO RATA SHARE" means, as to any Distribution Date, the Subordinate Principal Distribution Amount and the Class B-1 or Class B-2 Certificates, the portion of the Subordinate Principal Distribution Amount allocable to such Class, equal to the product of the Subordinate Principal Distribution Amount on such Distribution Date and a fraction, the numerator of which is the related Class Certificate Balance thereof and the denominator of which is the aggregate of the Class Certificate Balances of the Class B-1 and Class B-2 Certificates.

     "PROSPECTUS" means the Prospectus dated ___________________, 1996 relating to the offering of the Offered Certificates.

     "RATING AGENCY" means each of the Rating Agencies specified in the Preliminary Statement. If either such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

     "RECORD DATE" means the last day of the month (or if such last day is not a Business Day, the Business Day immediately preceding such last day) next preceding the month of the related Distribution Date.

     "REDUCED SCHEDULED PRINCIPAL BALANCE" means, as to any Liquidated Deficient Valuation Loan, the Scheduled Principal Balance thereof reduced by any Deficient Valuation at the time of the related Deficient Valuation.

     "REGULAR CERTIFICATE" has the  meaning specified in the Preliminary
Statement.

     "RELIEF ACT" means the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     "RELIEF ACT REDUCTIONS" means, with respect to any Distribution Date, for any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount, if any, by which (a) interest collectible on such Mortgage Loan for the most recently ended Due Period is less than (b) interest accrued pursuant to the Mortgage Note on the same principal amount and for the same period as the interest collectible on such Mortgage Loan for the most recently ended Due Period.

     "REMAINING TERM" means, with respect to any Mortgage Loan, the period commencing on the Cutoff Date and ending on the Calculated Maturity Date for such Mortgage Loan.

     "REMIC" means a "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

     "REMIC CERTIFICATE MATURITY DATE" means the "latest possible maturity date" of the Regular Certificates as that term is defined in Section 2.07.

     "REMIC CHANGE OF LAW" means any proposed, temporary or final regulation, revenue ruling, revenue procedure or other official announcement or interpretation relating to the REMIC and the REMIC Provisions issued after the Closing Date.

     "REMIC PROVISIONS" means provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Section 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

     "REO ACQUISITION" means the acquisition of REO Property.

     "REO DISPOSITION" means the sale or other disposition of the REO Property pursuant to Section 3.13(d).

     "REO LOAN" means any Mortgage Loan which is not a Liquidated Loan and as to which the related Mortgaged Property is held as part of the Pool. Each REO Loan relating to a Commercial Mortgage Loan shall be deemed to have an initial unpaid principal balance and Scheduled Principal Balance equal to the unpaid principal balance and Scheduled Principal Balance, respectively, of its predecessor Commercial Mortgage Loan as of the date of the REO

Acquisition. All amounts payable or reimbursable to the Master Servicer or the Trustee in respect of the predecessor Commercial Mortgage Loan as of the date of the related REO Acquisition including, without limitation, any unpaid Master Servicing Fees, Trustee Fees and any unreimbursed Advances, shall continue to be payable or reimbursable to the Master Servicer or the Trustee, as the case may be, in respect of an REO Loan.

     "REO PROCEEDS" means proceeds, net of any related expenses of the Master Servicer, received in respect of any REO Loan (including, without limitation, proceeds from the rental of the related Mortgaged Property) which are received prior to the final liquidation of such Mortgaged Property.

     "REO PROPERTY" means a Mortgaged Property acquired by the Master Servicer on behalf and in the name of the Trustee for the benefit of the Certificateholders through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default of a Mortgage Loan.

     "REPLACEMENT LOAN" means a Mortgage Loan substituted by a Seller for a Deleted Loan which must, on the date of such substitution, as confirmed in an Officers' Certificate delivered to the Trustee by such Seller: (a) have an outstanding principal balance, after deduction of the principal payments due in the month of substitution, not in excess of, and not less than [90]% of, the principal balance of the Deleted Loan; (b) have a Mortgage Interest Rate no lower than the Mortgage Interest Rate for the Deleted Loan, and not more than [2]% per annum higher than the Mortgage Interest Rate of the Deleted Loan; (c) have a Loan-to-Value Ratio as of the date of substitution no higher than that of the Deleted Loan on such date; (d) have a Remaining Term no greater than, and not more than one year less than, the Deleted Loan; (e) comply with and not cause a breach of each of the representations and warranties referred to in Sections 2.02 and 2.03 hereof; and (f) be the same type of Mortgage Loan (Single Family Mortgage Loan or Commercial Mortgage
Loan) as the Deleted Loan.

     "REPURCHASE PRICE" means, as to any Deleted Loan repurchased on any date pursuant to Section 2.02 or 2.03 or any Mortgage Loan repurchased on any date pursuant to Section 3.13(b), an amount equal to the sum of (i) the unpaid principal balance thereof, (ii) the unpaid accrued interest thereon at the applicable Mortgage Interest Rate from the Due Date on which interest was last paid by the Mortgagor to the first day of the month following the month in which such Mortgage Loan became subject to repurchase and any unpaid Servicing Advances.

     "REQUIRED INSURANCE POLICY" means, with respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement in respect of such Mortgage Loan.

     "RESIDUAL CERTIFICATE" means the Class R Certificates.

     "RESPONSIBLE OFFICER" means, with respect to the Trustee, any officer in its corporate trust department or successor group.

     "SCHEDULED DUE DATE" means, as to any Distribution Date and Mortgage Loan with a Due Date occurring on or after the second day of the calendar month preceding the month of such Distribution Date and on or before the first day of the month of such Distribution Date, the first day of the month of such Distribution Date.

     "SCHEDULED PRINCIPAL BALANCE" means, as to any Mortgage Loan and Scheduled Due Date, the unpaid principal balance of such Mortgage Loan as specified in the amortization schedule (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) for such Scheduled Due Date, after giving effect to any previous Curtailments or other unscheduled payments of principal and to the payment of principal due on such Scheduled Due Date and irrespective of any delinquency in payment by the related Mortgagor. The Scheduled Principal Balance of a Mortgage Loan shall be zero immediately following the Scheduled Due Date in the month such Loan becomes a Liquidated Loan or is required to be repurchased pursuant to Section 2.02 or 2.03.

     "SELLER" means each of Metropolitan, Summit, Western United and Old Standard, as seller of certain of the Mortgage Loans under the related Loan Purchase Agreement as the context requires.

     "SELLER'S ACQUISITION PROCEDURES" means the acquisition procedures used by the applicable Seller in connection with the purchase of the Mortgage Loans by such Seller.

     "SENIOR CERTIFICATE"  has the meaning specified  in the Preliminary
Statement.

     "SENIOR PERCENTAGE" means, with respect to any Distribution Date, the percentage carried six places rounded up, obtained by dividing (i) the aggregate of the Class Certificate Balance of the Senior Certificates (other than the Class A-4 Certificates), immediately prior to such Distribution Date by (ii) the aggregate of the Class Certificate Balances of all Classes of Certificates (other than the Private Certificates) immediately prior to the Due Date.

     "SENIOR PREPAYMENT PERCENTAGE" means, for any Distribution Date occurring during the first five years beginning on the first Distribution Date, shall be, except as provided herein, equal to 100%. The Senior Prepayment Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter the Senior Percentage for such Distribution Date plus 70% of the sum of the Class A-4 Percentage and the Subordinate Percentage for such Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage for such Distribution Date plus 60% of the sum of the Class A-4 Percentage and the Subordinate Percentage for such Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage for such Distribution Date plus 40% of the Subordinate Percentage for such Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage for such Distribution Date plus 20% of the sum of the Class A-4 Percentage and the Subordinate Percentage for such Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the

Senior Percentage exceeds the initial Senior Percentage, in which case the Senior Prepayment Percentage for such Distribution Date will once again equal 100%). Notwithstanding the foregoing, no reduction to the Senior Prepayment Percentage will occur if as of the first Distribution Date as to which any such decrease applies, (a) the outstanding principal balance of all Loans delinquent 60 days or more including Mortgage Loans in foreclosure and REO Loans (averaged over the preceding six-month period), as a percentage of the aggregate principal balance of the Subordinate Certificates (averaged over the preceding six-month period), is equal to or greater than 50% or (b) cumulative Realized Losses with respect to the Mortgage Loans exceed (i) with respect to the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of the Original Subordinate Certificate Balance, (ii) with respect to the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the Original Subordinate Certificate Balance, (iii) with respect to the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the Original Subordinate Certificate Balance, (iv) with respect to the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the Original Subordinate Certificate Balance, and
(v) with respect to the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the Original Subordinate Certificate Balance.

     "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" means, as to any Distribution Date and the Senior Certificates (other than the Class A-4 Certificates), the sum of (a) the Senior Percentage of (i) all scheduled payments of principal (without giving effect, prior to the Bankruptcy Coverage Termination Date, to any reductions thereof caused by any Debt Service Reductions or Deficient Valuations) due on each Outstanding Loan on the Scheduled Due Date for such Mortgage Loan in the month in which such Distribution Date occurs, (ii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller or another person on the related Distribution Account Deposit Date pursuant to Sections 2.02 or 2.03, (iii) the Substitution Adjustment Amount in connection with any substitution of the Mortgage Loans on the related Distribution Account Deposit Date pursuant to Section 2.04, and (iv) any Insurance Proceeds or Liquidation Proceeds received during the Due Period related to such Distribution Date and allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Loans, (b) with respect to any Mortgage Loan that became a Liquidated Loan during the preceding Due Period, either (A) the Senior Prepayment Percentage if the Senior Prepayment Percentage is less than 100%, or, if the Senior Prepayment Percentage equals 100%, the percentage obtained by dividing the Senior Percentage by the sum of the Senior Percentage and the Class A-4 Percentage of the amount of the Liquidation Proceeds allocable to principal or (B), if an Excess Loss was sustained with respect to such Liquidated Loan during such Due Period, the Senior Percentage of the amount of the Liquidation Proceeds allocable to principal and (c) the Senior Prepayment Percentage of all Curtailments and Principal Prepayments (including Balloon Payments) received during the related Due Period.

     "SERVICER" means any Person with which the Master Servicer has entered into a servicing agreement and which satisfies the requirements set forth therein.

     "SERVICING ADVANCES" means all customary, reasonable and necessary "out-of-pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by the Master Servicer and amounts advanced in the performance of its servicing obligations, including, but not limited to, the cost of or amounts advanced with respect to (a) compliance with the Master Servicer's obligations set forth in Sections 3.05(b), 3.08 and 3.10 (to the extent reimbursable thereunder), including such costs and expenses incurred by the Master Servicer on or before the Cutoff Date with respect to any Mortgage Loan, (b) the preservation, restoration and protection of a Mortgaged Property, (c) obtaining any Insurance Proceeds or any Liquidation Proceeds, including, without limitation, Liquidation Expenses but excluding amounts not reimbursable under the terms of Section 3.10, (d) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, and (v) the operation, management, maintenance and liquidation of any REO Property, to the extent that the Master Servicer determines that any such Servicing Advance will not be a Nonrecoverable Advance.

     "SERVICING OFFICER" means any officer of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage
Loans whose name appears on a list of servicing officers furnished to the Trustee by the Master Servicer, as such list may from time to time be amended.

     "SINGLE FAMILY MORTGAGE LOAN" means a Mortgage Loan secured by a one-to-four-family residential property.

     "SPECIAL HAZARD COVERAGE TERMINATION DATE" means the point of time at which the Special Hazard Loss Coverage Amount is reduced to zero.

     "SPECIAL HAZARD LOAN" means any Liquidated Loan as to which the ability to recover thereon was substantially impaired by reason of a Special Hazard Loss.

     "SPECIAL HAZARD LOSS" means as to a Mortgaged Property, any loss on account of direct physical loss, exclusive of (y) any loss covered by a hazard policy or a flood insurance policy maintained in respect of such Mortgaged Property pursuant to Section 3.08 and (z) any loss caused by or resulting from:

          (a) (i) wear and tear, deterioration, rust or corrosion, mold, wet or dry rot; inherent vice or latent defect; animals, birds, vermin, insects;

               (ii) settling, subsidence, cracking, shrinkage, building or expansion of pavements, foundations, walls, floors, roofs or ceilings;

          (b) errors in design, faulty workmanship or faulty materials, unless the collapse of the property or a part thereof ensues and then only for the ensuing loss;

          (c) nuclear or chemical reaction or nuclear radiation or radioactive or chemical contamination, all whether controlled or uncontrolled, and whether such loss is direct or indirect, proximate or remote or be in whole or in part caused by, contributed to or aggravated by a peril insured against in a special hazard insurance policy; and

          (d) (i) hostile or warlike action in time of peace or war, including action in hindering, combating or defending against an actual, impending or expected attack (A) by any government or sovereign power (de jure or de facto), or by any authority maintaining or using military, naval or air forces; or (B) by military, naval or air forces; or (C) by an agent of any such government, power, authority or forces;

               (ii) any weapon or war or facility for producing same employing atomic fission, radioactive force or chemical or biological contaminants, whether in time of peace or war; or

               (iii) insurrection, rebellion, revolution, civil war, usurped power or action taken by governmental authority in hindering, combating or defending against such an occurrence, seizure or destruction under quarantine or customs regulations, confiscation by order of any government or public authority, or risks of contraband or illegal transportation or trade.

     "SPECIAL HAZARD LOSS COVERAGE AMOUNT" means, as to any Distribution Date, the lesser of (a) the greatest of (i) 1% of the aggregate principal balance of the Mortgage Loans, (ii) twice the principal balance of the largest Mortgage Loan, and (iii) the aggregate principal balance of all Mortgage Loans secured by the Mortgaged Properties located in the single California five-digit postal zip code having the highest aggregate principal balance of any zip code area, all principal balances to be calculated as of the first day of the month preceding such Distribution Date after giving effect to scheduled installments of principal and interest on the Mortgage Loans then due, whether or not paid and (b) the Initial Special Hazard Loss Coverage Amount, reduced (but not below zero) by the amount of Net Realized Losses in respect of Special Hazard Loans previously incurred during the period from the Cutoff Date through the last day of the month preceding the month of such Distribution Date. The Special Hazard Loss Coverage Amount may be further reduced from time to time below the amounts specified above with the written consent of the Rating Agencies and without resulting in a downgrading to the then current rating of the Certificates.

     "SUBORDINATE CERTIFICATE" has the meaning specified in the Preliminary Statement.

     "SUBORDINATE PERCENTAGE" means, as of any Distribution Date, 100% minus the sum of the Senior Percentage and the Class A-4 Percentage for such Distribution Date.

     "SUBORDINATE PREPAYMENT PERCENTAGE" means, as to any Distribution Date, 100% minus the sum of the Senior Prepayment Percentage and the Class A-4 Prepayment Percentage for such Distribution Date.

     "SUBORDINATE PRINCIPAL DISTRIBUTION AMOUNT" means, as to any Distribution Date and the Class B-1 and Class B-2 Certificates, the sum of
(a) the Subordinate Percentage of (i) all scheduled payments of principal due on each Outstanding Loan on the Scheduled Due Date for such Mortgage Loan in the month in which such Distribution Date occurs, (ii) the Scheduled Principal Balance of each Mortgage Loan that was repurchased by the Seller or another person on the related Distribution Account Deposit Date pursuant to
Section 2.02 or 2.03, (iii) the Substitution Adjustment Amount in connection with any substitution of Mortgage Loans on the related Distribution Account Deposit Date pursuant to Section 2.04, (iv) any Insurance Proceeds or Liquidation Proceeds received during such Due Period and allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Loans, and (v) the Scheduled Principal Balance of each Mortgage Loan that became a Liquidated Loan during the month preceding the month of such Distribution Date and (b) the Subordinate Prepayment Percentage of all Curtailments and all Principal Pre-payments (including Balloon Payments) received during the related Due Period.

     "SUBSTITUTION ADJUSTMENT AMOUNT" has the meaning ascribed to such term pursuant to Section 2.04(b).

     "SUBSTITUTION DATE" has the meaning ascribed to such term pursuant
Section 2.04(b).

     "SUMMIT" means Summit Securities, Inc., or any successor thereto.

     "SUPPLEMENTAL MORTGAGE LOAN SCHEDULE" has the meaning given in Section 2.04(b).

     "TAX MATTERS PERSON" means the person designated as "tax matters person" in the manner provided under Treasury regulations Section 1.860F-4(d) and temporary Treasury regulation Section 301.6231(a)(7)-IT. Initially, the Tax Matters Person shall be the Trustee.

     "TAX MATTERS PERSON CERTIFICATE" means the Class R Certificate with a denomination of $1.

     "TITLE INSURANCE POLICY" means, with respect to each Mortgage Loan (other than a Mortgage Loan which is a Land Sale Contract), an owner's policy, a standard mortgage lender's policy or an ALTA or CLTA (extended coverage) lender's title insurance policy in an amount not less than $10,000, and, with respect to each Mortgage Loan which is a Land Sale Contract, an owner's policy, a standard mortgage lender's policy or an ALTA or CLTA (extended coverage) lender's title insurance policy in an amount not less than the outstanding principal balance of the Land Sale Contract at time of acquisition of the Land Sale Contract by the respective Seller and in each case which affirmatively insures ingress and egress and insures against encroachments by or upon the Mortgaged Property.

     "TRUST FUND" has the meaning given under the definition of "POOL."

     "TRUSTEE" means The Bank of New York, as trustee for the benefit of the holders of the Certificates pursuant to the terms of this Agreement.

     "TRUSTEE FEE" means the amount payable to the Trustee hereunder which amount is determined pursuant to an agreement between the Trustee and the Depositor.

     "TRUSTEE FEE RATE" means, with respect to any Mortgage Loan, the rate per annum specified in the agreement between the Trustee and the Depositor.

     "UNDERWRITERS" means First Southwest Company and Bear, Stearns & Co. Inc., as underwriters of the public offering of the Offered Certificates.

     "VOTING RIGHTS" means, with respect to any Regular Certificate, the portion of the voting rights of all of the Certificates which is allocated to any such Certificate. As of any date of determination, all of the Voting Rights shall be allocated among Holders of the Regular Certificates in proportion to the Class Certificate Balances of their respective Certificates on such date. Voting Rights allocated to a Class of Certificates shall be allocated among the Certificates of each such Class in accordance with their respective Percentage Interests. The Holders of the Residual Certificates shall have no Voting Rights.

     "WARRANTY DEED" means, with respect to each Land Sale Contract, the instrument of title to the related Mortgaged Property in which the grantor warrants good clear title (including warranties of seisin, quiet enjoyment, right to convey, freedom from encumbrances and defense of title as to all claims).

     "WESTERN UNITED" means Western United Life Assurance Company, or any successor thereto.

                                 ARTICLE II

                        CONVEYANCE OF MORTGAGE LOANS;
                      ORIGINAL ISSUANCE OF CERTIFICATES

     Section 2.01. CONVEYANCE OF MORTGAGE LOANS. The Depositor, concurrently with the execution and delivery of this Agreement, does hereby sell, transfer, assign, set over and otherwise convey to the Trustee without recourse all the right, title and interest of the Depositor in and to the Mortgage Loans and the Mortgage Notes, including all interest and principal received on or with respect to the Mortgage Loans after the Cutoff Date (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cutoff Date and late charges, prepayment penalties, assumption fees, and other miscellaneous fees and charges to the extent accrued prior to the Cutoff Date) together with the Depositor's rights under each Loan Purchase Agreement, and the representations and warranties of each Seller thereunder together with all rights of the Depositor to require the applicable Seller to cure any breach thereof or to repurchase or substitute for any affected Mortgage Loan sold by it to the Depositor in accordance with the related Loan Purchase Agreement.

     In connection with such transfer and assignment, the Depositor has instructed each Seller to deliver on its behalf, and each such Seller does hereby deliver on behalf of the Depositor to the Trustee for the benefit of the Certificateholders, each document or instrument set forth in the definition of "File" with respect to each Mortgage Loan so transferred and assigned.

     In instances where the original recorded Mortgage cannot be delivered by a Seller to the Trustee on or before five (5) days prior to the Closing Date, due to a delay in connection with recording, such Seller may in lieu of delivering such original recorded Mortgage, deliver to the Trustee a copy thereof, provided that such Seller certifies that the original Mortgage has been delivered to a title insurance company for recordation after receipt of its policy of title insurance or binder therefor. In all such instances, such Seller will deliver or cause to be delivered the original recorded Mortgage to the Trustee promptly upon receipt of the original recorded Mortgage. Each Seller shall exercise its best efforts to deliver or cause to be delivered to the Trustee within 180 days of the execution and delivery of this Agreement the original title insurance policy with respect to each Mortgage Loan assigned to the Trustee pursuant to this Section 2.01.

     In the case of Mortgage Loans which have been prepaid in full after the Cutoff Date and prior to the date of execution and delivery of this Agreement, the Depositor, in lieu of delivering the documents referred to above to the Trustee, herewith shall deliver to the Trustee a certification of a Servicing Officer of the nature set forth in and the deposit required by
Section 3.11.

     As promptly as practicable subsequent to such transfer and assignment, and in any event, within thirty (30) Business Days thereafter, the Master Servicer, at its expense, shall cause to be recorded in the appropriate public office for real property records the Assignment of Mortgages to the Trustee, except that the Master Servicer need not cause to be recorded any assignment which relates to a Mortgage Loan in a jurisdiction under the laws of which, on the basis of an Opinion of Counsel delivered by the Depositor, at the expense of the related Seller, to the Trustee which is reasonably satisfactory to the Trustee, recordation of such assignment is not necessary to protect the Trustee and the Certificateholders, interest in the related Mortgage Loan.

     The parties hereto intend that the transaction set forth herein be a sale by the Depositor to the Trust Fund of all the Depositor's right, title and interest in and to the Mortgage Loans and other property described above. In the event the transaction set forth herein is deemed not to be a sale, the Depositor hereby grants to the Trust Fund a security interest in all of the Depositor's right, title and interest in, to and under the Mortgage Loans whether now existing or hereafter created, all moneys due or to become due on the Mortgage Loans and all proceeds of any thereof; and this Agreement shall constitute a security agreement under applicable law.

     Section 2.02. ACCEPTANCE BY TRUSTEE. The Trustee acknowledges receipt of the documents referred to in Section 2.01 subject to the examination referred to below, and declares that the Trustee holds and will hold such documents in trust, upon the terms herein set forth, for the use and benefit of all present and future Certificateholders. The Trustee agrees, for the benefit of Certificateholders, to review each File within 90 days after execution and delivery of this Agreement, to ascertain that all required documents have been executed, received and recorded, if applicable, and that such documents relate to the Mortgage Loans identified in the Mortgage Loan Schedule. In performing such review, the Trustee may rely upon the purported genuineness and due execution of any such document and on the purported genuineness of any signature thereon. The Trustee shall be under no duty or obligation to inspect, review or examine said documents or Files to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than that which they purport on their face to be. If in the course of such review the Trustee finds any document or documents constituting a part of a File to have been omitted or that any document contained in a File fails to be regular on its face, the Trustee shall promptly so notify the Master Servicer, the applicable Seller and the Depositor. The Master Servicer shall promptly request that the applicable Seller correct or cure such omission or material irregularity within 90 days from the date the Trustee's 90-day review period ended and, if such Seller does not correct or cure such omission or material irregularity within such period, such Seller shall purchase such Mortgage Loan from the Trustee (a) on the Distribution Account Deposit Date in the month following the month in which such 180-day period expired at the Repurchase Price of such Mortgage Loan or (b) upon the expiration of such 180-day period if the omission or defect would result in the related Mortgage Loan not being a Qualified Loan for purposes of Section 860G(a)(3) of the Code. In such event, the Repurchase Price for the purchased Mortgage Loan shall be deposited in the Collection Account no later than the Business Day preceding the related Distribution Account Deposit Date in the case of clause (a) above, and, in the case of clause (b) above, upon receipt by the Trustee of written notification of such deposit and request signed by an officer of the applicable Seller, and the Trustee shall release to the applicable Seller the related File and the Trustee shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be requested to vest in such Seller or its designee any Mortgage Loan released pursuant hereto. In lieu of any purchase, the Seller may substitute a Replacement Loan or Loans for such Mortgage Loan in accordance with Section 2.04. It is understood and agreed that the obligation of the respective Seller to purchase any Mortgage Loan, or substitute a Replacement Loan therefor, as to which a material defect in or omission of a constituent document exists shall constitute the sole remedy against such Seller respecting such defect or omission available to Certificateholders or the Trustee on behalf of Certificateholders. With respect to any Mortgage Loan with respect to which there is a material defect in or omission of a constituent document which Old Standard has not cured or for which Old Standard fails to repurchase or substitute within the above mentioned time period, Summit shall be obligated to cure such defect, repurchase the related Mortgage Loan or substitute for the related Mortgage Loan in accordance with this Section 2.02 within five Business Days following the conclusion of such cure period. With respect to any Mortgage Loan with respect to which there is a material defect in or omission of a constituent document which Western United has not cured or for which Western United fails to repurchase or substitute within the above mentioned time period, Metropolitan shall be obligated to cure such defect, repurchase the related Mortgage Loan or substitute for the related Mortgage Loan in accordance with this Section 2.02 within five Business Days following the conclusion of such cure period.

     Section 2.03. REPRESENTATIONS AND WARRANTIES OF EACH SELLER, THE DEPOSITOR AND THE TRUSTEE.

          (a) Each Seller hereby makes the representations and warranties, as to the Mortgage Loans sold by it to the Depositor, set forth in Article III(b) of its respective Loan Purchase Agreement (and by this reference is incorporated herein), to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the Cutoff Date.

          It is understood and agreed that the representations and warranties referred to in this Section 2.03(a) shall survive delivery of the respective Files to the Trustee.

          Upon discovery by any of the Depositor, the Master Servicer or the Trustee of a breach of any of the representations and warranties referred to in this Section 2.03(a) which materially and adversely affects the value of the Mortgage Loans or the interests of the Certificateholders in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties. Within 60 days of its discovery or its receipt of notice of breach from the Trustee, the applicable Seller shall cure such breach in all material respects or shall purchase the Mortgage Loan from the Trustee. Any such purchase by a Seller shall, in the case of a breach of a representation or warranty, be at the Repurchase Price, and in each case shall be accomplished in the manner set forth in
     Section 2.02. In lieu of any purchase, the Seller may substitute a Replacement Loan or Loans for such Mortgage Loans in accordance with
     Section 2.04. It is understood and agreed that the obligation of a Seller to purchase any Mortgage Loan or substitute a Replacement Loan therefore sold by it to the Depositor as to which such a breach has occurred and is continuing shall constitute the sole remedy against such Seller respecting such breach available to Certificateholders or the Trustee on behalf of Certificateholders. With respect to the breach of any representation or warranty made by Old Standard which is not cured, or for which Old Standard fails to repurchase, within the above mentioned time period, Summit shall be obligated to cure such breach, repurchase the related Mortgage Loan or substitute for the related Mortgage Loan in accordance with this Section
     2.02 within five days following the conclusion of such 60-day period. With respect to the breach of any representation or warranty made by Western United which is not cured, or for which Western United fails to repurchase, within the above mentioned time period, Metropolitan shall be obligated to cure such breach, repurchase the related Mortgage Loan or substitute for the related Mortgage Loan within five days following the conclusion of such 60-day period.

          (b) Pursuant to Section 2.01, the Depositor has hereby assigned, transferred and conveyed to the Trustee its rights under each Loan Purchase Agreement, including without limitation, the representations, warranties and covenants of the respective Seller therein and set forth in Section 2.03(a), together with all rights of the Depositor to require the applicable Seller or other Seller as specified therein to cure any breach thereof or to repurchase or substitute for any affected Mortgage Loan sold by it to the Depositor in accordance with the Loan Purchase Agreements and the Trustee hereby accepts such assignment. It is understood and agreed that the representations, warranties and covenants so assigned shall survive delivery of the respective Files to the Trustee.

          (c) The Depositor hereby represents and warrants to the Trustee as follows:

               (i) This Agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter effect affecting the enforcement of creditors' rights general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

              (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee of each Mortgage Loan, the Depositor was the sole beneficial owner of each Mortgage Loan (insofar as such title was conveyed to it by the related Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature, except for those listed on Schedule 1 hereto;

             (iii) As of the Closing Date, the Depositor has transferred all of its right, title and interest in the Mortgage Loans to the Trustee; and

              (iv) The Depositor has not transferred the Mortgage Loans to the Trustee with any intent to hinder, delay or defraud any of its creditors.

     Section 2.04.  SUBSTITUTION OF MORTGAGE LOANS.

          (a) On a Distribution Date within two years following the Closing Date and which is on or before the date on which a Seller would otherwise be required to repurchase a Mortgage Loan sold by it to the Depositor, the applicable Seller may deliver to the Trustee one or more Replacement Loans in substitution for any one or more of the Original Loans which such Seller would otherwise be required to repurchase pursuant to Sections 2.02 and 2.03;

          (b) The applicable Seller shall notify the Master Servicer and the Trustee in writing not less than five Business Days before the related Distribution Date which is on or before the date of which such Seller would otherwise be required to repurchase such Mortgage Loan pursuant to Section
     2.02 or 2.03 of its intention to effect a substitution under this Section. On such Distribution Date (the "Substitution Date"), the applicable Seller shall deliver to the Trustee (i) the Replacement Loans to be substituted for the Original Loans, (ii) a list of the Original Loans to be substituted for by such Replacement Loans, (iii) an Officers' Certificate (A) stating that no Event of Default shall have occurred and be continuing, (B) stating that the aggregate principal balance of all Replacement Loans (determined with respect to each Replacement Loan as of the Distribution Date on which it was substituted) including the principal balance of Replacement Loans being substituted on such Distribution Date does not exceed an amount equal to 5% of the Cutoff Date Principal Pool Balance, (C) stating that all conditions precedent to such substitution specified in subsection (a) have been satisfied and attaching as an exhibit to the applicable Loan Purchase Agreement a supplemental Mortgage Loan schedule (the "Supplemental Mortgage Loan Schedule") setting forth the same type of information as appears on the Mortgage Loan Schedule relating thereto and representing as to the accuracy thereof and (D) confirming that the representations and warranties contained in Section 2.03 are true and correct in all material respects with respect to the Replacement Loans on and as of such Distribution Date, (iv) an Opinion of Counsel, at the expense of such Seller, to the effect set forth below and (v) a certificate stating that cash in the amount by which the aggregate unpaid principal balance of the Replacement Loans is less than the Scheduled Principal Balance of the Mortgage Loans for which they are being substituted (which amount cannot be more than 10% of the Scheduled Principal Balance of the Mortgage Loans for which they are being substituted) has been deposited in the Distribution Account no later than the related Distribution Account Deposit Date (such amount, the "Substitution Adjustment Amount"). Upon receipt of the foregoing, the Trustee shall release such Original Loans to the applicable Seller.

          (c)  Concurrently with the satisfaction of the conditions set forth in
     Section 2.04(a) and (b) above and the grant of such Replacement Loans to the Trustee pursuant to Section 2.04(a) above, the Mortgage Loan Schedule shall be deemed to be amended to exclude all Mortgage Loans being replaced by such Replacement Loans and to include, the information set forth on the Supplemental Mortgage Loan Schedule with respect to such Replacement Loans, and all references in this Agreement to Mortgage Loans shall include such Replacement Loans.

          (d) In connection with substitution of a Replacement Loan or Loans in place of a Deleted Loan or Loans, the Seller shall, at the expense of the Seller, deliver to the Trustee an Opinion of Counsel to the effect that such purchase or substitution will not cause (i) any federal tax to be imposed on the REMIC, including without limitation, any Federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or on "contributions after the start-up day" under Section 860G(d)(1) of the Code or (ii) any portion of the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

     Section 2.05. DESIGNATION OF INTERESTS IN REMIC. The Trustee is hereby designated as "tax matters person" with respect to the REMIC for purposes of the REMIC Provisions.

     Section 2.06. DESIGNATION OF START-UP DAY. The Closing Date is hereby designated as the "start-up day" of the REMIC within the meaning of Section 860G(a)(9) of the Code.

     Section 2.07. DESIGNATION OF "LATEST POSSIBLE MATURITY DATE." The "latest possible maturity date" for federal income tax purposes is the Latest Possible Maturity Date.

                                   ARTICLE III

                     ADMINISTRATION AND SERVICING OF LOANS

     Section 3.01.  THE MASTER SERVICER TO ACT AS SERVICER.

          (a) The Master Servicer shall diligently manage, service, make collections on, and otherwise administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (as determined by the Master Servicer in its good faith and reasonable judgment) in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans and, to the extent consistent with the foregoing, in a manner consistent with the ordinary practices of prudent institutional mortgage lenders and loan servicers servicing mortgage loans comparable to the Mortgage Loans in the jurisdictions where the Mortgaged Properties are located, and with a view to the maximization of timely recovery of principal and interest on the Mortgage Notes, but without regard to: (a) any relationship that the Master Servicer or any affiliate of the Master Servicer may have with the related Mortgagor; (b) the ownership of any Certificate by the Master Servicer or any affiliate of the Master Servicer; (c) the Master Servicer's obligation to make Monthly Advances and Servicing Advances; and (d) the Master Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

          (b) Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Master Servicer shall have full power and authority, acting alone and/or through one or more subservicers, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable, without the consent or approval of the Trustee, unless any such consent or approval is expressly required hereunder or under applicable law. Without limiting the generality of the foregoing, the Master Servicer, in its own name, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by any Mortgage, certificates of title, or other security document in the related File on the related Mortgaged Property and related collateral (it being herein acknowledged that the Master Servicer's obligation to file financing statements and continuation statements is limited to those Mortgage Loans for which an effective financing statement or continuation statement is on file in the appropriate public filing office as determined by the Master Servicer based solely upon a review of the Mortgage Files and related documents in its possession); subject to Sections 3.07 and 3.09, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties. Subject to Section 3.13, the Trustee shall furnish, or cause to be furnished, to the Master Servicer within five Business Days of the request therefor any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by the Master Servicer. The forms of any such powers of attorney or documents may be appended by the Master Servicer to such requests.

          (c) The relationship of the Master Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

          (d) Nothing in this Agreement shall preclude the Master Servicer, in its individual capacity, from entering into other loans or other financial transactions with any Mortgagor; provided that the Master Servicer may not solicit a Mortgagor to refinance any Mortgage Loan through the Master Servicer or an affiliate of the Master Servicer unless (i) the Mortgage Loan is a Balloon Loan, (ii) such solicitation occurs no earlier than one year prior to such Calculated Maturity Date of such Balloon Loan, and (iii) any such refinancing of the Balloon Loan by the Master Servicer or an affiliate of the Master Servicer occurs no earlier than six calendar months prior to the Calculated Maturity Date of such Balloon Loan.

          (e) All costs incurred by the Master Servicer or by any subservicer in effecting the timely payment of taxes, assessments and Required Insurance Policies on the properties subject to the Mortgage Loans shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit, and such costs shall be recoverable by the Master Servicer to the extent permitted by Section 3.05.

          (f) In the event that any tax is imposed on "prohibited transactions" on the REMIC as defined in Section 860F of the Code, such tax shall be charged against amounts otherwise distributable to the Holders of the Residual Certificates on a pro rata basis to the extent hereinafter provided. Notwithstanding anything to the contrary contained herein, the Trustee is hereby authorized to retain from amounts otherwise distributable to the Holders of the Regular Certificates on any Distribution Date sufficient funds to reimburse itself or the Master Servicer for the payment of such tax (to the extent that it or the Master Servicer, as the case may be, has not been previously reimbursed or indemnified therefor and the amounts otherwise distributable to the Holders of the Residual Certificates are insufficient to pay any such tax).

     Section 3.02. SUBSERVICING ARRANGEMENTS; ENFORCEMENT OF SERVICER'S AND SELLERS' OBLIGATIONS. The Master Servicer may enter into subservicing agreements for the servicing and administration of all or a part of the Mortgage Loans, provided that, in each case, the subservicing agreement: (a) is consistent with this Agreement in all material respects and requires the subservicer to comply with all of the applicable conditions of this Agreement; (b) provides that if the Master Servicer shall for any reason no longer be the Master Servicer hereunder, the Trustee or its designee may thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Master Servicer under such agreement; and (c) provides that the Trustee for the benefit of the Certificateholders shall be a third-party beneficiary under such subservicing agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Master Servicer thereunder as contemplated by the immediately preceding clause (b)) none of the Trustee, any successor Master Servicer or any Certificateholder shall have any duties under such agreement or any liabilities arising therefrom. The Master Servicer shall deliver to the Trustee or its designee copies of all subservicing agreements, and any amendments thereto and modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments. References in this Agreement to actions taken or to be taken by the Master Servicer include actions taken or to be taken by a subservicer on behalf of the Master Servicer; and, in connection therewith, all amounts advanced by any subservicer to satisfy the obligations of the Master Servicer hereunder to make Advances shall be deemed to have been advanced by the Master Servicer out of its own funds and, accordingly, such Advances shall be recoverable by such subservicer in the same manner and out of the same funds as if such subservicer were the Master Servicer. The Master Servicer shall notify the Trustee and the Depositor in writing promptly of the appointment of any subservicer. In the event that the Trustee becomes a successor Master Servicer, it shall have the right to terminate upon notice all such subservicing agreements.

     Section 3.03. LIABILITY OF THE MASTER SERVICER. Notwithstanding any servicing arrangement referred to in Section 3.02, any other provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a subservicer or reference to actions taken through a subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee and Certificateholders for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such arrangements or by virtue of indemnification from the Master Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. For purposes of making distributions to Certificateholders and for all other purposes of this Agreement all amounts received by a subservicer in connection with the Mortgage Loans shall be deemed to have been received by the Master Servicer, and with respect to any successor Master Servicer from the time such successor Master Servicer becomes the Master Servicer, whether or not such amounts are actually remitted by the subservicer no the Master Servicer. In the event a subservicer fails to remit any amounts required hereunder, the Master Servicer shall be obligated to transmit the required amounts to the Trustee regardless of the failure of the subservicer. The Master Servicer shall be entitled to enter into any agreement with a subservicer or a Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

     Section  3.04.  COLLECTION OF CERTAIN LOAN PAYMENTS; COLLECTION ACCOUNT.

          (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement, follow such collection and payment allocation procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans in its own servicing portfolio.

          (b) The Master Servicer shall establish and maintain one or more accounts (collectively, the "Collection Account"), in trust for the benefit of the Certificateholders. The Collection Account shall be an Eligible Account. Subject to this Section 3.04(b), the Master Servicer shall deposit or cause to be deposited into the Collection Account within one Business Day of receipt or as otherwise required hereunder all amounts received by it which are related to the Mortgage Loans except amounts required to be deposited in an Escrow Account pursuant to Section 3.05 hereof or amounts not conveyed to the Trustee hereunder. Proceeds received with respect to individual Mortgage Loans from any title or other insurance policy shall be deposited in the Collection Account; provided that, in the discretion of the Master Servicer exercised in accordance with the servicing standards set forth in Section 3.01, the Master Servicer may endorse to the Mortgagor any such proceeds with respect to a Mortgage Loan.

          The Master Servicer shall keep and maintain separate accounting on a Mortgage Loan by Mortgage Loan basis, for any remittances to or payments from the Collection Account.

          The respective Seller shall deposit in the Collection Account, on the date of repurchase or substitution, as the case may be, all Substitution Adjustment Amounts in connection with Replacement Loans being substituted by such Seller and the Repurchase Price paid by such Seller in respect of any Mortgage Loan or property acquired in respect thereof.

          The Master Servicer shall instruct Seafirst National Bank to invest the funds in the Collection Account in Permitted Investments which shall mature not later than the Business Day next preceding the next Distribution Date (except that if such Permitted Investments are held at The Bank of New York, such Permitted Investment shall mature not later than such Distribution Date) and shall not be sold or disposed of prior to maturity. Regarding investments, instructions will be delivered to Seafirst National Bank on the Closing Date and may be changed at any time upon notice to Seafirst National Bank. All such Permitted Investments shall be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal from the Collection Account or order from time to time. The amount of any realized losses incurred in respect of any such investments shall be deposited in the Collection Account by the Master Servicer out of its own funds immediately as realized.

          The foregoing requirements respecting deposits by the Master Servicer into the Collection Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Master Servicer need not deposit into the Collection Account amounts representing fees, charges for beneficiary statements or demands, assumption fees, prepayment penalties, amounts collected for Mortgagor checks returned for insufficient funds, or late charge penalties payable by Mortgagors, or amounts received by the Master Servicer for the account of Mortgagors for application toward the payment of taxes, insurance premiums, assessments and similar items.

          All amounts collected on any Mortgage Loan in the form of payments from Mortgagors or Liquidation Proceeds of the nature described in clauses
     (i) through (iii) of the definition thereof shall be applied to amounts due and owing under the related Land Sale Contract or Mortgage Note and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of the related Land Sale Contract or Mortgage Note and Mortgage and, in the absence of such express provisions, shall be applied (after reimbursement to the Master Servicer for any related Servicing Advances): FIRST, as a recovery of accrued and unpaid interest on such Mortgage Loan at the related Mortgage Interest Rate; SECOND, as a recovery of principal of such Mortgage Loan then due and owing, including, without limitation, by reason of acceleration of the Mortgage Loan following a default thereunder; THIRD, in accordance with the normal servicing practices of the Master Servicer, as a recovery of any other amounts then due and owing under such Mortgage Loan, including, without limitation, prepayment premiums and penalty charges; and FOURTH, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance. No such amounts shall be applied to the items constituting additional servicing compensation as described in the first sentence of the second paragraph of
     Section 3.12 unless and until all principal and interest then due and payable on such Mortgage Loan has been collected.

          No later than the Determination Date, the Master Servicer shall calculate and report to the Trustee the Available Funds for the related Distribution Date. In accordance with such report, the Master Servicer shall transfer an amount equal to the Available Funds to the Trustee for deposit into the Distribution Account by wire transfer in immediately available funds on the Distribution Account Deposit Date.

          (c) On or before the Closing Date, the Trustee shall establish the Distribution Account. The Distribution Account shall at all times be a non-interest bearing Eligible Account, it shall relate solely to the Certificates and the Trustee shall have the exclusive right to withdraw funds therefrom. In connection with each Distribution Date, the Master Servicer shall withdraw on the Distribution Account Deposit Date for such Distribution Date in accordance with Section 3.06(viii) related Available Funds and deposit such Available Funds into the Distribution Account. The Trustee shall deposit into the Distribution Account on the Business Day received all moneys remitted by the Master Servicer pursuant to Section 3.04(b). The Trustee shall make withdrawals from the Distribution Account only for the following purposes:

               (i) to withdraw amounts deposited in the Distribution Account in error;

              (ii)  to make distributions to the Certificateholders pursuant to
          Section 5.01; and

             (iii)  to clear and terminate the Distribution Account pursuant to
          Section 10.01.

     Section 3.05.  COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS.

          (a) In accordance with the servicing standards set forth in Section 3.01, the Master Servicer shall establish and maintain one or more escrow accounts (each an "Escrow Account") with respect to each Mortgage Loan into which the Master Servicer shall deposit all payments received by the Master Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums, and similar items in respect of the related Mortgaged Property, in all cases, only as such payments are required to be deposited into an escrow account in accordance with such Mortgage Loan. Such amounts deposited into an Escrow Account shall be retained therein until withdrawn as permitted in this
     Section 3.05. Each Escrow Account shall be held in the custody of the Master Servicer for the benefit of each related Mortgagor as required by applicable law. With respect to a Mortgage Loan, withdrawals of amounts so collected from the related Escrow Account may be made only to effect timely payment of taxes, assessments, hazard insurance premiums (if such amounts are required to be deposited into such Escrow Account) to repair, restore or otherwise protect the Mortgaged Property or comparable items, to reimburse the Master Servicer out of related collections for any payment of taxes or assessments by the Master Servicer or any payments made pursuant to Section 3.08 (with respect to hazard insurance), to reimburse the Master Servicer for any advances made by the Master Servicer pursuant to this
     Section 3.05, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in an Escrow Account, to withdraw any amounts deposited therein in error or to clear and terminate the Escrow

     Accounts at the termination of this Agreement in accordance with Section
     10.01 to the extent permitted by applicable law and the related Mortgage Note.

          (b) In accordance with the servicing standard of Section 3.01, the Master Servicer shall advance the payment of property taxes, ground rents, if applicable, and insurance premiums, and other similar payments that are not timely paid by the Mortgagors on the date when such tax, ground rents, premium or other cost for which such payment is intended is due, in each instance if and to the extent amounts deposited into any related Escrow Account are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis, but the Master Servicer shall be required to so advance only to the extent that such Servicing Advances, in the good faith judgment of the Master Servicer, will be recoverable by the Master Servicer out of Liquidation Proceeds or otherwise. If there is no Escrow Account, the Master Servicer will be required to advance such amounts necessary to protect the Trustee's interest in such Mortgaged Properties in accordance with the servicing standard set forth in Section 3.01. All such Servicing Advances shall be reimbursable to the Master Servicer as provided in Section 3.06. No costs incurred by the Master Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall be, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, added to the unpaid principal balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

     Section 3.06. PERMITTED WITHDRAWALS FROM THE COLLECTION ACCOUNT. The Master Servicer may, from time to time as provided herein, make withdrawals from the Collection Account of amounts on deposit therein attributable to the Mortgage Loans for the following purposes:

          (a) as reimbursement for previously unreimbursed Monthly Advances made pursuant to Section 4.02, the right to withdraw amounts pursuant to this subclause (a) being limited to amounts received on particular Mortgage Loans (including, without limitation, for this purpose, Insurance Proceeds, Liquidation Proceeds and proceeds from the repurchase of a Mortgage Loan pursuant to Sections 2.02, 2.03 and 3.13(b)) which, in accordance with the Master Servicer's customary procedures, represent late recoveries of payments of principal and/or interest with respect to which any such Monthly Advance was made;

          (b) to pay as servicing compensation that portion of any amount due to the Master Servicer pursuant to Section 3.12 and to reimburse itself for unreimbursed Servicing Advances, the Master Servicer's right to reimburse itself pursuant to this clause (b) with respect to any Mortgage Loan being limited to related payments by Mortgagors, Liquidation Proceeds, Insurance Proceeds and Repurchase Prices;

          (c) to pay to a Seller with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section
     2.02 or 2.03, all amounts
     received thereon following such purchase and not taken into account in determining the related Scheduled Principal Balance or Repurchase Price;

          (d) as reimbursement for any unreimbursed Nonrecoverable Advance in the manner and to the extent provided below or for the payment of taxes as permitted by Section 3.10;

          (e)  to pay, or reimburse itself for the payment of, the Trustee Fee;

          (f) as reimbursement for unreimbursed expenses incurred by and reimbursable to it or the Depositor pursuant to Sections 7.03 and 3.19;

          (g) to reverse a deposit of any amount deposited in the Collection Account that is deposited therein in error (including amounts related to checks returned due to insufficient funds);

          (h) to make payments to the Trustee for deposit into the Distribution Account of the Available Funds in accordance with Section 3.04(c);

          (i)  to pay Liquidation Expenses, made or incurred pursuant to Section
     3.05 or Section 3.10 from related Liquidation Proceeds; and

          (j) to clear and terminate the Collection Account at the termination of this Agreement pursuant to Section 10.01.

     Since, in connection with withdrawals pursuant to subclauses (a) through
(c), inclusive, the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Mortgage Loan, the Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account pursuant to such subclauses (a) through (c), inclusive.

     The Master Servicer shall be entitled to reimburse itself for any Monthly Advance made in respect of a Mortgage Loan that it determines to be a Nonrecoverable Advance by withdrawal from the Collection Account of amounts on deposit therein attributable to the Mortgage Loans on the Business Day preceding any Determination Date first succeeding the date of such determination. The Master Servicer's right of reimbursement in respect of a Nonrecoverable Advance on any such Business Day shall be limited to an amount not exceeding the portion of such Monthly Advance previously paid to Certificateholders (and not theretofore reimbursed to the Master Servicer).

     Section  3.07.  MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS.

          (a) Subject to this Section 3.07, the Master Servicer may agree to any modification, waiver, forbearance, or amendment of any term of any Mortgage Loan without the consent of the Trustee or any Certificateholder. All modifications, waivers, forbearance or amendments of any Mortgage Loan shall be in writing and shall be consistent with the servicing standard set forth in Section 3.01.

          (b) The Master Servicer shall not agree to enter into, and shall not enter into, any modification, waiver (other than a waiver referred to in Section 3.09 or subsection (f) below, which waiver, if any, shall be governed by Section 3.09 or subsection (f) below, as applicable), forbearance, or amendment of any term of any Mortgage Loan if such modification, waiver, forbearance, or amendment would:

               (i) affect the amount or timing of any related payment of principal, interest or other amount payable thereunder; or

              (ii) in the Master Servicer's judgment, materially impair the security for such Mortgage Loan or reduce the likelihood of timely payment of amounts due thereon, unless, in either case, (A) such Mortgage Loan is 90 days or more past due or (B) the Master Servicer delivers to the Trustee an Opinion of Counsel to the effect that such modification, waiver, forbearance or amendment would not affect the Trust Fund's status as a REMIC and, in either case, such modification, waiver, forbearance or amendment is reasonably likely to produce a greater recovery with respect to such Mortgage Loan than would liquidation. Subject to the servicing standard in Section 3.01, the Master Servicer may permit a forbearance for a Mortgage Loan which is subject to imminent default.

          (c) The Master Servicer may extend the date on which any Balloon Payment is scheduled to be due, without the consent of the Trustee or any Certificateholder, for a period of not more than six months, but only if:

               (i) The related Mortgagor shall be required to continue to make monthly payments of principal and/or interest thereon in an amount at least equal to the amount of the Monthly Payment due on the Scheduled Due Date immediately preceding the scheduled maturity date of the Balloon Loan;

              (ii) (A) The Mortgagor defaults on its obligation to pay the Balloon Payment when due, (B) within 90 days of the date on which the related Balloon Payment is due, the related Mortgagor has notified the Master Servicer that he intends to default on such Balloon Payment, or
          (C) the Master Servicer delivers to the Trustee an Opinion of Counsel to the effect that such modification, waiver, forbearance or amendment would not affect the Trust Fund's status as a REMIC; and

             (iii) The Master Servicer has previously determined in its good faith judgment that such extension is reasonably likely to produce a greater recovery than liquidation of the related Mortgage Loan.

          (d)  [Reserved]

          (e) Any payment of interest, which is deferred pursuant to any modification, waiver, forbearance or amendment permitted hereunder, shall not, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan or such modification, waiver or amendment so permit.

          (f) Notwithstanding anything to the contrary herein, the Master Servicer may, in accordance with the servicing standard set forth in
     Section 3.01, modify, waive, forbear or amend any term of a Mortgage Loan that requires the payment of a prepayment premium or penalty in connection with any Principal Prepayment thereon.

          (g) The Master Servicer may, as a condition to granting any request by a Mortgagor for consent, modification, waiver, forbearance or amendment, the granting of which is within the Master Servicer's discretion pursuant to the Mortgage or Land Sale Contract and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Master Servicer, as additional servicing compensation, a reasonable or customary fee for the additional services performed in connection with such request, together with any related costs and expenses incurred by the Master Servicer, which amount shall be retained by the Master Servicer as additional servicing compensation.

          (h) The Master Servicer shall notify the Trustee, in writing, of any modification, waiver, forbearance or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver no the Trustee for deposit in the related File, an original counterpart of the agreement relating to such modification, waiver, forbearance or amendment, promptly (and in any event within 10 Business Days) following the execution thereof.

     Section 3.08. MAINTENANCE OF HAZARD INSURANCE AND ERRORS AND OMISSIONS AND FIDELITY COVERAGE.

          (a) The Master Servicer shall cause to be maintained for each Mortgage Loan all hazard insurance coverage as is required under the related Mortgage or Land Sale Contract; provided that if any Mortgage or Land Sale Contract permits the holder thereof to dictate to the Mortgagor the hazard insurance coverage to be maintained on such Mortgaged Property, the Master Servicer shall impose such hazard insurance requirements as are consistent with the servicing standard set forth in Section 3.01; provided, however, that such coverage may not be less than the lesser of the amount of the replacement value of the improvements on the Mortgaged Property or the Scheduled Principal Balance of the Mortgage Loan. Subject to Section 3.10, the Master Servicer shall also cause to be maintained for each Mortgaged Property acquired upon forfeiture, foreclosure, or deed-in-lieu of foreclosure, no less hazard insurance coverage than the lesser of the amount of the replacement value of the improvements on the Mortgaged

     Property or the Scheduled Principal Balance of the Mortgage Loan. All such hazard insurance policies shall contain a "standard" mortgagee clause, with loss payable to the Master Servicer on behalf of the Trustee, and shall be issued by an insurer authorized under applicable law to issue such insurance. Pursuant to Section 3.04, any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Collection Account. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer in the manner and at the times provided by Section 3.06. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired in respect of a Mortgage or Land Sale Contract other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. In the event that the Master Servicer shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.08(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.08(a) and there shall have been a loss which would have been covered by such policy, deposit in the Collection Account prior to the Distribution Account Deposit Date as a component of Insurance Proceeds the amount not otherwise payable under the blanket policy because of such deductible clause; provided, that the Master Servicer shall not be required to maintain insurance under the blanket policy with respect to any Mortgage Loan that has a Scheduled Principal Balance of less than $10,000. Any such deposit by the Master Servicer shall be made on the Business Day next preceding the Distribution Date upon which the proceeds represented by such deposit are required to be distributed to Certificateholders. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to present, on behalf of itself, the Trustee and Certificateholders, claims under any such blanket policy.

          To the extent required by federal law, for any Mortgaged Property located at the time of origination of the Mortgage Loan in a federally designated flood hazard area and such area is participating in the national flood insurance program, the Master Servicer shall cause flood insurance to be maintained with respect to such Mortgage Loan. Such flood insurance shall be in an amount equal to the least of (i) the original principal balance of the related Mortgage Loan, (ii) the replacement value of the improvements which are part of such Mortgaged Property, and (iii) the maximum amount of such insurance available for the related Mortgage Property under the national flood insurance program.

          (b) The Master Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond having an errors and omissions rider covering the Master Servicer's officers and employees and other persons acting on behalf of the Master Servicer in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Master Servicer if the Master Servicer were servicing and administering the Mortgage Loans for FNMA or FHLMC in addition to other mortgage loans being serviced and administered by the Master Servicer. In the event that any such bond or policy ceases to be in effect, the Master Servicer shall obtain a comparable replacement bond or policy from an issuer or insurer, as the case may be, reasonably acceptable to the Depositor and the Trustee. Coverage of the Master Servicer under a policy or bond obtained by an affiliate of the Master Servicer and providing the coverage required by this Section 3.08(b) shall satisfy the requirements of this Section 3.08(b).

      Section 3.09. ENFORCEMENT OF DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS.

          (a) As to each Mortgage Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

               (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property; or

               (ii) provides that such Mortgage Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

     then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise any right it may have with respect to such Mortgage Loan unless (A) enforcement of such right is not permitted by applicable law, or (B) the Master Servicer, in its discretion, waives its right to enforce such provision, in a manner consistent with the servicing standard set forth in Section 3.01(a).

          (b) As to each Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

               (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property; or

               (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property, then, for so long as such Mortgage Loan is included in the Trust Fund, the Master Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (A) to accelerate the payments thereon, or (B) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the servicing standard set forth in Section 3.01(a).

          (c) If the Master Servicer waives the "due-on-sale" clause, the Person to whom the related Mortgaged Property has been conveyed or is proposed to be conveyed must satisfy the terms and conditions contained in the Mortgage Note and Mortgage or Land Sale Contract, as applicable, related thereto. In the event that the Master Servicer is prohibited by law from enforcing any such due-on-sale clause, or if coverage under any Required Insurance Policy would be adversely affected, or if nonenforcement is otherwise permitted hereunder, the Master Servicer is authorized, subject to Section 3.09(d), to take or enter into an assumption and modification agreement from or with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, unless prohibited by applicable state law, the Mortgagor remains liable thereon, provided that the Mortgage Loan shall continue to be covered (if so covered before the Master Servicer enters such agreement) by the applicable Required Insurance Policies. The Master Servicer, subject to
     Section 3.09(d), is also authorized with the prior approval of the insurers under any Required Insurance Policies to enter into a substitution of liability agreement with such Person, pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, the Master Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which the Master Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever.

          (d) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.09(a) hereof, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage or Land Sale Contract, as applicable, that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, the Master Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or Land Sale Contract, as applicable or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. Except as provided by Section 3.07, in connection with any such assumption, no material term of the Mortgage Note may be changed. In addition, the substitute Mortgagor and the

     Mortgaged Property must be acceptable to the Master Servicer in accordance with its underwriting standards as then in effect. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the Master Servicer shall deliver an Officers' Certificate signed by a Servicing Officer stating that the requirements of this subsection have been met in connection therewith. The Master Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by the Master Servicer for entering into an assumption or substitution of liability agreement will be retained by the Master Servicer as additional servicing compensation.

          (e) Nothing in this Section 3.09 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

          (f) Except as otherwise permitted by Section 3.07, the Master Servicer shall not agree to modify, waive, forbear or amend any material term of any Mortgage Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.09.

     Section 3.10. REALIZATION UPON DEFAULTED LOANS. The Master Servicer shall foreclose upon or otherwise comparably convert to ownership properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments as permitted under this Agreement. In connection with such foreclosure or other conversion, the Master Servicer shall follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities. The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that the Master Servicer shall be entitled to reimbursement thereof in the manner and at the times provided in
Section 3.06 including, without limitation, legal and other expenses incurred in connection with foreclosure proceedings where the Mortgage Loan is reinstated and such foreclosure proceedings be terminated prior to completion. Notwithstanding the foregoing, in any case in which Mortgaged Property shall have suffered damage, the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or toward the restoration of such Mortgaged Property unless it shall determine (a) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by the Master Servicer as permitted in Section 3.06.

     Nothing contained in this Section 3.10 shall be construed so as to require the Master Servicer, on behalf of the Trust Fund, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Master Servicer in its reasonable and good faith judgment taking into account the factors described in Section 3.13 and the results of any appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the servicing standard set forth in Section 3.01. If and when the Master Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Master Servicer is authorized at the expense of the Trust Fund to have an appraisal performed with respect to such property by an independent MIA-designated appraiser, an in-house appraiser of the Master Servicer or other expert in real estate matters.

     In the event that title to any Mortgaged Property is acquired by the Pool in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued to the Trustee or to its nominee on
behalf of Certificateholders.   Notwithstanding any such acquisition  of
title and cancellation of the related Mortgage Loan, such Mortgage Loan shall (except for purposes of Section 10.01) be considered to be a Mortgage Loan held in the Pool until such time as the Mortgaged Property shall be sold and such Mortgage Loan becomes a Liquidated Loan. Consistent with the foregoing for purposes of all calculations hereunder, so long as such Mortgage Loan, other than a Balloon Loan, shall be considered to remain in the Pool. It shall be assumed that the related Mortgage Note and an amortization schedule in effect at the time of any such acquisition of title (after giving effect to any previous Curtailments and before any adjustment thereto by reason of any moratorium or similar waiver or grace period) remain in effect (notwithstanding the indebtedness evidenced by such Mortgage Note shall have been discharged), subject to adjustment to reflect the application of REO Proceeds received in any month. REO Proceeds received in any month shall be applied to the payment of the installments of principal due and interest accrued on the related REO Loan in accordance with the terms of such Mortgage Note. REO Proceeds received in any month in excess of the Amortization Payment for such month due on an REO Loan shall be treated as a Curtailment received in respect of such Mortgage Loan.

     In the event that the Pool acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the Master Servicer shall dispose of such Mortgaged Property within two years after its acquisition by the Pool unless the Trustee shall have received an Opinion of Counsel (which opinion of counsel shall not be at the Trustee's expense) to the effect that the holding by the Pool of such Mortgaged Property subsequent to two years after its acquisition will not result in the imposition of taxes on "prohibited transactions" of the Pool as defined in section 860F of the Code or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Pool may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel). Consistent with the servicing standard set forth in Section 3.01, the Master Servicer shall use its reasonable best efforts to prevent any Mortgaged Property acquired by the Pool from being rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Pool in such a manner or pursuant to any terms that would (a) cause such Mortgaged Property to fail to qualify as "foreclosure property" within the meaning of section 860G(a)(8) of the Code or (b) subject the Pool to the imposition of any federal income taxes on the income earned from such Mortgaged Property.

     Subject to the foregoing, however, the Master Servicer shall have full power and authority to do any and all things in connection herewith as are consistent with the servicing standard set forth in Section 3.01 and shall be authorized to incur costs and expenses necessary for the proper operation, management and maintenance of such Mortgaged Property, including, without limitation:

          (a) all insurance premiums due and payable in respect of such Mortgaged Property;

          (b) all real estate taxes and assessments in respect of such Mortgaged Property that may result in the imposition of a lien thereon;

          (c) any ground rents in respect of such Mortgaged Property; and

          (d) all costs and expenses necessary to maintain such Mortgaged Property and any management fees and expenses of Independent Persons.

     To the extent that amounts then on deposit in the Escrow Account and Collection Account in respect of such Mortgaged Property are insufficient for the purposes set forth in clauses (a) through (d) above with respect to such Mortgaged Property, the Master Servicer shall advance from its own funds such amount as is necessary for such purposes unless in the Master Servicer's reasonable and good faith judgment, the payment of such amounts will not be recoverable from the operation or sale of such Mortgaged Property and reimbursable to it pursuant to Section 3.06 hereof.

     The Master Servicer shall prepare or cause to be prepared, and the Trustee shall execute and file or cause to be filed with the Internal Revenue Service a report which shall contain the information required to be reported regarding any Mortgaged Property which is abandoned or which has been foreclosed. In order to facilitate this reporting process, the Master Servicer shall provide to the Trustee such information reasonably requested by the Trustee relating to each instance occurring during the previous calendar year in which the Master Servicer (i) on behalf of the Trustee acquired an interest in a Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Mortgage Loan, or
(ii) knew or had reason to know that a Mortgaged Property had been abandoned. The Trustee shall provide a copy of any such report to the Master Servicer and the Master Servicer shall deliver such report to the Mortgagor in the manner required by applicable law. In connection with any Mortgage Loan as to which the Master Servicer has accepted a deed in lieu of foreclosure, the Master Servicer shall use its reasonable best efforts to insure that, at all times, the related property constitutes "foreclosure property" within the meaning of Code Section 860G(a)(8) and that such property is administered so that no tax on "net income from foreclosure property" within the meaning of Code Section 860G(c) is imposed on the Trust Fund.

     Section 3.11. TRUSTEE TO COOPERATE; RELEASE OF FILES. Upon becoming aware of the payment in full of any Mortgage Loan, or upon the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee by a certificate (which certification shall include a statement to the effect that all amounts received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.04 have been or will be so deposited) of a Servicing Officer in the form of Exhibit H hereto and shall request delivery to it of the File. Upon receipt of such certification and request, the Trustee shall promptly release the related File to the Master Servicer. Upon any such payment in full, the Master Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, an instrument of satisfaction regarding such Mortgage or instrument to transfer title regarding such Land Sale Contract, which instrument of satisfaction shall be recorded by the Master Servicer if required by applicable law and be delivered to the Person entitled thereto, it being understood and agreed that no expenses incurred in connection with such instrument of satisfaction shall be reimbursed from amounts deposited in the Collection Account. From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, the Trustee shall, upon request of the Master Servicer and delivery to the Trustee of a receipt signed by a Servicing Officer in the form of Exhibit H hereto, release the related File to the Master Servicer. Such receipt shall obligate the Master Servicer to return the File to the Trustee when the need therefor by the Master Servicer no longer exists unless the Mortgage Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the receipt shall be released by the Trustee to the Master Servicer. Upon request from the Master Servicer, the Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents necessary to the forfeiture, foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage or Land Sale Contract or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note, Mortgage or Land Sale Contract or otherwise available at law or in equity.

     Section 3.12. SERVICING AND OTHER COMPENSATION; PAYMENT OF CERTAIN EXPENSES BY THE MASTER SERVICER. The Master Servicer, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date an amount (the "Master Servicing Fee") with respect to each Mortgage Loan and REO Loan held in the Pool equal to one-twelfth of the Master Servicing Fee Rate for such Mortgage Loan or REO Loan multiplied by the Scheduled Principal Balance of such Mortgage Loan or REO Loan, as the case may be, as of the first day of the [month in which] [Due Period preceding] such Distribution Date occurs (without taking into account any unscheduled receipts of principal during the preceding Due Period) (or the Cutoff Date, in the case of the first Distribution Date), which shall be payable on a loan-by-loan basis, from payments of interest on each Mortgage Loan and REO Proceeds on each REO Loan. The Master Servicer shall be entitled to recover its due and unpaid Master Servicing Fee in respect of any Mortgage Loan or REO Loan, as permitted by Section 3.06. The right to receive such servicing compensation may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement. The Master Servicer is also entitled to retain as additional servicing compensation, interest or other amounts earned with respect to Permitted Investments in the Collection Account. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of the fees of its counsel and all other fees and expenses not expressly stated hereunder to be for the account of the Holders of Certificates) and shall not be entitled to reimbursement therefor except as specifically provided herein.

     Additional servicing compensation in the form of beneficiary statements or demands, assumption fees, prepayment penalties, late charges, amounts collected for Mortgagor checks returned for insufficient funds, in each case to the extent actually paid by a Mortgagor or otherwise received, shall be retained by the Master Servicer as additional servicing compensation and shall not be required to be deposited in the Collection Account.

     The aggregate Master Servicing Fee for any month shall be reduced to the extent described as follows. Not later than each Distribution Account Deposit Date, the Master Servicer shall deposit in the Distribution Account from its own funds the amount of the Prepayment Interest Shortfall for each Mortgage Loan with respect to which a Prepayment Interest Shortfall occurred in the Preceding Due Period, but only to the extent of (and in reduction of two-thirds of the aggregate Master Servicing Fee pursuant to this Section
3.12 for the related Distribution Date.

     Section 3.13.  SALE OF DEFAULTED MORTGAGE LOANS.

          (a) The Master Servicer may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or Mortgaged Property acquired in connection with the default of a Mortgage Loan only on the terms and subject to the conditions set forth in this Section 3.13, or as otherwise expressly provided in or contemplated by Sections 2.02, 2.03, and 10.01.

          (b) In the event that a default has occurred and is continuing with respect to any Mortgage Loan and the Master Servicer has determined in good faith that such Mortgage Loan will become subject to foreclosure proceedings in the event that a deed-in-lieu is not received from the Mortgagor, the Master Servicer shall promptly so notify in writing the Trustee. The Master Servicer may, at its option, purchase from the Trust Fund, at a price equal to the Repurchase Price, any such defaulted Mortgage Loan provided that the delinquency with respect to the Mortgage Loan has continued for at least 90 consecutive days. The Repurchase Price for any such Mortgage Loan purchased hereunder shall be deposited into the Collection Account, and the Trustee, upon receipt of an Officers' Certificate from the Master Servicer to the effect that such deposit has been made, shall release or cause to be released to the Master Servicer the related File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Master Servicer title to such Mortgage Loan.

          (c) The Master Servicer may offer to sell any Mortgage Loan as to which a default has occurred and is continuing for at least 90 consecutive days that is not otherwise purchased by the Master Servicer pursuant to subsection (b) above, if and when the Master Servicer determines, consistent with the servicing standard set forth in Section 3.01, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related Mortgaged Property. Such offering shall be made in a commercially reasonable manner for a period of not less than 10 days or more than 90 days. The Master Servicer shall accept the highest cash bid received from any person that constitutes a fair price for such Mortgage Loan. In the absence of any bid determined as provided below to be fair, the Master Servicer shall proceed with respect to such Mortgage Loan in accordance with Section 3.10.

          (d) The Master Servicer shall use its best efforts to solicit bids for each Mortgaged Property acquired from the Mortgagor in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.10. The Master Servicer shall accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid received from any Person that constitutes a fair price for such Mortgaged Property provided that such price represents a greater recovery on a present value basis than would liquidation of the related Mortgaged Project. If the Master Servicer reasonably believes that it will be unable to realize a fair price for any such Mortgaged Property within the time constraints imposed by Section 3.10, then the Master Servicer shall dispose of such Mortgaged Property upon such terms and conditions as the Master Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received.

          (e) With respect to the preceding subsections (c) and (d), neither the Sellers, the Depositor, the Master Servicer, any Certificateholder, nor any affiliate of any such Person shall be obligated to submit a bid to purchase any such Mortgage Loan or Mortgaged Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its affiliates may bid for or purchase any such Mortgage Loan or Mortgaged Property pursuant hereto.

          (f) Whether any cash bid constitutes a fair price for any Mortgage Loan or Mortgaged Property, as the case may be, for purposes of this
     Section 3.13, shall be determined in good faith by the Master Servicer. In determining whether any bid constitutes a fair price for any Mortgage Loan or any Mortgaged Property, the Master Servicer shall take into account (in addition to the results of any appraisal that it may have had performed pursuant to Section 3.01(c), and any appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors), the period and amount of any delinquency on the affected Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property, the state of the local economy and the obligation to dispose of any Mortgaged Property within the time period specified in Section 3.10.
     The Repurchase Price for any Mortgage Loan or the related Mortgaged Property acquired from the Mortgagor shall in all cases be deemed a fair price.

          (g) Subject to subsections (a) through (f) above, the Master Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Mortgage Loan or Mortgaged Property, and the collection of all amounts payable in connection therewith. Any sale of a Mortgage Loan or Mortgaged Property shall be final and without recourse to the Trustee or the Trust Fund, and if such sale is consummated in accordance with the terms of this Agreement, neither the Master Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Master Servicer.

     Section 3.14. ANNUAL STATEMENT AS TO COMPLIANCE. The Master Servicer will deliver to each Rating Agency, the Trustee and the Depositor, on or before March 31 of each year, beginning with March 31 in the year that begins not less than three months after the Cutoff Date, an Officers' Certificate stating that (a) a review of the activities of the Master Servicer during the preceding calendar year and of its performance under this Agreement has been made under the supervision of the officer signing such Officers' Certificate, and (b) to the best of such officers' knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement throughout such year, or, there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of such statements shall be provided, at the expense of the Master Servicer, by the Trustee to Holders of Certificates upon request.

     Section 3.15. ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT. On or before December 31 of each year, beginning with the first December 31 that occurs at least three months after the Cutoff Date, the Master Servicer at its expense shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Rating Agency, the Depositor and the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the loans (during the preceding fiscal year) under pooling and servicing agreements substantially similar one to another and to this Agreement and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, such servicing has been conducted in compliance with such pooling and servicing agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC requires it to report and which are set forth in such report. Copies of the statement shall be provided, at the expense of the Master Servicer, by the Trustee to Certificateholders, upon request.


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

     Section 3.16. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE MORTGAGE LOANS. The Master Servicer shall provide to the Trustee, and to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder or the Trustee, access to any documentation regarding the Mortgage Loans which may be required by this Agreement or by applicable law, such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer. Nothing in this Section 3.16 shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this Section 3.16 as a result of such obligation shall not constitute a breach of this Section 3.16.

     Section 3.17. RIGHTS OF THE DEPOSITOR IN RESPECT OF THE MASTER SERVICER. The Master Servicer shall afford the Depositor, upon reasonable notice, during normal business hours access to all records maintained by the Master Servicer in respect of its rights and obligations hereunder and access to officers of the Master Servicer responsible for such obligations. Upon request, the Master Servicer shall furnish the Depositor with its most recent financial statements and such other information reasonably requested by the Depositor as the Master Servicer possesses regarding its business, affairs, property and condition, financial or otherwise. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Master Servicer hereunder or exercise the rights of the Master Servicer hereunder; provided that the Master Servicer shall not be relieved of any of its obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Master Servicer and is not obligated to supervise the performance of the Master Servicer under this Agreement or otherwise.

     Section 3.18. CONVERSION OF LAND SALE CONTRACTS. If a Mortgagor elects to convert a Land Sale Contract to a mortgage or deed of trust and mortgage note, the Master Servicer shall, (a) if the terms of the Land Sale Contract provide for such conversion or if local law requires such conversion or (b) if the conditions set forth in the succeeding paragraph are met, prepare and direct the Trustee to execute a special warranty deed, mortgage note and mortgage or deed of trust, in each case containing the same basic terms as the Land Sale Contract to be converted and in recordable form in the appropriate jurisdiction and complying with any terms specified in the Land Sale Contract, along with a mortgage note; provided that the Master Servicer and the Trustee shall receive an Opinion of Counsel, which opinion shall be at the expense of the Mortgagor, to the effect that the proposed conversion will not cause (i) any federal tax to be imposed on the Trust Fund, including without limitation, any federal tax imposed on "prohibited transactions" under Section 860F(a)(1) of the Code or (ii) any portion of the Trust fund to fail to qualify as a REMIC at any time that any Certificate is Outstanding. If a Mortgagor under a Land Sale Contract that does not specifically provide for conversion requests that such Land Sale Contract be converted to a mortgage or deed of trust, the Master Servicer shall notify the Mortgagor promptly of the preconditions of the Master Servicer's obligation to convert such Land Sale Contract, and shall promptly undertake any investigation necessary on its part to determine whether such preconditions have been met, which preconditions shall include the following:


          (a) the Master Servicer shall have received documentation showing that (i) the Mortgagor has requested such conversion in order to obtain a loan for the sole purpose of financing improvements or repairs to the related Mortgaged Property (an "Improvement Loan") and (ii) the Mortgagor has obtained all necessary credit approval for the Improvement Loan from a lender, and the sole reason the Mortgagor has not obtained the Improvement Loan is that such Mortgagor is an obligor under a Land Sale Contract rather than a mortgage note and Mortgage or deed of trust;

          (b) the Master Servicer or its agent shall have checked the applicable title records and shall have determined that, after conversion of the Land Sale Contract and recordation of the resulting mortgage or deed of trust, such mortgage or deed of trust will evidence a first priority perfected security interest on the Mortgaged Property; and

          (c) the Master Servicer shall have determined, in its sole discretion and pursuant to any means it deems appropriate, that it will be able to collect all expenses and any processing fees relating to the conversion of the Land Sale Contract from the Mortgagor.

     Prior to the execution of the mortgage or deed of trust, the Trustee shall confirm that the Mortgagor, the amount of the debt secured by the mortgage or deed of trust, the interest rate on the mortgage note, the schedule of payments and the maturity date of the mortgage note are identical to the corresponding terms of the related Land Sale Contract at the time of conversion. After conducting such review, the Trustee, at the Master Servicer's direction, shall execute the special warranty deed, mortgage note and mortgage or deed of trust prepared by the Master Servicer and, upon execution of the mortgage note and mortgage or deed of trust by the related Mortgagor, delivery of the mortgage note to the Trustee, and recording by the Master Servicer of the deed and mortgage or deed of trust in the appropriate recording office, the Land Sale Contract shall be terminated and such mortgage note and mortgage or deed of trust shall be a Mortgage Note, Mortgage and Mortgage Loan hereunder.

     Section 3.19.  REGARDING COMMERCIAL MORTGAGE LOANS.

          (a) The Master Servicer shall not acquire any personal property on behalf of the Trust Fund pursuant to Section 3.10 unless either:

               (i) such personal property is incident to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Master Servicer; or

               (ii) the Master Servicer shall have obtained an Opinion of Counsel (the cost of which may be withdrawn from the Collection Account pursuant to


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

          Section 3.06(f)) to the effect that the holding of such personal property as part of the Trust Fund will not cause the imposition of a tax on the Trust Fund under the REMIC Provisions or cause the Trust Fund to fail to qualify as a REMIC at any time that any Certificate is outstanding.

          (b) Notwithstanding the provisions of Section 3.10, the Master Servicer shall not, on behalf of the Trustee, obtain title to a Commercial Property by deed in lieu of foreclosure or otherwise, or take any other action with respect to any Commercial Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, could, in the reasonable judgment of the Master Servicer made in accordance with the servicing standard set forth in
     Section 3.01(a), be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Commercial Property within the meaning of CERCLA or any comparable law, unless the Master Servicer, in accordance with such servicing standard, has determined whether to obtain and, if such determination has been made, has obtained a Phase I Environmental Assessment (and any additional environmental testing that the Master Servicer deems necessary and prudent) of such Commercial Property conducted by an Independent Person who regularly conducts Phase I Environmental Assessments and performed during the 12-month period preceding any such acquisition of title or other action, that:

               (i) the Commercial Property is in compliance with applicable environmental laws and regulations or, if not, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Pass-Through Rate) to acquire title to or possession of the Commercial Property and to effect such compliance; and

               (ii) there are no circumstances or conditions present at the Commercial Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could reasonably be expected to be required, that it would maximize the recovery to the Certificateholders on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at the related Pass-Through Rate) to acquire title to or possession of the Commercial Property and to take such actions.

          Any such determination by the Master Servicer shall be evidenced by an Officer's Certificate to such effect delivered to the Trustee, the Master Servicer and the Majority Certificateholder of the Residual Certificates and specifying all of the bases for such determination, such Officer's Certificate to be accompanied by all related environmental reports. The cost of any such Phase I Environmental Assessment, additional environmental testing and remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the second preceding sentence, may be reimbursed to the Master Servicer from the Collection Account as an expense of the Trust Fund pursuant to Section 3.06(f).

          (c) If the environmental testing contemplated by Section 3.19(b) above establishes that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a defaulted Commercial Mortgage Loan, the Master Servicer shall take such action as is in accordance with the servicing standard set forth in Section 3.01(a) (other than proceeding against the Mortgaged Property) and, at such time as it deems appropriate, may, on behalf of the Trustee, release all or a portion of such Mortgaged Property from the lien of the related Mortgage; provided that prior to the release of all or a portion of the related Mortgaged Property from the lien of the related Mortgage, the Master Servicer shall have notified the Trustee in writing of its intention to so release all or a portion of such Mortgaged Property.

          (d) The Master Servicer shall report to the Trustee and the Majority Certificateholder of the Residual Certificates monthly in writing as to any actions taken by the Master Servicer with respect to any Commercial Property as to which the environmental testing contemplated in Section 3.19(b) above has revealed that any of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earliest to occur of satisfaction of all such conditions and release of the lien of the related Mortgage on such Mortgaged Property.

          (e) Notwithstanding the foregoing, the Master Servicer, in accordance with the servicing standard set forth in Section 3.01(a), shall not be obligated to obtain a Phase I Environmental Assessment, if in its judgment it is not necessary for the reasonable protection of the Trust Fund.

                                 ARTICLE IV

               MASTER SERVICER'S CERTIFICATE; MONTHLY ADVANCES

     Section 4.01. MASTER SERVICER'S CERTIFICATE. Each month, not later than the close of business on each Determination Date, the Master Servicer shall deliver to the Trustee, a Master Servicer's Certificate substantially in the form of Exhibit K, certified by a Servicing Officer.

     In addition, the Master Servicer shall provide all information required by the Trustee to perform its duties under Sections 5.04 and 5.05.

     Section 4.02. MONTHLY ADVANCES. On or before 3:00 p.m. New York time on the Business Day preceding each Distribution Account Deposit Date, the Master Servicer shall (a) either (i) deposit in the Distribution Account from its own funds an amount equal to the


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

Monthly Advance, if any, or (ii) cause to be made an appropriate entry in the records of the Distribution Account that all or a portion of the Amount Held for Future Distribution has been, as permitted by this Section 4.02, used by the Master Servicer in discharge of any such Monthly Advance or (iii) make advances in the form of any combination of clauses (i) and (ii) above aggregating the amount of such Monthly Advance or (b) in the event that the Master Servicer is unable to make such Monthly Advance, notify the Trustee in order to enable the Trustee to exercise its remedies hereunder, including, but not limited to, Section 8.01. The obligation of the Master Servicer or any successor Master Servicer to make the Monthly Advance required by this
Section 4.02 is not a guaranty of payment on the Certificates and is contingent upon the Master Servicer's determination that such Monthly Advances are recoverable in accordance herewith. Any portion of the Amount Held for Future Distribution so used shall be replaced by the Master Servicer by deposit in the Distribution Account on or before 3:00 p.m. New York time on any future Distribution Account Deposit Date to the extent that funds attributable to the Mortgage Loans that are available in the Distribution Account on such Distribution Account Deposit Date shall be less than payments to Certificateholders required to be made on the following Distribution Date. With respect to any Balloon Loan as to which the related Mortgagor fails to make the Balloon Payment when due, the Master Servicer shall not be obligated to advance any such Balloon Payment, but shall advance from any combination of (i) or (ii) above an amount equal to up to one month's interest on such Balloon Payment (to the extent such amount is not received from or on behalf of the related Mortgagor), on each Distribution Account Deposit Date until such Balloon Payment is made, subject to the Master Servicer's determination as to recoverability and, at the option of the Master Servicer, an amount equal to the principal portion of the Monthly Payment due with respect to the related Mortgage Loan.

                                  ARTICLE V

                        PAYMENTS AND STATEMENTS TO
                   CERTIFICATEHOLDERS; REMIC SERVICING

     Section 5.01. DISTRIBUTIONS. On each Distribution Date, the Trustee shall distribute out of the Distribution Account (a) to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution) by check mailed to such Certificateholder entitled to receive a distribution on such Distribution Date at the address appearing in the Certificate Register, or upon written request by a Certificateholder (in the event such Certificateholder owns of record Regular Certificates of any Class having denominations aggregating at least $1,000,000), by wire transfer or by such other means of payment as such Certificateholder and the Trustee shall agree upon, such Certificateholder's Percentage Interest in, the amount to which the related Class of Certificates is entitled in accordance with the priorities set forth below in Section 5.02; provided that distribution to the Depository will be made by wire transfer in same day funds.

     Neither the Holders of any Class of Regular Certificates or the Residual Certificates, the Master Servicer, the Sellers nor the Trustee shall in any way be responsible or liable to Holders


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of any Class of Certificates  in respect of amounts properly previously distributed on any Class of Regular Certificates.

     Section 5.02.  PRIORITIES OF DISTRIBUTION.

          (a) On each Distribution Date, the Trustee shall withdraw the Available Funds from the Distribution Account and apply such funds to distributions on the Certificates in the following order of priority and to the extent of Available Funds:

               (i) to each Class of Senior Certificates, an amount allocable to interest equal to the related Class Optimum Interest Distribution Amount, any shortfall being allocated pro rata among such Classes in proportion to the amount of the class Optimum Interest Distribution Amount that would have been distributed in the absence of such shortfall;

               (ii) to principal of each Class of Senior Certificates concurrently as follows (any shortfalls being allocated between (A) and (B) pro rata in proportion to the amount that would have been distributed to such Classes in the absence of such shortfall):

                    (A) on each Distribution Date prior to the Credit Support Termination Date, an amount up to the Senior Principal Distribution Amount will be distributed as principal sequentially, to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, until the Class Certificate Balances thereof have been reduced to zero; and

                    (B) on each Distribution Date prior to the Credit Support Termination Date, an amount up to the Class A-4 Principal Distribution Amount for such Distribution Date will be distributed as principal to the Class A-4 Certificates until the Class Certificate Balance thereof has been reduced to zero;

               (iii) an amount allocable to interest equal to the Class Optimum Interest Distribution Amount for the Class B-1 Certificates;

               (iv) to the Class B-1 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance has been reduced to zero;

                (v) an amount allocable to interest equal to the Class Optimum Interest Distribution Amount for the Class B-2 Certificates;


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               (vi) to the Class B-2 Certificates, an amount allocable to principal equal to its Pro Rata Share for such Distribution Date until the Class Certificate Balance has been reduced to zero;

              (vii) to the Class B-3 Certificates, an amount allocable to interest equal to the Class Optimum Interest Distribution Amount for the Class B-3 Certificates;

             (viii) to the Class B-4 Certificates, an amount allocable to interest equal to the Class Optimum Interest Distribution Amount for the Class B-4 Certificates;

               (ix) to the following Classes of Certificates, on each Distribution Date until the Accretion Termination Date, the Accretion Amount, as principal, in the following order of priority:

                    (A) sequentially, to the Class A-1, Class A-2 and Class A-3 Certificates, in that order, until the respective Class Certificate Balances thereof have been reduced to zero; and

                    (B) concurrently, to the Class A-4, Class B-1 and Class B-2 Certificates, pro rata, based on the respective Class Certificate Balances on such Distribution Date;

               (x) to the Class Z/IO Component, an amount equal to the Class Z/IO Component Interest Amount; provided, however, that up to and including the Accretion Termination Date, such amount shall be distributed to the Accretion Directed Certificates as set forth in
          Section 5.02(a)(ix), subject to Section 5.03(d), and added to the Component Balance of the Class Z/IO Component Balance;

              (xi) after the Class Certificates Balances of the Offered Certificates have been reduced to zero, sequentially to the Class B-3, Class B-4 and Class R Certificates, in that order, all Available Funds remaining until their respective Class Certificate Balances are reduced to zero; and

             (xii) to the Class R Certificates, any remaining Available Funds.

          (b) On each Distribution Date, the Class Optimum Interest Distribution Amount and the Class Z/IO Component Interest Amount for such Distribution Date for each Class of Regular Certificates and the Class Z/IO Component, respectively, shall be reduced by such Class' or Components' pro rata share (based on such Class' or Components' Class Optimum Interest Distribution Amount or Class Z/IO Component Interest Amount, as applicable), of (i) Net Prepayment Interest Shortfalls, (ii) after the Special Hazard Coverage Termination Date, with respect to each Mortgage Loan that became a Special Hazard Mortgage Loan during the Due Period relating to such Distribution Date, the excess of one month's interest at the related Net Mortgage Interest


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     Rate on the Scheduled Principal Balance of such Mortgage Loan as of the
     Scheduled Due Date over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such Due Period, (iii) after the Bankruptcy Coverage Termination Date, with respect to each Mortgage Loan that became subject to a Bankruptcy Loss during the Due Period relating to such Distribution Date, the interest portion of the related Debt Service Reduction or Deficient Valuation, (iv) each Relief
     Act Reduction incurred during the Due Period relating to such Distribution Date and (v) after the Fraud Loss Coverage Termination Date, with respect to each Mortgage Loan that became a Fraud Loan during the Due Period relating to such Distribution Date the excess of one month's interest at the related Net Mortgage Interest Rate on the Scheduled Principal Balance of such Mortgage Loan as of the Scheduled Due Date over the amount of Liquidation Proceeds applied as interest on such Mortgage Loan with respect to such Due Period.

          (c) Subject to Section 5.03(d) below, on each Distribution Date up to and including the Accretion Termination Date, the Accretion Amount for such Distribution Date shall not be distributed as interest with respect to the Class Z/IO Component but shall instead be added to the Component Balance of such Component on the related Distribution Date.

          (d) On each Distribution Date on or after the Credit Support Termination Date, notwithstanding the allocation and priority set forth in
     Section 5.02(a)(ii), the portion of Available Funds available to be distributed to the Senior Certificates specified in such Section will be distributed among such Classes, pro rata, on the basis of their respective Class Certificate Balances prior to making any distributions on such Distribution Date and until the Class Certificate Balances thereof are reduced to zero;

          (e) On each Distribution Date, any distribution made to the holders of the Class R Certificates in respect of principal pursuant to
     Section 5.02(a)(xi) will be applied sequentially, to the Class PO Component and the Class Z/IO Component, in that order, until their respective Component Balances have been reduced to zero.

     Section 5.03. ALLOCATION OF NET REALIZED LOSSES.

          (a) On or prior to each Determination Date, the Master Servicer shall determine the total amount of Net Realized Losses, if any, that occurred during the preceding Due Period.

          (b) Net Realized Losses shall be allocated as follows:

               (i) Net Realized Losses (other than Excess Losses), first, sequentially, to the Class R, Class B-4, Class B-3, Class B-2, Class B-1 Certificates in that order, until the Class Certificate Balance of each such Class is reduced to zero, second, to the Class A-4, Class A-3, Class A-2 and Class A-1 Certificates, pro rata, based on their respective Class Certificate Balances; and


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               (ii) Net Realized Losses that are Excess Losses, to the Senior
          Certificates and the Subordinate Certificates then Outstanding, pro rata, on the basis of their respective Class Certificate Balances immediately prior to such Distribution Date.

     Any Net Realized Losses allocated to a Class of Certificates shall be allocated among the Certificates of such Class in proportion to the respective portion of the Initial Class Certificate Balance represented by such Class of Certificates. Any allocation of Net Realized Losses to the Class R Certificates shall be allocated pro rata between the Class PO Component and the Class Z/IO Component.

          (c) Any allocation of Net Realized Losses to a Class of Certificates shall be accomplished by reducing the Class Certificate Balance thereof immediately following the related Distribution Date in accordance with the definition of "Class Certificate Balance."

          (d) On any Distribution Date on which a Carry Forward Loss Amount exists with respect to any Class of Regular Certificates, the amount of any Accretion Amount to be added to the Component Balance of the Class Z/IO Component pursuant to Section 5.01(c) hereto shall instead be added to the Class Certificate Balances of the Class or Classes of Certificates then entitled to distributions in respect of principal on such Distribution Date up to the Carry Forward Loss Amount with respect to each such Class and the Carry Forward Loss Amount with respect to any such Class shall be reduced by the amount added to the Class Certificate Balance thereof. If, on any Distribution Date, the Accretion Amount is less than the amount necessary to reduce each such Class' Carry Forward Loss Amount to zero, such amount shall be added to the Class Certificate Balances of the Classes of Certificates with Carry Forward Loss Amounts in the order of their priority of payment with respect to principal. If any Accretion Amount remains after reducing each Class' Carry Forward Loss Amount to zero, then such amount shall be added to the Component Balance of the Class Z/IO Components.

     Section 5.04. STATEMENTS TO CERTIFICATEHOLDERS.

           (a) Prior to the Distribution Date in each month, based upon, and subject to timely receipt of, the information provided to the Trustee on the Master Servicer's Certificate delivered to the Trustee pursuant to
     Section 4.01, the Trustee shall determine the following information with respect to the following Distribution Date:

               (i) the amount received or deemed to have been received by the Master Servicer as of the close of business on the preceding Determination Date in respect of the Mortgage Loans, reduced by the sum of the amounts specified in clauses (A) through (C), inclusive, of the definition of Available Funds;



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               (ii)  the aggregate Repurchase Prices for any Deleted Loans to be purchased on the immediately succeeding Distribution Account Deposit Date pursuant to Section 2.02 or 2.03 and (b) the amount to be deposited in the Distribution Account on or prior to the related Distribution Account Deposit Date pursuant to Section 2.04 in respect of Replacement Loans;

               (iii)  the Available Funds for the following Distribution Date;

               (iv) the Class Optimum Interest Distribution Amount for each Class of Regular Certificates for the following Distribution Date and the amount to be distributed on account of interest on each Class of Regular Certificates for the following Distribution Date, the Class Z/IO Component Interest Amount and the Accretion Amount to be distributed to the Class B Certificates as principal for the following Distribution Date;

               (v) the amount to be distributed and allocable to principal for each Class of Certificates for the following Distribution Date;

               (vi) the aggregate amount of Net Realized Losses indicating separately the amount of Net Special Hazard Losses, Fraud Losses and Bankruptcy Losses during the preceding calendar month;

               (vii) the amount of Bankruptcy Coverage Amount, Special Hazard Loss Coverage and the Fraud Loss Coverage Amount for the related Distribution Date;

               (viii) the Senior Percentage and the Class A-4 Percentage for the following Distribution Date;

               (ix) the Senior Prepayment Percentage and the Class A-4 Prepayment Percentage for the following Distribution Date;

               (x) the Subordinate Percentage on a Class by Class basis for the following Distribution Date;

               (xi) the Subordinate Prepayment Percentage on a Class by Class basis for the following Distribution Date;

               (xii) the Pool Scheduled Principal Balance for the second following Distribution Date;

               (xiii) the Class Certificate Balance for each Class of Certificates after giving effect to the distribution to be made on the following Distribution Date and any adjustments to the Class Certificate Balances of such Certificates on such following Distribution Date as a result of Net Realized Losses;



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               (xiv)  the number and aggregate principal balances of Mortgage
          Loans delinquent as of the end of the Scheduled Due Date (a) one month, (b) two months and (c) three or more months and loans in foreclosure;

               (xv)   the book value (within the meaning of 12 C.F.R. Section
          571.13 or comparable provision) of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosures; and

               (xvi) the amount of each Class' Carry Forward Loss Amount with respect to such Distribution Date.

          (b) No later than each Distribution Date, the Trustee, based upon information supplied to it on, and subject to timely receipt of, the Master Servicer's Certificate pursuant to Section 4.01, shall prepare and mail to each Holder of a Certificate, each Rating Agency and the Master Servicer a statement setting forth:

               (i) (A) the amount of such distribution to Holders of each Class of Certificates allocable to interest, any Class Unpaid Interest Shortfall for such Class included in such distribution and any remaining Class Unpaid Interest Shortfall for such Class after giving effect to such distribution and (B) the amounts of (1) Net Prepayment Interest Shortfall; (2) the amount of Prepayment Interest Shortfalls offset by the Master Servicing Fee; (3) the interest portion of Net Special Hazard Losses and Fraud Losses; (4) the interest portion of Debt Service Reductions and Deficient Valuations; and (5) Relief Act Reductions, in each case allocated to each Class on such Distribution Date;

               (ii) the amount of such distribution to Holders of each Class of Certificates allocable to principal, separately identifying the aggregate amount of any Principal Prepayments included therein;

               (iii) the amount of any Monthly Advance pursuant to Section 4.02 and the amount of any Servicing Advances made pursuant to Article III during the preceding Due Period;

               (iv) the Class Certificate Balance of each Class of Certificates on such Distribution Date after giving effect to the distribution of principal and any adjustments to the Class Certificate Balances of such Certificates as a result of Net Realized Losses resulting from
          (A) Special Hazard Losses, (B) Deficient Valuations or Debt Service Reductions, (C) Fraud Losses and (D) Net Realized Losses not included in clauses (A) through (C) above, separately listing the amounts of adjustments resulting from each such category;

               (v) the Pool Scheduled Principal Balance of the Mortgage Loans for the following Distribution Date;



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               (vi)  the  aggregate amount of  Net Special  Hazard Losses,
          Bankruptcy Losses and Fraud Losses during the preceding calendar month (separately stating the amount of principal reduction and interest reduction pursuant to Sections 5.02(b) and 5.02(c)) and the Special Hazard Loss Coverage Amount, Bankruptcy Coverage Amount and the Fraud Loss Coverage Amount for the following Distribution Date;

               (vii) the number and aggregate principal balances of Mortgage Loans delinquent as of the end of the previous month (A) one month,
          (B) two months and (C) three or more months and loans in foreclosure;

               (viii) the book value (within the meaning of 12 C.F.R. Section
          571.13 or comparable provision) of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

               (ix) the amount of Net Realized Losses allocated to each such Class;

               (x) the Senior Percentage and the Class A-4 Percentage for the following Distribution Date;

               (xi) the Senior Prepayment Percentage and the Class A-4 Prepayment Percentage for the following Distribution Date; and

               (xii) the Subordinate Percentage on a Class-by-Class basis for the following Distribution Date; and

               (xiii) the Subordinate Prepayment Percentage on a Class-by-Class basis for the following Distribution Date.

     In the case of information furnished pursuant to subclauses (ii) and (ix) above, the amounts shall be expressed as a dollar amount per Certificate with a $1,000 denomination.

     Within a reasonable period of time after the end of each calendar year, the Trustee shall forward to each Person who at any time during the calendar year was the Holder of a Regular Certificate, or Residual Certificate a statement containing the information set forth in subclauses (i) and (ii) above in the case of a Certificateholder, in each case aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in force.

     The Trustee shall deliver to the Holders of Certificates any reports or information the Trustee is required by this Agreement or the Code, Treasury Regulations or REMIC Provisions to deliver to the Holders of Certificates, and the Master Servicer shall prepare and provide to



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the Trustee, and the Trustee shall forward to Certificateholders in the form so provided (by mail, telephone or publication as may be permitted by applicable Treasury Regulations), the foregoing information and such other reasonable information as the Master Servicer deems necessary or appropriate or is required by the Code, Treasury Regulations, and the REMIC Provisions including, but not limited to, (i) information to be reported to the Holders of the Residual Certificates for quarterly notices on Schedule Q (Form 1066) (which information shall be forwarded to the Holders of the Certificates by the Trustee), (ii) information to be provided to the Holders of Certificates with respect to amounts which should be included as interest and original issue discount in such Holders' gross income and (iii) information to be provided to all Holders of Certificates setting forth the percentage of the Trust Fund's assets, determined in accordance with Treasury Regulations using a convention, not inconsistent with Treasury Regulations, selected by the Trustee in its absolute discretion, that constitute qualifying real property loans under Section 593 of the Code, real estate assets under Section 856 of the Code, and assets described in Section 7701(a)(19)(C) of the Code; provided, however, that in setting forth the percentage of such assets of the REMIC, nothing contained in this Agreement, including without limitation
Section 7.03 hereof, shall be interpreted to require the Master Servicer periodically to appraise the fair market values of the assets of the Pool or to indemnify the Pool or any Certificateholders from any adverse federal, state or local tax consequences associated with a change subsequently required to be made in the Master Servicer's initial good faith determinations of such fair market values (if subsequent determinations are required pursuant to the REMIC Provisions) made from time to time.

     Section 5.05. TAX RETURNS AND REPORTS TO CERTIFICATEHOLDERS.

          (a) For federal income tax purposes, the Trust Fund shall have a calendar year taxable year and shall maintain its books on the accrual method of accounting.

          (b) The Trustee shall prepare or cause to be prepared and shall execute and file or cause to be filed with the Internal Revenue Service and applicable state or local tax authorities income tax information returns for each taxable year with respect to the Trust Fund containing such information at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and shall furnish or cause to be furnished to the Trust Fund and the Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby. Within thirty (30) days of the Closing Date, the Trustee shall furnish or cause to be furnished to the Internal Revenue Service, on Form 8811 or as otherwise required by the Code, the name, title, address and telephone number of the person that Holders of the Certificates may contact for tax information relating thereto, together with such additional information at the time or times and in the manner required by the Code. Such federal, state, or local income tax or information returns shall be signed by the Trustee, or such other Person as may be required to sign such returns by the Code or state or local tax laws, regulations or rules.




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          (c) In the first federal income tax return of the Trust Fund for its short taxable year ending December 31, 1996, REMIC status shall be elected for such taxable year and all succeeding taxable years.

          (d) The Trustee will maintain or cause to be maintained such records relating to the Trust Fund, including but not limited to the income, expenses, assets and liabilities of the Pool, and the fair market value and adjusted basis of the Pool property and assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information.

     Section 5.06. TAX MATTERS PERSON. The Tax Matters Person shall have the same duties with respect to the Trust Fund as those of a "tax matters partner" under Subchapter C of Chapter 63 of Subtitle F of the Code.

     Section 5.07. RIGHTS OF THE TAX MATTERS PERSON IN RESPECT OF THE TRUSTEE. The Trustee, if the Trustee is not the Tax Matters Person, shall afford the Tax Matters Person, upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Tax Matters Person with its most recent statement of condition publicly available. The Trustee shall make available to the Tax Matters Person such books, documents or records relating to the Trustee's services hereunder. The Tax Matters Person shall not have any responsibility or liability for any action or failure to act by the Trustee and is not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

     Section 5.08. REMIC-RELATED COVENANTS. For as long as the Pool shall exist, the Trustee shall act in accordance herewith to assure continuing treatment of the Trust Fund as a REMIC and avoid the imposition of tax on the Trust Fund. In particular:

         (a) The Trustee shall not create, or permit the creation of, any "interests" in the Trust Fund within the meaning of Code Section 860D(a)(2) other than the interests represented by the Trust Fund, Regular Certificates and the Residual Certificates, respectively.

          (b) Except as otherwise provided in the Code, the Depositor and the Master Servicer shall not grant and the Trustee shall not accept property unless (i) substantially all of the property held in the Trust Fund constitutes either "qualified mortgages" or "permitted investments" as defined in Code Sections 860G(a)(3) and (5), respectively, and (ii) no property shall be contributed to the Trust Fund after the start-up day unless such grant would not subject the Pool to the 100% tax on contributions to a REMIC after the start-up day of the REMIC imposed by Code Section 860G(d).



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          (c) The Trustee shall not accept on behalf of the Trust Fund any fee or other compensation for services and shall not accept on behalf of the Pool any income from assets other than those permitted to be held by a REMIC.

          (d) The Trustee shall not sell or permit the sale of all or any portion of the Mortgage Loans (other than in accordance with Section 2.02 or 3.13), unless the Trustee has been provided with an Opinion of Counsel concluding that such sale is pursuant to a "qualified liquidation" as defined in Code Section 860F(a)(4)(A) and in accordance with Article X, which Opinion of Counsel shall not be an expense of the Trustee.

          (e) The Trustee shall maintain books with respect to the Trust Fund on a calendar year taxable year and on an accrual basis.

     Neither the Master Servicer nor the Trustee shall engage in a "prohibited transaction" (as defined in Code Section 860F(a)(2)), except that, with the prior written consent of the Master Servicer and the Depositor, the Trustee may engage in the activities otherwise prohibited by the foregoing clauses (b),
(c) and (d), provided that the Master Servicer shall have delivered to the Trustee an Opinion of Counsel to the effect that such transaction will not result in the imposition of a tax on the Trust Fund and will not disqualify the Trust Fund from treatment as a REMIC; and provided that the Master Servicer shall have demonstrated to the satisfaction of the Trustee that such action will not adversely affect the rights of the holders of the Certificates and the Trustee and that such action will not adversely impact the rating of the Certificates.

                                 ARTICLE VI

                              THE CERTIFICATES

     Section 6.01. THE CERTIFICATES. The Classes of Senior Certificates, the Residual Certificates and the Subordinate Certificates shall be substantially in the forms set forth in Exhibits A, B, D and E (reverse of all Certificates) and shall, on original issue, be executed and countersigned by the Trustee to or upon the order of the Depositor upon receipt by the Trustee of the documents specified in Section 2.01. The Senior Certificates shall be available to investors in interests representing minimum dollar Class Certificate Balances, as the case may be, of $_____________ and integral multiples of $1 in excess thereof. The Subordinate Certificates (other than the Class R Certificates) shall be available to investors in fully registered form in interests representing minimum dollar Certificate Balances of $___________ and integral dollar multiples of $1 in excess thereof (except one Certificate of such class may be issued with a Class Certificate Balance other than in such amounts).

     The Residual Certificates shall be in fully registered form in minimum dollar Class Certificate Balances of $1,000 and integral multiples of in excess thereof (except one Residual Certificate may be available in a different Class Certificate Balance).



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     The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer or signatory. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Depositor, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the execution and delivery of such Certificates or did not hold such offices or positions at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless such Certificate shall have been countersigned by the Trustee substantially in the form provided for herein, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

     Section 6.02. REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES. The Trustee shall cause to be kept at an office or agency in the city in which the Corporate Trust Office of the Trustee is located a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

     At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class, tenor and aggregate Percentage Interest, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange the Depositor shall execute and the Trustee shall authenticate, countersign and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

     No transfer of a Private Certificate shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, (a) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee, the Sellers or the Depositor and
(b) the Trustee shall require the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit J-1 (with respect to accredited investors) or



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Exhibit J-2 (with respect to Qualified Institutional Buyers)) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee, the Sellers or the Depositor; provided that the foregoing requirements under clauses (a) and (b) shall not apply to a transfer of a Private Certificate between or among the Seller, their affiliates or both. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Sellers and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

     Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times:
(a) registration of the Certificates may not be transferred by the Trustee except to another Depository; (b) the Depository shall maintain book-entry records with respect to the Certificate Holders and with respect to ownership and transfers of such Book-Entry Certificates; (c) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (d) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (e) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Holders of the Book-Entry Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Holders; and
(f) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

     All transfers by Certificate Holders of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

     If (a) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, (b) the Depositor at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (c) after the occurrence of an Event of Default, Certificate Holders representing at least 51% of the Class Certificate Balance of the
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advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Holders, the Trustee shall notify all Certificate Holders, through the Depository, of the occurrence of any such event and of the availability of definitive, fully registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. Neither the Master Servicer, the Depositor nor the Trustee shall be liable for any delay in delivery of such instruction and may conclusively rely on, and shall be protected in relying on, such instructions. The Master Servicer shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

     No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (a) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee and the Master Servicer (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit J), to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or the Master Servicer, (b) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such ERISA-Restricted Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such ERISA-Restricted Certificates are covered under Section III of PTCE 95-60, or (c) in the case of any ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, and Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Master Servicer to the effect that the purchase or holding of such ERISA--Restricted Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which opinion of counsel shall not be an expense of the Trustee or the Master Servicer. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquiror's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee



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of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

     To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 6.01 or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

     Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

          (a) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

          (b) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

          (c) No Ownership Interest in a Residual Certificate may be transferred without delivery to the Trustee of each of the following in form and substance satisfactory to it:

               (i) an affidavit in the form of Exhibit I hereto from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

               (ii) a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

          (d) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such



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     Residual Certificate. The Trustee shall be under no liability to any
     Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 6.02 or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was not registered upon the express written consent of the Trustee. The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

          (e) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee shall have the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Underwriter to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Trustee or its affiliates), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Residual Certificate may be liable for any amount due under this Section 6.02 or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee, and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

          (f) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee, based on information provided to the Trustee by the Master Servicer will provide to the Internal Revenue Service, and to the persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under
     Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of Section 6.02 shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form and substance satisfactory to the Trustee, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section 6.02 will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause the Trust Fund to fail to qualify as a REMIC.



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     No service charge shall be imposed for any transfer or exchange of
Certificates of any Class, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

     All Certificates surrendered for transfer and exchange shall be destroyed by the Certificate Registrar.

     Section 6.03.  MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.  If
(a) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (b) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by each, to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor, Class and Percentage interest but bearing a number not contemporaneously outstanding. Upon the issuance of any new Certificate under this Section, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any duplicate Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Pool, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

     Section 6.04. PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Master Servicer, the Trustee, the Certificate Registrar and any agent of the Depositor, the Master Servicer, the Trustee or the Certificate Registrar may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
5.01 and for all other purposes whatsoever, and neither the Depositor, the Master Servicer, the Trustee, the Certificate Registrar nor any agent of the Master Servicer, the Trustee or the Certificate Registrar shall be affected by notice to the contrary.

                                 ARTICLE VII

              THE DEPOSITOR, THE SELLERS AND THE MASTER SERVICER

     Section 7.01. RESPECTIVE LIABILITIES OF THE DEPOSITOR, THE SELLERS AND THE MASTER SERVICER. The Depositor, the Sellers and the Master Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by the Depositor, the Sellers and the Master Servicer herein. By way of illustration and not limitation, the Depositor is not liable for the servicing and administration of the Mortgage Loans, nor is it obligated by
Section 3.17 or Section 8.01 to assume any obligations of the Master Servicer or to appoint a designee to assume such obligations, nor is it liable for


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any other obligation hereunder that it may, but is not obligated to, assume unless it elects to assume such obligation in accordance herewith.

     Section 7.02. MERGER OR CONSOLIDATION OF THE DEPOSITOR OR THE MASTER SERVICER. The Depositor and the Master Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

     Any Person into which the Depositor or the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Depositor or the Master Servicer shall be a party, or any Person succeeding to the business of the Depositor or the Master Servicer, shall be the successor of the Depositor or the Master Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Master Servicer shall be qualified to service mortgage loans on behalf of FNMA or FHLMC.

     Section 7.03. LIMITATION ON LIABILITY OF THE DEPOSITOR, THE SELLER, THE MASTER SERVICER AND OTHERS. Neither the Depositor, the Sellers, the Master Servicer nor any of the directors, officers, employees or agents of the Depositor or of the Master Servicer shall be under any liability to the Pool or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Sellers, the Master Servicer or any such person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Master Servicer, the Sellers and any director, officer, employee or agent of the Depositor or the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Master Servicer, the Sellers and any director, officer, employee or agent of the Depositor or the Master Servicer shall be indemnified by the Pool and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor, the Sellers nor the Master Servicer shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor, the Sellers or the Master Servicer may in its


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discretion undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Pool, and the Depositor, the Sellers and the Master Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Collection Account as provided by Section 3.06.

     Section 7.04. DEPOSITOR AND MASTER SERVICER NOT TO RESIGN. Subject to the provisions of Section 7.02, neither the Depositor nor the Master Servicer shall resign from its respective obligations and duties hereby imposed on it except upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination permitting the resignation of the Depositor or the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor servicer shall have assumed the Master Servicer's responsibilities and obligations in accordance with Section 8.05 hereof.

                                ARTICLE VIII

                                  DEFAULT

     Section 8.01. EVENTS OF DEFAULT. If any one of the following events ("Events of Default") shall occur and be continuing:

          (a) Any failure by the Master Servicer to deposit in the Collection Account or remit to the Trustee any payment (other than a payment required to be made under Section 4.02) which continues unremedied for a period of five (5) Business Days;

          (b) Failure on the part of the Master Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master Servicer set forth in the Certificates or in this Agreement, which covenants and agreements continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the Holders of Certificates evidencing, Voting Rights aggregating not less than 25% of all Certificates affected thereby;

          (c) The entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings against the Master Servicer, or for the winding up or liquidation of the Master Servicer's affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;


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          (d) The consent by the Master Servicer to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to substantially all of its property; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

          (e) The failure of the Master Servicer to remit the Monthly Advance required to be remitted pursuant to Section 4.02 which failure continues unremedied for a period of one Business Day after the date upon which notice of such failure shall have been given to the Master Servicer by the Trustee. Then, and in each and every such case, so long as an Event of Default shall not have been remedied by the Master Servicer, either the Trustee or the Depositor may, and at the direction of the Holders of Certificates evidencing Voting Rights aggregating not less than 51% of all Certificates affected thereby, shall by notice then given in writing to the Master Servicer (and to the Trustee if given by the Depositor and to the Depositor if given by the Trustee), terminate all of the rights and obligations of the Master Servicer as servicer under this Agreement. If an Event of Default specified in clause (e) shall occur, the Trustee shall, by notice to the Master Servicer, terminate all of the rights and obligations of the Master Servicer under this Agreement and in and to the Mortgage Loans and proceeds thereof and shall, as successor Master Servicer, shall make the Monthly Advance which the Master Servicer failed to make. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section 8.01, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of the Mortgage Loans and related documents, or otherwise, including, without limitation, the recordation of the assignments of the Mortgage Loans to it. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the transfer to the Trustee for the administration by it of all cash amounts that have been deposited by the Master Servicer in the Collection Account or thereafter received by the Master Servicer with respect to the Mortgage Loans. Upon obtaining notice or knowledge of the occurrence of any Event of Default, the Person obtaining such notice or knowledge shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agency.

     Section 8.02. REMEDIES OF TRUSTEE. During the continuance of any Event of Default, so long as such Event of Default shall not have been remedied, the Trustee, in addition to the rights specified in Section 8.01, shall have the right, in its own name as trustee of an express


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trust, to take all actions now or hereafter existing at law, in equity or by statute to enforce its rights and remedies and to protect the interests, and enforce its rights and remedies, of the Certificateholders (including the institution and prosecution of all judicial, administrative and other proceedings and the filing of proofs of claim and debt in connection therewith). Except as otherwise expressly provided in this Agreement, no remedy provided for by this Agreement shall be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to any other remedy and no delay or omission to exercise any right or remedy shall impair any such right or remedy or shall be deemed to be a waiver of any Event of Default.

     Section 8.03. DIRECTIONS BY CERTIFICATEHOLDERS AND DUTIES OF TRUSTEE DURING EVENT OF DEFAULT. During the continuance of any Event of Default, Holders of Certificates evidencing Voting Rights aggregating not less than 25% of each Class of Certificates affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement, provided, however, that the Trustee shall be under no obligation to pursue any such remedy, or to exercise any of the trusts or powers vested in it by this Agreement (including, without limitation, (a) the conducting or defending of any administrative action or litigation hereunder or in relation hereto, and (b) the terminating of the Master Servicer or any successor servicer from its rights and duties as servicer hereunder) at the request, order or direction of any of the Certificateholders, unless such Certificateholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby and, provided further that, subject to the provisions of Section 9.01, the Trustee shall have the right to decline to follow any such direction if the Trustee, in accordance with an Opinion of Counsel (at the expense of such Holders), determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith determines that the action or proceeding so directed would involve it in personal liability or be unjustly prejudicial to the non-assenting Certificateholders.

     Section 8.04. ACTION UPON CERTAIN FAILURES OF THE MASTER SERVICER AND UPON EVENT OF DEFAULT. In the event that the Trustee shall have knowledge of any failure of the Master Servicer specified in Section 8.01(a), (b) or (e) which would become an Event of Default upon the Master Servicer's failure to remedy the same after notice, the Trustee shall give notice thereof to the Master Servicer. In the event that the Trustee shall have knowledge of an Event of Default, the Trustee shall give prompt written notice thereof to the Certificateholders.

     Section 8.05.  TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

          (a) On and after the time the Master Servicer receives a notice of termination pursuant to Section 8.01, the Trustee shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof. Notwithstanding anything provided herein to the contrary, under no circumstances shall any provision of this Agreement, including but not limited to Section 4.02 herein, be


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     construed to require the Trustee, acting in its capacity as successor to the Master Servicer in its obligation to make Monthly Advances, to advance, expend or risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder if it shall have reasonable grounds for believing that such funds are non-recoverable.
     As compensation therefor, the Trustee shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint, or petition a court of competent jurisdiction to appoint, any established housing and home finance institution having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, however, that any such institution appointed as successor Master Servicer shall not as evidenced in writing by the Rating Agency adversely affect the then current rating of any Class of Certificates immediately prior to the termination of the Master Servicer. Pending appointment of a successor to the Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Master Servicer hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          (b) Any successor, including the Trustee, to the Master Servicer as servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as servicer hereunder and (ii) a fidelity bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to Section 3.08.

     Section 8.06. NOTIFICATION TO CERTIFICATEHOLDERS. Upon any termination or appointment of a successor to the Master Servicer pursuant to this Article VIII, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to each Rating Agency.

                                 ARTICLE IX

                                 THE TRUSTEE

     Section 9.01. DUTIES OF TRUSTEE.

          (a) The Trustee, except during an Event of Default undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. In case of default or the occurrence of any such event as specified above, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of


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     care and skill in their exercise as a prudent investor would exercise or use under the circumstances in the conduct of such investor's own affairs.

          The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such certificate, statement, opinion, report or other order or instrument to the Trustee pursuant to this Agreement.

          (b) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

               (i) This paragraph shall not be construed to limit the effect of paragraph (a) of this Section 9.01;

               (ii) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Certificateholders as provided in Section 8.03 hereof;

               (iii) For all purposes under this Agreement, the Trustee shall not be deemed to have notice of any event described in
          Section 8.01(ii) through (v) unless a Responsible Officer assigned to and working in the Trustee's corporate trust division has written notice of any event is received at the Corporate Trust Office, and such notice references the Certificates and this Agreement;

               (iv) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

                (v) the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement; and

               (vi) It is expressly understood and agreed that all Mortgaged Property held by the Trustee at any time hereunder is so held as a trustee in trust for the benefit of Certificateholders and not in the Trustee's individual capacity and the


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          Trustee shall have no individual liability for any claim, cost or expense arising out of the existence of any dangerous, toxic or hazardous pollutants, chemicals, contaminants, wastes, medical wastes, materials or substances on such Mortgaged Properties or under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any other federal, state or local environmental law now or hereafter existing. The indemnification provided to the Trustee under Section
          9.10 hereof shall include indemnification for all such claims, costs and expenses.

     Section 9.02. CERTAIN MATTERS AFFECTING THE TRUSTEE. Except as otherwise provided in Section 9.01:

          (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditor or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

          (b) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (c) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (d) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

          The Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.


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          (e) The Trustee and any co-trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee and any co-trustee shall not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed with due care by it hereunder.

     Section 9.03. TRUSTEE NOT LIABLE FOR CERTIFICATES. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws affecting the rights of creditors generally, and to general principles of equity and the discretion of the court (regardless of whether enforcement of such remedies is considered in a proceeding in equity or at law). The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans hereunder by the Depositor, or for the use or application of any funds paid to Servicers or the Master Servicer in respect of the Mortgage Loans or deposited into the Collection Account by the Master Servicer.

     Section 9.04. TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not Trustee and may otherwise deal with the Master Servicer, any Servicer or any of their respective affiliates with the same right it would have if it were not the Trustee.

     Section 9.05. ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee hereunder shall at all times be (a) an institution the deposits of which are fully insured by the FDIC and (b) a corporation or national banking association organized and doing business under the laws of the United States of America or of any State, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of not less than $30,000,000 and subject to supervision or examination by federal or State authority and, with respect to every successor trustee hereunder except as pursuant to Section 9.08(c) either an institution (i) the long-term unsecured debt obligations of which are rated at least "A1" by Moody's and "A" by Duff & Phelps, respectively, or (ii) whose serving as Trustee hereunder would not result in the lowering of the ratings originally assigned to any Class of Certificates. The Trustee shall not be an affiliate of the Depositor or the Master Servicer. If such corporation or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.05, the combined capital and surplus of such corporation or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provision of this Section 9.05, the Trustee shall resign immediately in the manner and with the effect specified in
Section 9.06.


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     Section 9.06.  RESIGNATION AND REMOVAL OF TRUSTEE.  The Trustee may at
any time resign and be discharged from the trust hereby created by giving written notice thereof to the Master Servicer and mailing a copy of such notice to all Holders of record. The Trustee shall also mail a copy of such notice of resignation to each Rating Agency. Upon receiving such notice of resignation, the Master Servicer shall use its best efforts to promptly appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

     If at any time the Trustee shall cease to be eligible in accordance with the provision of Section 9.05 and shall fail to resign after written request therefor by the Master Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Master Servicer may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor.

     The Holders of Certificates evidencing Percentage Interests aggregating not less than 50% of all Certificates may at any time remove the Trustee by written instrument or instruments delivered to the Master Servicer and the Trustee; the Master Servicer shall thereupon use its best efforts to appoint a successor trustee in accordance with this Section.

     Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 9.06 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 9.07.

     Section 9.07. SUCCESSOR TRUSTEE. Any successor trustee appointed as provided in Section 9.06 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor trustee shall duly assign, transfer, deliver and pay over to the successor trustee the whole of the Files and related documents and statements held by it hereunder, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement.


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     No successor trustee shall accept  appointment as provided in this
Section 9.07 unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 9.05.

     Upon acceptance of appointment by a successor trustee as provided in this Section 9.07, the Master Servicer shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agency. If the Master Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Master Servicer.

     Section 9.08. MERGER OR CONSOLIDATION OF TRUSTEE. Any corporation or national banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation or national banking association shall be eligible under the provisions of Section 9.05, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

     Section 9.09. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. Notwithstanding any of the provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any Mortgaged Property may at the time be located or for any other reason, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee, or separate trustee or separate trustees, of all or any part of the Pool, and to vest in such Person or Persons, in such capacity, such title to the Pool, or any part thereof, and, subject to the other provision of this Section 9.09, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. If the Master Servicer shall not have joined in such appointment within 10 days after the receipt by it of a request to do so, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 9.05 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.07 hereof.

     In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.09, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of


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title to the Pool or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

     Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustee and co-trustee, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall become incapable of acting, resign or be removed, or shall be adjudged a bankrupt or insolvent, or a receiver of its property shall be appointed, or any public officer shall take charge or control of such trustee or co-trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     Section 9.10. TRUSTEE'S FEES AND EXPENSES. The Trustee, as compensation for its activities hereunder, shall be entitled to receive on each Distribution Date an amount equal to the Trustee Fee for such Distribution Date. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Master Servicer and held harmless against any loss, liability or expense (including reasonable attorney's fees)
(a) incurred in connection with any claim or legal action relating to (i) this Agreement, (ii) the Certificates, or (iii) the performance of any of the Trustee's duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee's duties hereunder and (b) resulting from any error in any tax or information return prepared by the Master Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, the Master Servicer covenants and agrees, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee's negligence, bad faith or willful misconduct, to pay or reimburse the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage such persons to perform acts or services hereunder, (C) printing and engraving expenses in connection with preparing any Definitive


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Certificates, and (D) or any other reasonable expenses that the Trustee may incur in connection with its duties under this Agreement. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Certificate Registrar, Tax Matters Person or Paying Agent hereunder or for any other expenses.

     Section 9.11. TAX RETURNS. The Trustee will prepare any federal, state and local income tax or information returns of the Pool and shall furnish such documents to the Trustee and the Trustee shall file or cause to be filed such returns.

                                  ARTICLE X

                                 TERMINATION

     Section 10.01. TERMINATION UPON PURCHASE BY THE MASTER SERVICER OR LIQUIDATION OF ALL LOANS. Subject to Section 10.02, the respective obligations and responsibilities of the Sellers, the Depositor, the Master Servicer and the Trustee created hereby (other than the obligation of Trustee to make certain payments to Certificateholders after the Final Distribution
 Date, the obligations of the Master Servicer to send certain notices as hereinafter set forth and the obligation of the Trustee pursuant to Section 5.05) shall terminate upon the last action required to be taken by the Trustee on the Final Distribution Date pursuant to this Article X following the earlier of (a) the purchase by the Master Servicer of all Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Pool at a price equal to the sum of (i) 100% of the Scheduled Principal Balance of each Mortgage Loan (other than any Mortgage Loan as to which title to the underlying Mortgaged Property has been acquired and whose fair market value is included pursuant to clause (ii) below) and (ii) the fair market value of such acquired property (as determined by the Master Servicer as of the close of business on the third Business Day next preceding the date upon which notice of any such termination is furnished to Certificateholders pursuant to the third paragraph of this Article X), plus any accrued and unpaid interest at the related Mortgage Interest Rate (net of the related Master Servicing Fee Rate) on the Scheduled Principal Balance of each Mortgage Loan (including any Mortgage Loan as to which title to the underlying Mortgaged Property has been acquired) and the amount of any unreimbursed Advances which are due and owing to the Master Servicer or (b) the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Pool or the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan; provided, however, that in no event shall the trust created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James, living on the date hereof and (ii) the Distribution Date in July 2066.

     The right of the Master Servicer to repurchase all Mortgage Loans pursuant to (a) above is conditioned upon the Pool Scheduled Principal Balance as of the Final Distribution Date being less than 10% of the Cutoff Date Pool Principal Balance and the delivery to the Trustee of an


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Opinion of Counsel (at the Master Servicer's expense) to the effect that such termination will not affect the Pool's status as a REMIC. If such right is exercised, the Trustee shall, promptly following payment of the purchase price, release to the purchaser the Files pertaining to the Mortgage Loans being purchased.

     Notice of any termination, specifying the Final Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and for cancellation, shall be given promptly by the Master Servicer (if exercising its right to purchase the assets of the Pool) or by the Trustee (in any other case) by letter to Certificateholders mailed not earlier than the fifteenth day and not later than the twenty-fifth day of the month next preceding the month of such final distribution specifying (a) the Final Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of Certificates at the office or agency of the Trustee therein designated, (b) the amount of any such final payment and (c) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. If the Master Servicer is obligated to give notice to Certificateholders as aforesaid, it shall give such notice to the Trustee and the Certificate Registrar at the time such notice is given to Certificateholders. In the event such notice is given by the Master Servicer, the Master Servicer shall deposit in the Distribution Account on or before the Final Distribution Date in immediately available funds an amount equal to the amount necessary to make the amount, if any, on deposit in the Distribution Account on the Final Distribution Date equal to the purchase price for the assets of the Pool computed as above provided together with a statement as to the amount to be distributed on each Class of Certificates pursuant to the next succeeding paragraph.

     Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to Certificateholders of each Class, in the order set forth in Section 5.02 hereof, on the final Distribution Date and in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount equal to, (a) as to each Class of Certificates, the Class Certificate Balance thereof plus accrued interest thereon in the case of an interest bearing Certificate and (b) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (a) above.

     In the event that all of the Certificateholders shall not surrender their Certificates for final payment cancellation on or before the Final Distribution Date, the Trustee shall on such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to continue to be held by the Trustee in an Eligible Account for the benefit of such Certificateholders and the Master Servicer (if it exercised its right to purchase the assets of the Pool) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an


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agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds on deposit in such Eligible Account.

     Section 10.02.  ADDITIONAL TERMINATION REQUIREMENTS.

          (a) In the event the Master Servicer exercises its purchase option as provided in Section 10.01 the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has received an Opinion of Counsel to the effect that the failure of the Trust Fund to comply with the requirements of this
     Section 10.02 will not (1) result in the imposition of taxes on "prohibited transactions" on any REMIC as defined in Section 860F of the Code, or (2) cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) within 90 days prior to the Final Distribution Date set forth in the notice given by the Master Servicer under Section 10.01, the holders of 100% of the aggregate Percentage Interests evidenced by the Residual Certificates shall adopt a plan of complete liquidation of the Trust Fund; and

               (ii) at or after the time of adoption of such a plan of complete liquidation and at or prior to the Final Distribution Date, the Trustee shall sell all of the assets of the Trust Fund to the Master Servicer for cash.

          (b) By their acceptance of the Residual Certificates, the Holders thereof hereby agree to adopt such a plan of complete liquidation upon the written request of the Master Servicer and to take such other action in connection therewith as may be reasonably requested by the Master Servicer.

                                 ARTICLE XI

                         MISCELLANEOUS PROVISIONS

     Section 11.01. AMENDMENT. This Agreement may be amended from time to time by the Depositor, each Seller, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (a) to cure any ambiguity, (b) to correct or supplement any provisions herein or therein which may be defective or inconsistent with any other provisions herein or therein, as the case may be, (c) to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund as a REMIC or
(d) to add any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided, however, that (i) as evidenced by an Opinion of Counsel, such action shall not adversely affect in any material respect the interests of any Certificateholder; provided that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders and no Opinion of Counsel to that effect shall be required if the Person requesting the amendment obtains a letter


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from the Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates and (ii) as evidenced by an Opinion of Counsel, such action is necessary or desirable to maintain the qualification of any REMIC as a REMIC or shall not adversely affect such qualification; provided that if the opinion called for in clause (i) cannot be delivered with regard to an amendment pursuant to clause (c) above, such amendment is necessary to maintain the qualification of any REMIC as a REMIC.

     This Agreement may also be amended from time to time by the Depositor, each Seller, the Master Servicer and the Trustee, with the consent of the Holders of Certificates of each Class of Certificates which is affected by such amendment, evidencing, as to each such Class of Certificates, Percentage Interests aggregating not less than 66-2/3%, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of such Certificates; provided, however, that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Loans or distributions which are required to be made on any Certificate without the consent of the Holder of such Certificate or (b) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the Holders of all Certificates then Outstanding.

     Prior to the solicitation of consent of Certificateholders in connection with any such amendment, the party seeking such amendment shall furnish the Trustee with an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trustee, stating whether such amendment would adversely affect the qualification of the Trust Fund as a REMIC and notice of the conclusion expressed in such Opinion of Counsel shall be included with any such solicitation. An amendment made with the consent of all Certificateholders and executed in accordance with this Section 11.01 shall be permitted or authorized by this Agreement notwithstanding that such Opinion of Counsel may conclude that such amendment would adversely affect the qualification of the Trust Fund as a REMIC.

     Promptly after the execution of any such amendment or consent the Trustee shall furnish written notification of the substance of or a copy of such amendment to each Certificateholder and to the Rating Agency.

     It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable requirements as the Trustee may prescribe.

     Section 11.02. RECORDATION OF AGREEMENT. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by

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the Master Servicer and at its expense on direction by the Trustee, who will act at the direction of Holders of Certificates evidencing Percentage Interests aggregating not less than 50% of all Certificates but only upon direction of the Trustee accompanied by an Opinion of Counsel, which Opinion of Counsel shall be an expense of such Holders and not the Trustee, to the effect that such recordation materially and beneficially affects the interests of Certificateholders.

     For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     Section 11.03. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Pool, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or commence any proceeding in any court for a partition or winding up of the Pool, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

     No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Pool, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

     No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also the Holders of Certificates evidencing Percentage Interests aggregating not less than 25% of each Class of Certificates affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

     Section 11.04. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     Section 11.05. NOTICES. All demands, notices and communications required to be delivered hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, (provided, however, that notices to the Trustee shall be deemed effective upon receipt) to (a) in the case of the Depositor, Metropolitan Asset Funding, Inc., Attention: Lynn A. Ciani, (b) in the case of the Master Servicer, 929 West Sprague Avenue, Spokane, Washington 99204,
Attention: Bruce J. Blohowiak, (c) in the case of any Seller, 929 West
Sprague Avenue, Spokane, Washington 99204, Attention: Bruce J. Blohowiak, (d) in the case of the Trustee, at the Corporate Trust Office or, as to each party, at such other address as shall be designated by such party in a written notice to each other party, [(e) in the case of Moody's, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention:
Residential Pass-Through Monitoring,] [and (f) in the case of Duff & Phelps, Duff & Phelps Credit Rating Co., 55 East Monroe Street, 35th Floor, Chicago, Illinois 60603, Attention: MBS Monitoring]. Any notice required or permitted to be mailed to a Certificateholder shall be given by first-class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

     Section 11.06. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

     Section 11.07. CERTIFICATES NONASSESSABLE AND FULLY PAID. It is the intention of the Trustee that Certificateholders shall not be personally liable for obligations of the Pool, that the beneficial ownership interests represented by the Certificates shall be nonassessable for any losses or expenses of the Pool or for any reason whatsoever, and that Certificates upon execution, countersignature and delivery thereof by the Trustee pursuant to
Section 6.01 are and shall be deemed fully paid.

     Section 11.08. ACCESS TO LIST OF CERTIFICATEHOLDERS. The Certificate Registrar will furnish or cause to be furnished to the Trustee, within 15 days after the receipt of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders as of the most recent Record Date for payment of distributions to Certificateholders.

     If three or more Certificateholders (hereinafter referred to as "applicants") apply in writing to the Trustee, and such application states that the applicants desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the most recent list of Certificateholders held by the Trustee. If such a list is as of a date more than 90 days prior to the date of receipt of such applicants' request, the Trustee shall promptly request from the Certificate Registrar a current list as provided above, and shall afford such applicants access to such list promptly upon receipt.

     Every Certificateholder, by receiving and holding such list, agrees with the Certificate Registrar and the Trustee that neither the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

     IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Sellers and the Trustee have caused this Agreement to be duly executed by their respective officers thereunto duly authorized to be hereunto affixed, all as of the day and year first above written.

                              METROPOLITAN ASSET FUNDING, INC. as Depositor


                              By
                                ---------------------------------------------
                                   Vice President


                              METROPOLITAN MORTGAGE & SECURITIES CO., INC., as a Seller


                              By
                                ---------------------------------------------
                                   C. Paul Sandifur, Jr., President and Chief
                                   Executive Officer


                              SUMMIT SECURITIES, INC., as a Seller


                              By
                                ---------------------------------------------
                                   Tom Turner, President

                              WESTERN UNITED LIFE ASSURANCE COMPANY, as a
                              Seller


                              By
                                ---------------------------------------------
                                   John Van Engelen, President


                              OLD STANDARD LIFE INSURANCE COMPANY, as a Seller


                              By
                                ---------------------------------------------
                                   M. David Gorton, Vice President

                              METWEST MORTGAGE SERVICES, INC., as Master
                              Servicer


                              By
                                ---------------------------------------------
                                   Bruce J. Blohowiak, Vice President


                              THE BANK OF NEW YORK, as Trustee


                              By
                                ---------------------------------------------
                              Name:
                                    -----------------------------------------
                              Title:
                                    -----------------------------------------

STATE OF __________   )
                      ) ss.
COUNTY OF __________  )


     On the _______ day of ______________ 1996, before me, a notary public in and for the State of ________________, personally appeared __________________, known to me who, being by me duly sworn, did depose and say that he is the Vice President of Metropolitan Asset Funding, Inc., a _______________________ corporation, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of such corporation.


                              -----------------------------------------------
[SEAL]                        Notary Public

STATE OF __________   )
                      ) ss.
COUNTY OF __________  )


     On the ___________ day of ________________ 1996, before me, a notary public in and for the State of ___________________, personally appeared ____________________, known to me who, being by me duly sworn, did depose and say that he is the Authorized Signatory of ____________________, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said New York banking corporation.


                              -----------------------------------------------
[SEAL]                        Notary Public

STATE OF __________   )
                      ) ss.
COUNTY OF __________  )


     On the ______ day of ___________ 1996, before me, a notary public in and for the State of __________, personally appeared C. Paul Sandifur, Jr., known to me who, being by me duly sworn, did depose and say that he is the President and Chief Executive Officer of Metropolitan Mortgage & Securities Co., Inc., one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                              -----------------------------------------------
[SEAL]                        Notary Public

STATE OF __________   )
                      ) ss.
COUNTY OF __________  )


     On the _________ day of _____________ 1996, before me, a notary public in and for the State of __________, personally appeared Tom Turner, known to me who, being by me duly sworn, did depose and say that he is the President of Summit Securities, Inc., one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                              -----------------------------------------------
[SEAL]                        Notary Public

STATE OF __________   )
                      ) ss.
COUNTY OF __________  )


     On the __________ day of ___________ 1996, before me, a notary public in and for the State of __________, personally appeared John Van Engelen, known to me who, being by me duly sworn, did depose and say that he is the President of Western United Life Assurance Company, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said Company.


                              -----------------------------------------------
[SEAL]                        Notary Public

STATE OF __________   )
                      ) ss.
COUNTY OF __________  )


     On the __________ day of __________ 1996, before me, a notary public in and for the State of __________, personally appeared M. David Gorton, known to me who, being by me duly sworn, did depose and say that he is a Vice President of Old Standard Life Insurance Company, one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said company.


                              -----------------------------------------------
[SEAL]                        Notary Public

STATE OF __________   )
                      ) ss.
COUNTY OF __________  )


     On the _______ day of ____________ 1996, before me, a notary public in and for the State of __________, personally appeared Bruce J. Blohowiak, known to me who, being by me duly sworn, did depose and say that he is a Vice President of MetWest Mortgage Services, Inc., one of the parties that executed the foregoing instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.


                              -----------------------------------------------
[SEAL]                        Notary Public

                                      EXHIBIT A

                        [FORM OF FACE OF SENIOR CERTIFICATES]


    UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

    SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

CERTIFICATE NO.:

CUT-OFF DATE:                                                 1, 1996
                                                      -------

FIRST DISTRIBUTION DATE:                                        20, 1996
                                                      ---------

INITIAL CLASS CERTIFICATE BALANCE OF THIS
CERTIFICATE ("DENOMINATION"):                         $

INITIAL CLASS CERTIFICATE BALANCES OF ALL
CERTIFICATES OF THIS CLASS:                           $

CUSIP:

                           METROPOLITAN ASSET FUNDING, INC.
                  MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-A
                                   CLASS [        ]
                                          --------

    evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of mortgage loans (the "Mortgage Loans") secured by first liens on, or constituting Land Sale Contracts for the sale of, (i) one- to four-family residential properties and (ii) multi-family housing properties or commercial real estate, including office buildings, shopping centers, retail stores, hotels and motels, nursing homes and other health-care related facilities, mobile home and recreation vehicle parks, warehouse facilities, mixed use and other types of income producing properties deposited by

                    Metropolitan Asset Funding, Inc., as Depositor

    Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Class Certificate Balance at any time may be less than the Class Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

    This certifies that ________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the Denomination of this Certificate by the aggregate Initial Class Certificate Balances of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Metropolitan Asset Funding, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of _____________ 1, 1996 (the "Agreement") among the Depositor, Metropolitan Mortgage & Securities Co., Inc. ("Metropolitan"), Old Standard Life Insurance Company ("Old Standard"), Summit Securities, Inc. ("Summit"), Western United Life Assurance Company ("Western United" and, together with Metropolitan, Old Standard and Summit, the "Sellers"), Metwest Mortgage Services, Inc. (the "Master Servicer"), and [TRUSTEE], as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

    This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:             , 1996
       ------------

                                  [TRUSTEE], as Trustee



                                  By
                                     ----------------------------------------
                                  Name:
                                       --------------------------------------
                                  Title:
                                        -------------------------------------

Countersigned:


By
   ---------------------------
    Authorized Signatory of
    [TRUSTEE],
    as Trustee

                                      EXHIBIT B

                       [FORM OF FACE OF RESIDUAL CERTIFICATES]


    SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

    NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

    [THIS CERTIFICATE REPRESENTS THE "TAX MATTERS PERSON RESIDUAL INTEREST" ISSUED UNDER THE POOLING AND SERVICING AGREEMENT REFERRED TO BELOW AND MAY NOT BE TRANSFERRED TO ANY PERSON EXCEPT IN CONNECTION WITH THE ASSUMPTION BY THE TRANSFEREE OF THE DUTIES OF THE SERVICER UNDER SUCH AGREEMENT.]

    NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR, IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

CERTIFICATE NO.:

CUT-OFF DATE:                                          1, 1996
                                               -------

INITIAL CLASS CERTIFICATE BALANCE OF THIS      $
CERTIFICATE ("DENOMINATION"):

INITIAL CLASS CERTIFICATE BALANCES OF ALL      $
CERTIFICATES OF THIS CLASS:

CUSIP:

                           METROPOLITAN ASSET FUNDING, INC.
                  MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-A

    evidencing the distributions allocable to the Class R Certificates with respect to a Trust Fund consisting primarily of a pool of loans (the "Mortgage Loans") secured by first liens on, or constituting Land Sale Contracts for the sale of, (i) one- to four-family residential properties and (ii) multi-family housing properties or commercial real estate, including office buildings, shopping centers, retail stores, hotels and motels, nursing homes and other health-care related facilities, mobile home and recreation vehicle parks, warehouse facilities, mixed use and other types of income producing properties deposited by

                    Metropolitan Asset Funding, Inc., as Depositor

    Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Class Certificate Balance at any time may be less than the Class Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

    This certifies that _____________________________ is the registered owner of the Percentage Interest (obtained by dividing the denomination of this Certificate by the aggregate Initial Class Certificate Balances of the Denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting of the Mortgage Loans deposited by Metropolitan Asset Funding, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of _____________ 1, 1996 (the "Agreement") among the Depositor, Metropolitan Mortgage & Securities Co., Inc. ("Metropolitan"), Old Standard Life Insurance Company ("Old Standard"), Summit Securities, Inc. ("Summit"), Western United Life Assurance Company ("Western United" and, together with Metropolitan, Old Standard and Summit, the "Sellers"), Metwest Mortgage Services, Inc. (the "Master Servicer"), and [TRUSTEE], as trustee (the "Trustee").

To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York.

    No transfer of a Class R Certificate shall be made unless the Trustee shall have received (a) an affidavit to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, (b) a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificates and (c) either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee and the Master Servicer to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or the Master Servicer, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such ERISA-Restricted Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such ERISA-Restricted Certificates are covered under PTCE 95-60, or (iii) in the case of any ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, and
Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Master Servicer to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which opinion of counsel shall not be an expense of the Trustee or the Master Servicer.

    Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (e) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions: (a) each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee; (b) no Person shall acquire an Ownership Interest in a Class R

Certificate unless such Ownership Interest is a pro rata undivided interest;
(c) no Ownership Interest in a Class R Certificate may be transferred without the express written consent of the Trustee. In connection with any proposed transfer of any Ownership Interest in a Class R Certificate, the Trustee shall as a condition to such consent, require delivery to it, in form and substance satisfactory to it, of (i) an affidavit to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee, and (ii) a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificates; (d) any attempted or purported transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of such restrictions shall be absolutely null and void and shall vest no rights in the purported transferee; (e) if any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of such restrictions, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Class R Certificate or any other Person having an Ownership Interest therein, to notify the Underwriter to arrange for the sale of such Class R Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Trustee or its affiliates), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Class R Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Class R Certificate may be liable for any amount due under
Section 6.02 of the Agreement or any other provisions of the Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (e) shall be determined in the sole discretion of the Trustee, and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion; and (f) if any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of such restrictions, then the Trustee, based on information provided to the Trustee by the Master Servicer will provide to the Internal Revenue Service, and to the persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

    Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

    This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:             , 1996
       ------------
                                  [TRUSTEE], as Trustee



                                  By
                                     -------------------------------------------
                                  Name:
                                       -----------------------------------------
                                  Title:
                                        ----------------------------------------



Countersigned:


By
   ---------------------------
    Authorized Signatory of
    [TRUSTEE],
    as Trustee

                                      EXHIBIT C

                                      [RESERVED]

                                      EXHIBIT D

                      [FORM OF FACE OF SUBORDINATE CERTIFICATES]


    [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF
THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

    SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

    THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.

    [THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR THE PURPOSE OF APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES UNDER THE CODE TO THIS CERTIFICATE. THE ISSUE DATE OF THIS CERTIFICATE IS _______________, 199_. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS ____%. ASSUMING THAT THE MORTGAGE LOANS PREPAY AT AN ASSUMED RATE OF PREPAYMENT OF ____% PER ANNUM (THE "PREPAYMENT ASSUMPTION"), THIS CERTIFICATE HAS BEEN ISSUED WITH $_______________ OF OID PER $1,000 OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE; THE ANNUAL YIELD TO MATURITY OF THIS CERTIFICATE FOR PURPOSES OF COMPUTING THE ACCRUAL OF OID IS APPROXIMATELY ____% (COMPOUNDED MONTHLY); THE AMOUNT OF OID ALLOCABLE TO THE SHORT FIRST ACCRUAL PERIOD IS $_______________ PER $1,000 OF THE ORIGINAL PRINCIPAL AMOUNT OF THIS CERTIFICATE COMPUTED USING THE MONTHLY YIELD AND DAILY COMPOUNDING DURING THE SHORT ACCRUAL PERIOD. NO REPRESENTATION IS MADE THAT THE MORTGAGE LOANS WILL PREPAY AT A RATE BASED ON THE PREPAYMENT ASSUMPTION OR AT ANY OTHER RATE. THE ACTUAL YIELD TO MATURITY MAY DIFFER FROM THAT SET FORTH ABOVE, AND THE ACCRUAL OF OID WILL BE ADJUSTED, IN ACCORDANCE WITH SECTION 1272(a)(6) OF THE CODE, TO TAKE INTO ACCOUNT EVENTS WHICH HAVE

OCCURRED DURING ANY ACCRUAL PERIOD. THE PREPAYMENT ASSUMPTION IS INTENDED TO BE THE PREPAYMENT ASSUMPTION REFERRED TO IN SECTION 1272(a)(6)(B)(iii) OF THE CODE.]

    [THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.]

    NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE REPRESENTS TO THE TRUSTEE THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR, IF SUCH TRANSFEROR IS AN INSURANCE COMPANY, A REPRESENTATION IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN, OR DELIVERS TO THE TRUSTEE AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. [SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF A CERTIFICATE OF THIS CLASS AND BY A BENEFICIAL OWNER'S ACCEPTANCE OF ITS INTEREST IN A CERTIFICATE OF THIS CLASS.] NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

CERTIFICATE NO.:

CUT-OFF DATE:                                               1, 1996
                                                    --------

FIRST DISTRIBUTION DATE:                                      20, 1996
                                                    ---------

INITIAL CLASS CERTIFICATE BALANCE OF THIS
CERTIFICATE ("DENOMINATION"):                      $

INITIAL CLASS CERTIFICATE BALANCES OF ALL
CERTIFICATES OF THIS CLASS:                        $

CUSIP:

                           METROPOLITAN ASSET FUNDING, INC.
                  MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-A
                                     CLASS [   ]
                                            ---
    evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of loans (the "Mortgage Loans") secured by first liens on, or constituting Land Sale Contracts for the sale of, (i) one- to four-family residential properties and (ii) multi-family housing properties or commercial real estate, including office buildings, shopping centers, retail stores, hotels and motels, nursing homes and other health-care related facilities, mobile home and recreation vehicle parks, warehouse facilities, mixed use and other types of income producing properties deposited by

                    Metropolitan Asset Funding, Inc., as Depositor

    Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Class Certificate Balance at any time may be less than the Class Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Sellers, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

    This certifies that ________________________________ is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate Initial Class Certificate Balances of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Metropolitan Asset Funding, Inc. (the "Depositor"). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of _____________ 1, 1996 (the "Agreement") among the

Depositor, Metropolitan Mortgage & Securities Co., Inc. ("Metropolitan"), Old Standard Life Insurance Company ("Old Standard"), Summit Securities, Inc. ("Summit"), Western United Life Assurance Company ("Western United" and, together with Metropolitan, Old Standard and Summit, the "Sellers"), Metwest Mortgage Services, Inc. (the "Master Servicer"), and [TRUSTEE], as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

    [No transfer of a Certificate of this Class shall be made unless such transfer is exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws or is made in accordance with said Act and laws. In the event of any such transfer, (a) unless such transfer is made in reliance upon Rule 144A under the 1933 Act, the Trustee or the Depositor may require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from said Act and laws or is being made pursuant to said Act and laws, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor and (b) the Trustee shall require the transferee to execute an investment letter acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.]

    No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (a) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee and the Master Servicer to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee or the Master Servicer, (b) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such ERISA-Restricted Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such ERISA-Restricted Certificates are covered under PTCE 95-60, or (c) in the case of any ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, and
Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan, an Opinion of Counsel satisfactory to the Trustee and the Master Servicer to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee or the Master Servicer to any obligation in addition to those undertaken in this Agreement, which opinion of counsel shall not be an expense of the Trustee or the Master Servicer. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquiror's) acceptance of the ERISA-Restricted Certificates.

    Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

    This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

    IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:             , 1996
       ------------

                                       [TRUSTEE], as Trustee



                             By
                                ----------------------------------------------
                             Name:
                                  --------------------------------------------
                             Title:
                                   -------------------------------------------

Countersigned:


By
   ---------------------------
    Authorized Signatory of
    [TRUSTEE],
    as Trustee

                                      EXHIBIT E

                        [FORM OF REVERSE OF ALL CERTIFICATES]


                           METROPOLITAN ASSET FUNDING, INC.
                          MORTGAGE PASS-THROUGH CERTIFICATES

    This Certificate is one of a duly authorized issue of Certificates designated as Metropolitan Asset Funding, Inc. Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

    The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

    This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

    Pursuant to the terms of the Agreement, a distribution will be made on the 20th day of each month or, if such 20th day is not a Business Day, the Business Day immediately following such 20th day (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.

    Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

    The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Sellers, the Master Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

    As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

    The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

    No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

    The Depositor, the Master Servicer, the Sellers and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

    On any Distribution Date on which the Pool Stated Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, the Master Servicer will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property in respect thereof and the distribution to

Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond (a) the optional purchase described above, (b) the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement, and (c) the
Distribution Date in [              ].
                      --------------

    Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                      ASSIGNMENT


    FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

    I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________

Dated:
                                       ________________________________________
                                       Signature by or on behalf of assignor



                              DISTRIBUTION INSTRUCTIONS

    The assignee should include the following for purposes of distribution:

    Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________________________
_______________________________________________________________________________,
_______________________________________________________________________________,
for the account of ____________________________________________________________,
account number ___________, or, if mailed by check, to _________________________
_________________________.  Applicable statements should be mailed to __________
_______________________________________________________________________________,
_______________________________________________________________________________,

    This information is provided by ___________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                      EXHIBIT F

                                      [RESERVED]

                                      EXHIBIT G

                                      [RESERVED]

                                      EXHIBIT H

                           REQUEST FOR RELEASE OF DOCUMENTS


To:  [TRUSTEE]
     -----------------------------------
     -----------------------------------
Attn: Mortgage Custody Services


    RE: The Pooling & Servicing Agreement dated as of _____________ 1, 1996, among Metropolitan Asset Funding, Inc., as Depositor, Metropolitan Mortgage & Securities Co., Inc. as a Seller, Western United Life Assurance Company, as a Seller, Old Standard Life Insurance Company, as a Seller, Summit Securities, Inc., as a Seller, Metwest Mortgage Services, Inc., as Master Servicer, and [TRUSTEE], as Trustee

Ladies and Gentlemen:

    In connection with the administration of the Mortgage Loans held by you as Trustee for Metropolitan Asset Funding, Inc., we request the release of the Mortgage Loan File for the Mortgage Loan(s) described below, for the reason indicated.

FT Account#:                                Pool #:
            -----------                             ----------

MORTGAGOR'S NAME, ADDRESS AND ZIP CODE:


MORTGAGE LOAN NUMBER:

REASON FOR REQUESTING DOCUMENTS (CHECK ONE)

         1.   Mortgage Loan paid in full (Metwest Mortgage Services, Inc.
- -------       hereby certifies that all amounts have been received.)

         2.   Mortgage Loan Liquidated (Metwest Mortgage Services, Inc. hereby
- -------       certifies that all proceeds of foreclosure, insurance, or other liquidation have been finally received.)

         3.   Mortgage Loan in Foreclosure.
- -------

         4.   Other (explain):
- -------                        -------------------------------------------------

If item 1 or 2 above is checked, and if all or part of the Mortgage File was previously released to us, please release to us our previous receipt on file with you, as well as an additional documents in your possession relating to the above-specified Mortgage Loan. If item 3 or 4 is checked, upon return of all of the above documents to you as Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form.

Metwest Mortgage Services, Inc.                  [ADDRESS]
                                                 [ADDRESS]


By
  ----------------------------
Name:
     -------------------------
Title:
      ------------------------
Date:
     -------------------------


TRUSTEE CONSENT TO RELEASE AND
ACKNOWLEDGEMENT OF RECEIPT


By
  ----------------------------
Name:
     -------------------------
Title:
      ------------------------
Date:
     -------------------------

                                      EXHIBIT I

                       FORM OF AFFIDAVIT REGARDING TRANSFER OF
                    RESIDUAL CERTIFICATES PURSUANT TO SECTION 6.02


                           METROPOLITAN ASSET FUNDING, INC.
                          MORTGAGE PASS-THROUGH CERTIFICATES
                                    SERIES 1996-A


STATE OF           ]
                   ] ss.
COUNTY OF          ]

    The undersigned, being first duly sworn, deposes and says as follows:

    1. The undersigned is an officer of __________________________, the proposed Transferee of an Ownership Interest in a Class R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Series, by and among Metropolitan Asset Funding, Inc., as Depositor (the "Depositor"), Metropolitan Mortgage & Securities Co., Inc. ("Metropolitan"), Old Standard Life Insurance Company ("Old Standard"), Summit Securities, Inc. ("Summit"), Western United Life Assurance Company ("Western United" and, together with Metropolitan, Old Standard and Summit, the "Sellers"), Metwest Mortgage Services, Inc. (the "Master Servicer"), and [TRUSTEE], as Trustee. Capitalized terms used, but not defined herein or in
Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

    2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (a) for its own account or (b) as nominee, trustee or agent for another Person who is a Permitted Transferee and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

    3. The Transferee has been advised of, and understands that (a) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (b) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(c) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

    4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

    5. The Transferee has reviewed the provisions of Section 6.02 of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 6.02 of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

    6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee.

    7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

    8.   The Transferee's taxpayer identification number is                    .
                                                            -------------------

    9.   The Transferee is a U.S. Person as defined in Code Section
7701(a)(30).

    10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

    11. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, and the Transferee is not acting on behalf of such a plan.

    IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly
attested, this       day of                , 19  .
               -----        ---------------    --

                                       ----------------------------------------
                                       Print Name of Transferee



                             By
                               ----------------------------------------
                             Name:
                                  ----------------------------------------
                             Title:
                                   ----------------------------------------



[Corporate Seal]


ATTEST:


By
   ---------------------------
    [Assistant] Secretary

    Personally appeared before me the above-named ______________________, known or proved to me to be the same person who executed the foregoing instrument and to be the _________________________________________ of the Transferee, and
acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

    Subscribed and sworn before me this       day of                , 19  .
                                         -----        ---------------    --


                                  ---------------------------------------------
                                  Notary Public


My Commission Expires:

- ------------------------------

                                EXHIBIT 1 TO EXHIBIT I

                 CERTAIN DEFINITIONS FROM ARTICLE I OF THE AGREEMENT


    "OWNERSHIP INTEREST" means as to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

    "PERMITTED TRANSFEREE" means any Person other than (a) the United States, or any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing, (b) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (c) an organization which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) (except certain farmers' cooperatives described in Code section
521), (d) rural electric and telephone cooperatives described in Code section 1381(a)(2)(C), (e) any Non-U.S. Person and (f) any other Person so designated by the Master Servicer based on an Opinion of Counsel to the effect that any transfer to such Person may cause the Pool or any other Holder of a Residual Certificate to incur tax liability that would not be imposed other than on account of such transfer. The terms "United States," "State" and "international organization" shall have the meanings set forth in Code section 7701 or successor provisions.

    "PERSON" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.


                                        I-1-1

                                EXHIBIT 2 TO EXHIBIT I

                      EXCERPT FROM SECTION 6.02 OF THE AGREEMENT


    Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (e) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

         (a) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

         (b) No Person shall acquire an Ownership Interest in a Residual Certificate unless such Ownership Interest is a pro rata undivided interest.

         (c) No Ownership Interest in a Residual Certificate may be transferred without the express written consent of the Trustee. In connection with any proposed transfer of any Ownership Interest in a Residual Certificate, the Trustee shall as a condition to such consent, require delivery to it, in form and substance satisfactory to it, of each of the following:

              (i) an affidavit in the form of Exhibit I hereto from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

              (ii) a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificates.

         (d) Any attempted or purported transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 6.02 shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section 6.02, become a Holder of a Residual Certificate, then the prior Holder of such Residual Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 6.02, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Residual


                                        I-2-1

    Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 6.02 or for making any distributions due on such Residual Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of the Agreement so long as the transfer was not registered upon the express written consent of the Trustee. The Trustee shall be entitled to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Residual Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Residual Certificate that is a Permitted Transferee.

         (e) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Residual Certificate or any other Person having an Ownership Interest therein, to notify the Underwriter to arrange for the sale of such Residual Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Trustee or its affiliates), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Residual Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Residual Certificate may be liable for any amount due under this Section 6.02 or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (e) shall be determined in the sole discretion of the Trustee, and it shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

         (f) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Residual Certificate in violation of the restrictions in this Section 6.02, then the Trustee, based on information provided to the Trustee by the Master Servicer will provide to the Internal Revenue Service, and to the persons specified in Section 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.


                                        I-2-2

                                     EXHIBIT J-1

                     [FORM OF INVESTMENT LETTER (NON-RULE 144A)]


                                  __________, 199__


Metropolitan Asset Funding, Inc.
929 West Sprague Avenue
Spokane, Washington 99204
Attention:

[TRUSTEE]
_______________________
___________________
Attention:  ________________


                          METROPOLITAN ASSET FUNDING, INC.
                         MORTGAGE PASS-THROUGH CERTIFICATES,
                              SERIES 1996-A, CLASS _____

Ladies and Gentlemen:

    In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement nor are we using the assets of any such plan or arrangement to effect such acquisition, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not


                                        J-1-1
sell, transfer or otherwise dispose of any Certificates unless (i) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (ii) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (iii) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

                             Very truly yours,


                             ____________________________________
                             Print Name of Transferee


                             By _________________________________
                                  Authorized Officer



                                        J-1-2

                                     EXHIBIT J-2

                               FORM OF RULE 144A LETTER


                                 ____________, 199__


Metropolitan Asset Funding, Inc.
929 West Sprague Avenue
Spokane, Washington 99204
Attention:

[TRUSTEE]
_______________________
___________________
Attention:  ________________


                          METROPOLITAN ASSET FUNDING, INC.
                         MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 1996-A, CLASS

Ladies and Gentlemen:

    In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition,
(e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other


                                        J-2-1
action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.


                                        J-2-2

                                 ANNEX 1 TO EXHIBIT J

               QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A


             [For Transferees Other Than Registered Investment Companies]


    The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

    1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

    2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (a) the Buyer owned and/or invested on a discretionary basis $_________________(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (b) the Buyer satisfies the criteria in the category marked below.

    CORPORATION, ETC. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

    BANK. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

    SAVINGS AND LOAN. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net


__________________________
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own/or invest on a discretionary basis at least $10,000,000 in securities.

                                       J-AN1-1
worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

    BROKER-DEALER. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

    INSURANCE COMPANY. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

    STATE OR LOCAL PLAN. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

    ERISA PLAN. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

    INVESTMENT ADVISOR. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

    SMALL BUSINESS INVESTMENT COMPANY. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

    BUSINESS DEVELOPMENT COMPANY. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

    3. The term "SECURITIES" as used herein DOES NOT INCLUDE (a) securities of issuers that are affiliated with the Buyer, (b) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer,
(c) securities issued or guaranteed by the U.S. or any instrumentality thereof,
(d) bank deposit notes and certificates of deposit, (e) loan participations, (f) repurchase agreements, (g) securities owned but subject to a repurchase agreement and (h) currency, interest rate and commodity swaps.

    4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (a) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (b) no current information with respect to the cost of those securities has been published. If clause (b) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles


                                       J-AN1-2
and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

    5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

    6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.


                             _________________________________________
                             Print Name of Buyer


                             By ______________________________________
                             Name:____________________________________
                             Title:___________________________________

                             Date:____________________________________



                                       J-AN1-3

                                 ANNEX 2 TO EXHIBIT J

               QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A


              [For Transferees That are Registered Investment Companies]


         The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

    1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

    2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (a) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (b) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (b) in the preceding sentence applies, the securities may be valued at market.

         The Buyer owned $_______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule
    144A).

         The Buyer is part of a Family of Investment Companies which owned in the aggregate $_______________ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

    3. The term "FAMILY OF INVESTMENT COMPANIES," as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).


                                       J-AN2-1

    4. The term "SECURITIES" as used herein does not include (a) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (b) securities issued or guaranteed by the U.S. or any instrumentality thereof, (c) bank deposit notes and certificates of deposit, (d) loan participations, (e) repurchase agreements, (f) securities owned but subject to a repurchase agreement and (g) currency, interest rate and commodity swaps.

    5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

    6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                             ___________________________________
                             Print Name of Buyer or Adviser


                             By ________________________________
                             Name:______________________________
                             Title:_____________________________

                             IF AN ADVISER:


                             ___________________________________
                             Print Name of Buyer


                             Date:______________________________


                                       J-AN2-2

                                      EXHIBIT K

                            MASTER SERVICER'S CERTIFICATE


    In addition to the information being provided in electronic format, the Master Servicer shall provide an Officer's Certificate setting forth:

    1.   Repurchase Prices;

    2.   Net Realized Losses;

    3.   Net Special Hazard Losses;

    4.   Fraud Losses;

    5.   Bankruptcy Losses; and

    6.   Book Value of any real estate acquired.

                                      EXHIBIT L

                [FORM OF OPINION OF COUNSEL PURSUANT TO SECTION 6.02]


         Such counsel is of the opinion that the transfer of the Certificates from _____ to _____ [under the circumstances to be described in such opinion] is not a transaction requiring registration of the Certificates under the Securities Act of 1933, as amended, or under any applicable state securities laws.

                        or

         The Certificates have been registered under the Securities Act of 1933, as amended, and no action is required to be taken under applicable state securities laws or that such action has been taken.

                                      EXHIBIT M


                                 LOST NOTE AFFIDAVIT


                                         L-2